     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2002
                                                     REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER


                          THE SECURITIES ACT OF 1933

                               -----------------

                        GRAHAM PACKAGING COMPANY, L.P.
       (Exact name of registrant co-issuer as specified in its charter)

                  DELAWARE                        3085                     23-2786688
    (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
     Incorporation or organization)    Classification Code Number)   Identification Number)

                               -----------------

                              GPC CAPITAL CORP. I
       (Exact name of registrant co-issuer as specified in its charter)

                  DELAWARE                        3085                     23-2952403
    (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
     Incorporation or organization)    Classification Code Number)   Identification Number)

                               -----------------

                             GPC CAPITAL CORP. II
    (Exact name of registrant parent guarantor as specified in its charter)

                  DELAWARE                        3085                     23-2952404
    (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
     Incorporation or organization)    Classification Code Number)   Identification Number)

                               -----------------

                           2401 PLEASANT VALLEY ROAD
                           YORK, PENNSYLVANIA 17402
                                (717) 849-8500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

                                PHILIP R. YATES
                               JOHN E. HAMILTON
                           2401 PLEASANT VALLEY ROAD
                           YORK, PENNSYLVANIA 17402
                                (717) 849-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  COPIES TO:

       EDWARD P. TOLLEY III, ESQ.         RICHARD E. FARLEY, ESQ.
      SIMPSON THACHER & BARTLETT          CAHILL GORDON & REINDEL
         425 LEXINGTON AVENUE                  80 PINE STREET
          NEW YORK, NY 10017                 NEW YORK, NY 10005
            (212) 455-2000                     (212) 701-3000

                              -----------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                -----------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                         MAXIMUM         PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES TO          AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
                  BE REGISTERED                      REGISTERED         PER NOTE             PRICE (1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Senior Subordinated Notes due 2008 (2) .........   $100,000,000           100%              $100,000,000           $9,200
-----------------------------------------------------------------------------------------------------------------------------------
Guarantee (3) ..................................   $100,000,000           (4)                   (4)                   (4)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)   Co-issued by Graham Packaging Company, L.P. and GPC Capital Corp. I.

(3) Guarantee by Graham Packaging Company Inc. of the Senior Subordinated Notes due 2008.

(4) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee is payable for the guarantee of the Senior Subordinated Notes due 2008, which is being registered concurrently.
                               -----------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     Immediately prior to this offering, Graham Packaging Holdings Company, which is the current parent company of the issuers, and GPC Capital Corp. II will undergo a reorganization in connection with GPC Capital Corp. II's initial public offering of its common stock. GPC Capital Corp. II will change its name to Graham Packaging Company Inc. and exchange newly issued shares of its common stock for all of the partnership interests of Graham Packaging Holdings Company. See the section entitled "The IPO Reorganization" in the prospectus.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 30, 2002



                                 $100,000,000
                        GRAHAM PACKAGING COMPANY, L.P.
                              GPC CAPITAL CORP. I
                       % SENIOR SUBORDINATED NOTES DUE 2008



                               ----------------
     Graham Packaging Company, L.P. and GPC Capital Corp. I, which we refer to
as the issuers, are offering $100,000,000 aggregate principal amount of    %
Senior Subordinated Notes due 2008. The notes will be issued under an indenture, dated as of February 2, 1998, pursuant to which the issuers previously issued $225,000,000 aggregate principal amount of existing notes.


     The notes will mature on January 15, 2008. The issuers will pay interest on the notes on January 15 and July 15, commencing January 15, 2003.


     The issuers may redeem the notes at any time on or after January 15, 2003. If the issuers or their parent company undergo a change of control or if the issuers sell certain of their assets, the issuers may be required to offer to purchase notes from holders.


     The notes will be unsecured obligations of the issuers and will rank junior in right of payment to all of the issuers' existing and future senior indebtedness. Upon the issue date of the notes offered by this prospectus, the issuers' parent company, Graham Packaging Company Inc., will be the only guarantor.


     This prospectus includes additional information on the terms of the notes, including redemption and repurchase prices and covenants.


     INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 11.




                               ----------------
             PRICE:   % PLUS ACCRUED INTEREST FROM THE ISSUE DATE.
                               ----------------



     We expect that delivery of the notes will be made in New York, New York on
or about     , 2002.



                          Joint Book-Running Managers

Deutsche Bank Securities                                  Salomon Smith Barney

                   THE DATE OF THIS PROSPECTUS IS    , 2002.

                                  [ARTWORK]

     No action is being taken in any jurisdiction outside of the United States to permit a public offering of the notes or possession or distribution of this prospectus in any other jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.


     All brand names and trademarks appearing in this prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY

     This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of this offering and related transactions, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

     The outstanding share information and other information in this prospectus relating to the number of shares of common stock and options of Graham Packaging Company Inc. assumes consummation of the IPO reorganization and of the related initial public offering of its common stock described below and no exercise of the underwriters' over-allotment option to purchase additional shares of common stock. The outstanding share and other information also
excludes a maximum of       shares of common stock expected to be issuable upon
exercise of stock options upon consummation of the IPO reorganization and the related initial public offering of common stock.


                                  OUR COMPANY

     We are a worldwide leader in the design, manufacture and sale of customized blow molded plastic containers for the branded food and beverage, household and personal care, and automotive lubricants markets with 55 plants throughout North America, Europe and Latin America. Our primary strategy is to operate in select markets in which we will benefit from the growing conversion to high performance plastic packaging. We target branded consumer product manufacturers for whom customized packaging design is a critical component in their efforts to differentiate their products to consumers. We initially pursue these conversion opportunities with one or two major consumer product companies that we expect will lead the conversion to plastic packaging in a particular category. We utilize our innovative design, engineering and technological capabilities to deliver highly customized, high performance plastic packaging to distinguish our customers' branded products. With leading positions in each of our core businesses, we believe we are well positioned to continue to benefit from the conversion trend to value added plastic packaging that is still emerging on a global basis and that offers us opportunities for attractive margins and returns on investment.

     We have an extensive blue-chip customer base that includes many of the world's largest branded consumer products companies. Over one third of our manufacturing plants are located on-site at our customers' manufacturing facilities, which we believe provides a competitive advantage in maintaining and expanding customer relationships. The majority of our sales are made pursuant to long-term customer contracts, which include resin pass-through provisions that provide for substantially all increases and decreases in the cost of resin to be passed on to customers, thus mitigating the effect of resin price movements on our profitability.


OUR MARKETS

     The food and beverage, household and personal care, and automotive lubricants markets represented 55%, 23% and 22%, respectively, of our net sales for the year ended December 31, 2001.

     FOOD AND BEVERAGE. We produce containers for shelf-stable, refrigerated and frozen juices, non-carbonated juice drinks, teas, isotonics, yogurt and nutritional drinks, toppings, sauces, jellies and jams. Our food and beverage customers include Arizona, Cadbury, Campbell Soup, Coca Cola, Dannon (known as Danone in Europe), Heinz, Hershey, Minute Maid, Nestle, Ocean Spray Cranberries, PepsiCo, Quaker Oats, TreeTop, Tropicana, Unilever and Welch's. We believe, based on internal estimates, that we have the leading domestic market position in plastic containers for juice, frozen concentrate, pasta sauce and yogurt drinks and the leading position in Europe for plastic containers for yogurt drinks. We are one of only three domestic market participants that are leading large-scale product conversions to hot-fill polyethylene terephthalate, also known as PET, containers, which can be used in applications where the container must withstand very high filling temperatures, necessary to extend shelf-life of the customer's product. We have invested over $260 million in our hot-fill PET portion of our food and beverage business since the beginning of 1997. Primarily as a result of this and other investments, our food and beverage sales have grown at a compound annual growth rate of 34% from fiscal 1997 through fiscal 2001. We believe we are strategically positioned to benefit from the estimated 60% of the domestic hot-fill food and beverage market that has yet to convert to plastic and also to take advantage of international conversion opportunities.

     HOUSEHOLD AND PERSONAL CARE. We are a leading supplier of plastic containers for products such as liquid fabric care, dish care, hard-surface cleaners, hair care and body wash. Our household and personal care customers include Colgate-Palmolive, The Dial Corporation, Henkel, Johnson & Johnson, L'Oreal, Procter & Gamble, Reckitt Benckiser and Unilever. We continue to benefit as liquid fabric care detergents, which are packaged in plastic containers, capture an increasing share of the market from powdered detergents, which are predominantly packaged in paper-based containers.

     AUTOMOTIVE LUBRICANTS. We believe, based on internal estimates, that we are the number one supplier of one quart/one liter plastic motor oil containers in the United States, Canada and Brazil, supplying most of the motor oil producers in these countries, with an approximate 73% U.S. market share, based on 2001 unit sales. Our automotive customers include Ashland, Castrol, ChevronTexaco, ExxonMobil, Pennzoil-Quaker State, Petrobras, Petro-Canada, Shell Products Co. and Sun Refining. In 2002 we were awarded 100% of Pennzoil-Quaker State's U.S. one quart volume requirements and 100% of ExxonMobil's one quart volume requirements for one of its U.S. filling plants. We have been producing motor oil containers since the conversion to plastic began 24 years ago and over the years have expanded our market share and maintained margins by partnering with our customers to improve product quality and reduce costs through design improvement, reduced container weight and manufacturing efficiencies. We forecast that the domestic one quart motor oil business will decline between 1% and 2% measured by unit volume per year for the next five years. We believe, however, that there are significant volume opportunities for the automotive product business in foreign countries, particularly those in Latin America.


OUR STRENGTHS

     STRATEGIC FOCUS ON THE RAPIDLY GROWING CUSTOM PLASTIC CONTAINER
INDUSTRY. Consumer preferences for plastic packaging, technological advancements and improved economics have accelerated the conversion to plastic containers from other materials. After this offering and the concurrent transactions described below, we will be the only publicly traded company in North America solely focused on customized plastic containers. We believe our leading technology, product innovation, efficient manufacturing operations and strong customer relationships will enable us to capitalize on continuing global trends of conversions to plastic containers.

     LEADERSHIP POSITION IN CORE MARKETS. We enjoy leading positions in all of our core markets. Our leadership positions in our core markets have enabled us to utilize high-speed production systems and achieve significant economies of scale, thereby making us a low-cost manufacturer.

     SUPERIOR PRODUCT DESIGN AND DEVELOPMENT CAPABILITIES. We have demonstrated significant success in designing innovative plastic containers that require customized features. We believe that our innovative packaging increases demand for our customers' products, especially for our food and beverage customers, and stimulates consumer demand and drives further conversion to plastic packaging. We have received design awards for packages that we developed for Welch's, Tropicana, Hershey, Unilever and Nestle.

     SUCCESSFUL BUSINESS MODEL UTILIZING ON-SITE FACILITIES. Over one third of our manufacturing facilities are located on-site at our customers' plants. On-site facilities enable us to foster long-term customer relationships, facilitate just-in-time inventory management and generate significant savings opportunities through process re-engineering, thereby eliminating costly shipping charges and reducing working capital needs.

     DIVERSIFIED BLUE-CHIP CUSTOMER BASE. We have an extensive blue-chip customer base that includes many of the world's largest branded consumer products companies. We are the leading custom plastic packaging supplier in several geographic regions and/or for several brands of our top customers. We are a sole source provider for many of our customers.

     EXPERIENCED MANAGEMENT TEAM WITH STRONG EQUITY INCENTIVES. Our management team is very experienced in the packaging industry and has a track record of growing our company, implementing new packaging technology, entering new markets and maintaining and expanding our blue-chip customer base. Our senior managers are meaningfully invested in our performance, giving them an ongoing stake in the creation of shareholder value. After this offering and the concurrent transactions, management will own approximately 5% of our common stock on a diluted basis.


OUR STRATEGY

     We intend to expand our leadership position in select value-added plastic packaging opportunities by maintaining our position at the forefront of the plastic conversion trend. We seek to achieve this objective by pursuing the following strategies:

     LEVERAGE OUR DESIGN AND DEVELOPMENT CAPABILITIES TO CAPITALIZE ON CONVERSIONS TO PLASTIC CONTAINERS.

     o Focus on innovative design features, and specialized performance and material requirements

     o Target product categories that demand value-added packaging and that will benefit from conversion to plastics

     o Work with leading consumer product companies to initiate a conversion that we expect will stimulate conversion throughout a product category

     MAINTAIN AND EXPAND POSITION WITH KEY CUSTOMERS.

     o   Deliver superior customer service

     o   Develop innovative and distinctive packaging designs

     o   Open new on-site facilities

     o   Continue to improve our low-cost manufacturing operations

     o   Expand globally alongside key customers

     TARGET CAPITAL INVESTMENT AND EXPAND OUR ON-SITE PLANT NETWORK.

     o Focus investment in selected high growth product categories based upon internal target return requirements

     o   Expand our on-site network globally with existing and new customers

     o Consider select investments, joint ventures and strategic acquisitions to complement growth objectives


OUR FINANCIAL SPONSOR

     The Blackstone Group, through its affiliates, was the financial sponsor of
our 1998 recapitalization and will beneficially own   % of our outstanding
common stock after the IPO reorganization and the related initial public offering of common stock of the issuers' new parent, Graham Packaging Company Inc., described below. Blackstone is not selling any shares in the initial public offering.

                               ----------------
     Our principal executive offices are located at 2401 Pleasant Valley Road, York, Pennsylvania 17402, telephone (717) 849-8500.

                             THE IPO REORGANIZATION

     Prior to this offering, the current parent company of the issuers, Graham Packaging Holdings Company, a Pennsylvania limited partnership and its subsidiary GPC Capital Corp. II, a Delaware corporation, whose sole purpose has been to act as co-obligor with Graham Packaging Holdings Company on its senior discount notes and as co-guarantor with Graham Packaging Holdings Company under the existing senior credit agreement, will effect an internal reorganization in which GPC Capital Corp. II will change its name to Graham Packaging Company Inc. and exchange newly issued shares of its common stock for all of the partnership interests of Graham Packaging Holdings Company. Upon the exchange, Graham Packaging Holdings Company will liquidate and all of its assets will be transferred to Graham Packaging Company Inc. Simultaneous with the exchange of stock for partnership interests, Graham Packaging Company Inc. will issue options on its common stock to our management in exchange for their Graham Packaging Holdings Company options. As a result of the IPO reorganization, Graham Packaging Company Inc. will record a total net deferred tax asset of approximately $182.0 million.

                          THE CONCURRENT TRANSACTIONS

     We intend to implement a refinancing plan designed to reduce the amount and extend the maturities of our outstanding long-term debt, reduce our interest expense and improve our financial flexibility. As part of this plan, concurrent with the sale of senior subordinated notes in this offering, the issuers will enter into a new senior credit agreement that will consist of a $550.0 million term loan facility and a $150.0 million revolving credit facility to fund ongoing working capital requirements and general corporate purposes following the consummation of the transactions and Graham Packaging Company Inc. will issue $250.0 million of its common stock in its initial public offering.

     Graham Packaging Company Inc. intends to use the net proceeds from its offering of common stock to fund the repurchase of $169.0 million aggregate principal amount at maturity of its senior discount notes due 2009, which had an accreted value of $155.7 million as of March 31, 2002, and associated premiums, fees and expenses. The tender offer will be conditioned on the consummation of this offering and Graham Packaging Company Inc.'s initial public offering of its common stock. Graham Packaging Company Inc. will contribute the remaining proceeds from its offering to Graham Packaging Company, L.P. Graham Packaging Company, L.P. will use those proceeds, along with borrowings under the new senior credit agreement and proceeds from the issuance of the new notes issued in this offering, to repay all indebtedness and accrued interest under the existing senior credit agreement. As of March 31, 2002, there were $674.2 million of term and revolving loans outstanding and $2.4 million of accrued interest under the existing senior credit agreement.

     We refer to the transactions described above as the concurrent transactions. When referring to the concurrent transactions, we have assumed that Graham Packaging Company Inc. will repurchase all of the senior discount notes.

     The sources and uses for this offering and the concurrent transactions, assuming they were consummated on March 31, 2002, are shown on the table below:


                                                                                 AMOUNT
                                                                             --------------
                                                                              (IN MILLIONS)
     SOURCES OF FUNDS:
       New senior credit agreement:
        Revolving credit facility (a) ....................................      $    --
        Term loan ........................................................        550.0
       New senior subordinated notes offered hereby ......................        100.0
       Initial public offering of common stock ...........................        250.0
                                                                                -------
          TOTAL SOURCES ..................................................      $ 900.0
                                                                                =======
     USES OF FUNDS:
       Repayment of loans under existing senior credit agreement .........      $ 674.2
       Repurchase of senior discount notes (b) ...........................        155.7
       General corporate purposes (c) ....................................         14.1
       Fees and expenses related to this offering and the
        concurrent transactions (d) ......................................         56.0
                                                                                -------
          TOTAL USES .....................................................      $ 900.0
                                                                                =======

----------
(a) We will have $150.0 million of availability under the new revolving credit facility.

(b)  Represents accreted value at March 31, 2002; as of the closing of the
     tender offer, we expect the then-accreted value to be $    million.

(c) Includes $2.4 million of accrued interest with respect to the existing senior credit agreement that will be paid upon consummation of the concurrent transactions.

(d) Fees and expenses include the estimated underwriting discount and fees and expenses of this offering; the underwriting discount and fees and expenses of the initial public offering of common stock; estimated premiums, fees and expenses of the tender offer; and estimated bank, legal and accounting fees.

                                  THE OFFERING

     The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.


Issuers.....................   Graham Packaging Company, L.P. and GPC Capital
                               Corp. I. GPC Capital Corp. I, a wholly-owned subsidiary of Graham Packaging Company, L.P., has only nominal assets, does not currently conduct any operations and was formed solely to act as a co-issuer of the existing notes and the new notes.


Securities Offered..........   $100,000,000 aggregate principal amount of    %
                               senior subordinated notes due 2008.


Maturity....................   January 15, 2008.


Interest Rate.............       % per year (calculated using a 360-day
                               year).


Interest Payment Dates......   January 15 and July 15, beginning on January
                               15, 2003. Interest will accrue from          ,
                               2002.


Guarantees..................   Graham Packaging Company Inc., which will be
                               the new parent company of the issuers upon consummation of the IPO reorganization, will, and certain of our existing and future subsidiaries may, guarantee the notes on an unsecured senior subordinated basis. Upon the issue date of the notes offered by this prospectus, Graham
                               Packaging Company Inc. will be the only
                               guarantor. Investors should not rely on the Graham Packaging Company Inc. guarantee in evaluating an investment in the notes.


Ranking.....................   The notes will be unsecured senior subordinated
                               obligations of the issuers and will rank junior to the issuers' existing and future senior debt.
                               The guarantees by the guarantors will be subordinated to the existing and future debt of the guarantors. The notes will rank equal in right of payment to the issuers' existing $225.0 million aggregate principal amount of senior subordinated notes. As of March 31, 2002, after giving pro forma effect to this offering and the concurrent transactions and the application of the net proceeds therefrom, the issuers would have had $550.0 million of senior debt outstanding and approximately $150.0 million of unused borrowings available under the new senior credit agreement, and our parent guarantor would have had no debt outstanding.


Optional Redemption.........   Except as described below, the issuers cannot
                               redeem the notes until January 15, 2003.
                               Thereafter, the issuers may redeem some or all of the notes and the existing notes at the redemption prices listed in the "Description of the Notes" section of this prospectus under the heading
                               "Optional Redemption", plus accrued and unpaid interest to the date of redemption.


Change of Control Offer.....   If the issuers or their parent company
                               experience a change in control, the issuers must offer to repurchase these notes at 101% of their face amount plus accrued and unpaid interest to the repurchase date, if any.

                               The issuers might not be able to pay you the required price for notes you present to the issuers at the time of a change of control, because:

                               o the issuers might not have enough funds at that time; or

                               o the terms of the issuers' senior debt may prevent the issuers from paying.


Asset Sale Proceeds.........   If the issuers engage in asset sales, they
                               generally must either invest the net cash proceeds from those sales in their business within a specified period of time, repay senior debt or make an offer to purchase a principal amount of the notes and existing notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest.


Indenture Provisions........   We expect that the indenture governing the
                               notes will be the same indenture that governs the existing notes. It contains covenants that, among other things, will limit the issuers' and most or all of their subsidiaries' ability to:

                               o incur additional debt or enter into sale and leaseback transactions;

                               o make restricted payments, including paying dividends or distributions on capital stock;

                               o  make certain investments or acquisitions;

                               o  create liens on their assets;

                               o  engage in transactions with affiliates;

                               o merge or consolidate or transfer substantially all of their assets; and

                               o  transfer and sell assets.

                               These covenants are subject to a number of important limitations and exceptions.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following table sets forth summary historical consolidated financial data for Graham Packaging Holdings Company and summary pro forma consolidated financial information for Graham Packaging Company Inc. giving effect to the IPO reorganization only and giving effect to the IPO reorganization, this offering and the concurrent transactions. You should read this information together with the financial statements appearing elsewhere in this prospectus and the information under "Unaudited Pro Forma Financial Information", "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".



                                                                  YEAR ENDED DECEMBER 31,            QUARTER ENDED
                                                            ----------------------------------- -----------------------
                                                                                                 APRIL 1,    MARCH 31,
                                                                1999        2000        2001       2001        2002
                                                            ----------- ----------- ----------- ---------- ------------
                                                                                   (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales (1) .............................................  $ 731.6     $ 842.6      $ 923.1    $ 236.0     $ 231.5
Gross profit (1) ..........................................    142.7       134.5        151.9       34.4        40.0
Selling, general and administrative expenses ..............     48.0        56.2         58.2       13.9        14.4
Impairment charges (2) ....................................       --        21.1         38.0         --          --
Special charges and unusual items (3) .....................      4.6         1.1          0.2        0.1          --
                                                             --------    -------      -------    -------     -------
Operating income ..........................................     90.1        56.1         55.5       20.4        25.6
Interest expense, net .....................................     87.5       101.7         98.5       26.0        22.0
Other (income) expense, net ...............................     (0.7)        0.2          0.2        0.6        (0.1)
Minority interest .........................................     (0.5)       (0.6)         0.5         --         0.3
Income tax provision (4) ..................................      2.5         0.4          0.3         --         0.2
                                                             --------    --------     -------    -------     -------
Net income (loss) .........................................  $   1.3     $ (45.6)   $   (44.0)  $   (6.2)    $   3.2
                                                             ========    ========    ========   ========     =======
PRO FORMA STATEMENT OF OPERATIONS DATA, AS
 ADJUSTED FOR THE IPO REORGANIZATION, THIS OFFERING AND
 THE CONCURRENT TRANSACTIONS (5):
Pro forma net income (loss) ...............................                          $  (33.5)               $   2.7
Pro forma interest expense, net ...........................                              78.4                   18.6
OTHER DATA:
Net sales growth ..........................................      21.4%       15.2%        9.6%      12.8%        (1.9)%
Sales volume, in resin pounds .............................     614.6       654.6       728.0      186.1        194.0
Sales volume growth .......................................      22.1%        6.5%       11.2%      10.8%         4.2%
Cash flows from:
 Operating activities .....................................  $   55.5     $  90.9     $  52.6    $ (37.1)    $   1.1
 Investing activities .....................................    (181.8)     (164.7)      (77.2)     (27.8)      (21.4)
 Financing activities .....................................     126.2        78.4        24.1       60.7        22.2
Adjusted EBITDA (6) .......................................     149.1       153.7       171.5       39.3        46.7
Depreciation and amortization (7) .........................      53.2        66.2        71.7       18.4        17.5
Capital expenditures (excluding acquisitions) .............     171.0       163.4        74.3       25.6        21.7
Investments (including acquisitions) (8) ..................      10.3         0.1         0.2       (0.5)         --
Ratio of earnings to fixed charges (9) ....................       1.0 x        --          --         --         1.1x
Pro forma ratio of earnings to fixed charges (9) ..........                                --                    1.3x
Ratio of adjusted EBITDA to pro forma interest expense, net                               2.2x                   2.5x

                             See accompanying notes.

                                                                            AS OF MARCH 31, 2002
                                                                  -----------------------------------------
                                                                                  AS ADJUSTED FOR THE IPO
                                                                                      REORGANIZATION,
                                                                                   THIS OFFERING AND THE
                                                                     ACTUAL     CONCURRENT TRANSACTIONS (5)
                                                                  ------------ ----------------------------
                                                                                (IN MILLIONS)
     BALANCE SHEET DATA:
     Cash and cash equivalents...................................  $    10.7             $  22.4
     Working capital (10) .......................................       17.8                30.1
     Total assets ...............................................      781.6               980.9
     Total debt .................................................    1,078.4               898.5
     Partners' capital/stockholders' equity (deficit) (11) ......     (476.0)              (94.4)

----------
(1) Net sales increase or decrease based on fluctuations in resin prices. Consistent with industry practice and/or as permitted under agreements with our customers, substantially all resin price changes are passed through to customers by means of corresponding changes in product pricing. Therefore, our dollar gross profit has been substantially unaffected by fluctuations in resin prices.

(2) Includes impairment charges recorded on long-lived assets of $16.3 million and $28.9 million for the years ended December 31, 2000 and 2001, respectively, and goodwill of $4.8 million and $9.1 million for the years ended December 31, 2000 and 2001, respectively.

(3) Includes compensation costs related to the 1998 recapitalization, global restructuring, systems conversion, aborted acquisition and other costs.

(4) As a limited partnership, Graham Packaging Holdings Company was not subject to U.S. federal income taxes or most state income taxes. Instead, taxes were assessed to its partners based on their distributive share of its income. Graham Packaging Holdings Company made tax distributions to its partners in 1998 and 1999 to reimburse them for tax liabilities. Our foreign operations are subject to tax in their local jurisdictions. Most of these entities have historically had net operating losses and recognized minimal tax expense.

(5) Pro forma statement of operations data, as adjusted for this offering and the concurrent transactions, give effect to the IPO reorganization, this offering and the concurrent transactions as if each had occurred on January 1, 2001. Pro forma balance sheet data, as further adjusted for this offering and the concurrent transactions, give effect to the IPO reorganization, this offering and the concurrent transactions as if each had occurred on March 31, 2002.

(6) Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Adjusted EBITDA is defined in our two existing indentures as earnings before minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, impairment charges, the ongoing $1 million per year fee paid pursuant to the Blackstone monitoring agreement, non-cash equity income in earnings of joint ventures, other non-cash charges, recapitalization expenses, special charges and unusual items and certain non-recurring charges. Adjusted EBITDA is included in this prospectus to provide additional information with respect to our ability to satisfy our debt service, capital expenditure and working capital requirements and because covenants in our borrowing arrangements are tied to similar measures. Although the indentures do not require us to maintain specified levels of Adjusted EBITDA, our ability to engage in transactions, such as incurring additional indebtedness, making investments or paying dividends, is based, in specified circumstances, on ratios that are calculated using our Adjusted EBITDA levels. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA is calculated as follows:

                                                                 YEAR ENDED DECEMBER 31,               QUARTER ENDED
                                                          -------------------------------------   -----------------------
                                                                                                   APRIL 1,     MARCH 31,
                                                             1999         2000          2001         2001         2002
                                                          ---------   -----------   -----------   ----------   ----------
                                                                                   (IN MILLIONS)
   Income (loss) before extraordinary item ............   $   1.3      $  (45.6)     $  (44.0)     $  (6.2)     $  3.2
   Interest expense, net ..............................      87.5         101.7          98.5         26.0        22.0
   Income tax expense .................................       2.5           0.4           0.3           --         0.2
   Depreciation and amortization ......................      53.2          66.2          71.7         18.4        17.5
   Impairment charges .................................        --          21.1          38.0           --          --
   Fees paid pursuant to the Blackstone
     monitoring agreement .............................       1.0           1.0           1.0          0.3         0.3
   Equity in (earnings) loss of joint venture .........      (0.3)         (0.1)          0.2          0.2          --
   Non-cash compensation ..............................        --            --            --           --          --
   Special charges and unusual items/certain
     non-recurring charges (a)(b) .....................       4.6           9.6           5.3          0.6         3.2
   Recapitalization expense (income) ..................      (0.2)           --            --           --          --
   Minority interest ..................................      (0.5)         (0.6)          0.5           --         0.3
                                                          -------      --------      --------      -------      ------
   Adjusted EBITDA ....................................   $ 149.1      $  153.7      $  171.5      $  39.3      $ 46.7
                                                          =======      ========      ========      =======      ======

----------
    (a) Includes compensation costs related to our 1998 recapitalization, global restructuring, systems conversion, aborted acquisition, legal and other costs.

    (b) Does not include project startup costs, which are treated as non-recurring in accordance with the definition of EBITDA under the existing senior credit agreement. These startup costs were $4.4 million, $8.4 million and $4.2 million for the years ended December 31, 1999, 2000 and 2001, respectively, and were $2.8 million and $1.1 million for the quarters ended April 1, 2001 and March 31, 2002, respectively.

(7) Depreciation and amortization excludes amortization of debt issuance fees, which is included in interest expense, net, and impairment charges.


(8) On April 26, 1999, we acquired 51% of the operating assets of PlasPET Florida, Ltd. We became the general partner on July 6, 1999, and on October 9, 2001 acquired the remaining 49%. The total purchase price for the 100% interest, excluding direct costs of the acquisition, net of liabilities assumed, was $3.1 million. On July 1, 1999, we acquired selected companies located in Argentina for $8.1 million, excluding direct costs of the acquisition, net of liabilities assumed. On March 30, 2001, we acquired an additional 1% interest in Masko Graham, bringing our total interest to 51%. The total purchase price for the 51% interest, excluding direct costs of the acquisition, net of liabilities assumed, was $1.3 million. Amounts shown under the caption "Investments (including acquisitions)" represent cash paid, net of cash acquired in the acquisitions. We accounted for these transactions under the purchase method of accounting. Results of operations are included since the respective dates of the acquisitions.

(9) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest, income from equity investees and extraordinary items, plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges include interest expense on all indebtedness, interest capitalized, amortization of deferred financing fees and one third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $49.1 million, $44.2 million and $6.5 million for the years ended December 31, 2000 and 2001 and the quarter ended April 1, 2001, respectively. On a pro forma basis, giving effect to the IPO reorganization, this offering and the concurrent transactions, earnings were insufficient to cover fixed charges by $24.1 million for the year ended December 31, 2001.

(10) Working capital is defined as current assets, less cash and cash equivalents, minus current liabilities, less current maturities of long-term debt.

(11) As a result of the 1998 recapitalization, as of March 31, 2002 Graham Packaging Holdings Company had negative net worth for accounting purposes. However, in the 1998 recapitalization, Blackstone and an institutional investor paid $208.3 million in cash for 85% of the partnership interests of Graham Packaging Holdings Company and the Graham family retained a 15% interest which, based on the amount paid by Blackstone and the institutional investor, had an implied value of $36.8 million. In addition, on each of September 29, 2000 and March 29, 2001, Graham Packaging Holdings Company's equity owners made equity contributions to it of $50.0 million.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should carefully consider the risks described below, together with the other information in this prospectus, before you make a decision to purchase the notes. If any of the events described in the risk factors below actually occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.


RISKS RELATED TO OUR BUSINESS

   INCREASES IN RESIN PRICES AND REDUCTIONS IN RESIN SUPPLIES COULD SIGNIFICANTLY SLOW OUR GROWTH AND DISRUPT OUR OPERATIONS.

     We depend on large quantities of PET, high-density polyethylene, also known as HDPE, and other resins in manufacturing our products. One of our primary strategies is to grow our business by capitalizing on the conversion from glass, metal and paper containers to plastic containers. A sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers, and could result in a slower pace of conversions to plastic containers. Historically, we have passed through substantially all increases and decreases in the cost of resins to our customers through contractual provisions and standard industry practice; however, if we are not able to do so in the future and there are sustained increases in resin prices, our operating margins could be affected adversely. Furthermore, if we cannot obtain resin from any of our suppliers, we may have difficulty obtaining alternate sources quickly and economically, and our operations and profitability may be impaired.


     OUR DEBT AGREEMENTS CONTAIN RESTRICTIONS THAT MAY LIMIT OUR FLEXIBILITY IN OPERATING OUR BUSINESS.

     The new senior credit agreement will contain, and our indentures contain, a number of significant covenants that, among other things, restrict our ability to dispose of assets, repay other indebtedness, incur additional indebtedness, pay dividends, prepay subordinated indebtedness, incur liens, make capital expenditures, investments or acquisitions, engage in mergers or consolidations, engage in transactions with affiliates and otherwise restrict our activities. In addition, under the new senior credit agreement, we will be required to satisfy specified financial ratios and tests. Our ability to comply with those provisions may be affected by events beyond our control, and we may not be able to meet those tests. The breach of any of these covenants could result in a default under the new senior credit agreement and the lenders could elect to declare all amounts borrowed under the new senior credit agreement, together with accrued interest, to be due and payable and could proceed against any collateral securing that indebtedness. Substantially all of our domestic tangible and intangible assets will be pledged as collateral pursuant to the terms of the new senior credit agreement. If any of our indebtedness were to be accelerated, our assets may not be sufficient to repay in full that indebtedness and our other indebtedness.

     OUR AVAILABLE CASH AND ACCESS TO ADDITIONAL CAPITAL MAY BE LIMITED BY OUR SUBSTANTIAL LEVERAGE.

     We are highly leveraged. As of March 31, 2002, on a pro forma basis after giving effect to this offering and the concurrent transactions, Graham Packaging Company Inc. would have had consolidated indebtedness of $898.5 million and stockholders' deficit of $94.4 million. Availability under our new revolving credit facility as of March 31, 2002, on a pro forma basis after giving effect to the IPO reorganization, this offering and the concurrent transactions, would have been $150.0 million. We intend to fund our capital expenditures in part through borrowings under the new revolving credit facility. The new senior credit agreement and our indentures permit us to incur additional indebtedness, subject to certain limitations. All loans outstanding under the new revolving credit facility are scheduled to be repaid in 2007 and our scheduled annual principal repayments for the term loan under the new senior credit agreement, on the same pro forma basis, would be as follows:

     o  2003 -- $5.0 million
     o  2004 -- $5.0 million
     o  2005 -- $25.0 million

     o  2006 -- $50.0 million
     o  2007 -- $50.0 million
     o  2008 -- $207.5 million
     o  2009 -- $207.5 million


     The term loan facility will become due on July 15, 2007 if the existing $225.0 million of the issuers' existing notes and the notes issued in this
offering have not been refinanced by       , 2007.


     In addition to the $100.0 million of notes being issued in this offering, the issuers have outstanding $225.0 million of notes that mature in 2008 and $169.0 million of senior discount notes that mature in 2009, which had an accreted value of $155.7 million as of March 31, 2002. Graham Packaging Company Inc. intends to offer to repurchase all of the senior discount notes with proceeds from its initial public offering of common stock.


     Our high degree of leverage could have important consequences to you, including, but not limited to, the following:


     o our ability to refinance existing indebtedness or to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future;


     o a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for other purposes, including capital expenditures necessary for maintenance of our facilities and for the growth of our businesses;


     o some of our borrowings are and will continue to be at variable rates of interest, which exposes us to the risk of increased interest rates;


     o we may be substantially more leveraged than some of our competitors, which may place us at a competitive disadvantage; and


     o our substantial degree of leverage may hinder our ability to adjust rapidly to changing market conditions and could make us more vulnerable in the event of a downturn in general economic conditions or in our business.



     OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS RELATED TO FOREIGN CURRENCIES AND LOCAL LAWS IN SEVERAL COUNTRIES.


     We have significant operations outside the United States in the form of wholly-owned subsidiaries, cooperative joint ventures and other arrangements. Our 21 plants outside of the United States are located in Argentina (2), Belgium (1), Brazil (4), Canada (2), France (4), Germany (2), Hungary (1), Mexico (1), Poland (2), Spain (1) and Turkey (1). As a result, we are subject to risks associated with operating in foreign countries, including fluctuations in currency exchange rates (recently in Argentina in particular), imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, labor relations problems, hyperinflation in some foreign countries and imposition or increase of investment and other restrictions by foreign governments or the imposition of environmental or employment laws. We typically price our products in our foreign operations in local currencies. As a result, an increase in the value of the dollar relative to those other currencies can have a negative effect on our profitability. Exchange rate fluctuations decreased comprehensive income by $22.3 million, $10.4 million and $10.4 million for the years ended December 31, 1999, 2000 and 2001, respectively. To date, the above-mentioned risks in Europe, North America and Latin America have not had a material impact on our operations, but those risks may hurt our ability to operate profitably in those regions in the future.

     OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED IF WE LOST ANY OF OUR LARGEST CUSTOMERS.

     PepsiCo, through its Gatorade, Tropicana, and Dole product lines, is our largest customer. These product lines collectively accounted for approximately 17% of our net sales for the year ended December 31, 2001 and approximately 19% of our net sales for the quarter ended March 31, 2002. PepsiCo's termination of its relationship with us could have a material adverse effect upon our business, financial position or results of operations. Additionally, in 2001 our top 20 customers comprised over 81% of our net sales. Our existing customers' purchase orders and contracts typically vary from two to ten years. Prices under these arrangements are tied to market standards and therefore vary with market conditions. The contracts generally are requirements contracts which do not obligate the customer to purchase any given amount of product from us. Accordingly, despite the existence of supply contracts with our customers, although in the past our customers have not purchased amounts under supply contracts that in the aggregate are materially lower than what we have expected, we face the risk that in the future customers will not continue to purchase amounts that meet our expectations.

     OUR PROFITABILITY COULD DECLINE IF WE FAIL TO INCREASE OUR EFFICIENCY IN THE DECLINING DOMESTIC MOTOR OIL BUSINESS.

     We forecast that the domestic one quart motor oil business will decline between 1% to 2% measured by unit volume per year for the next five years due to several factors, including, but not limited to, the decreased need of motor oil changes in new automobiles and the growth in retail automotive fast lubrication and fluid maintenance service centers such as Jiffy Lube Service Centers. In the past, we have encountered pricing pressures on several existing contracts that came up for renewal. Our domestic automotive business generated net sales of $175.1 million and $42.0 million for the year ended December 31, 2001 and the quarter ended March 31, 2002, respectively, which accounted for 19% and 18% of our total net sales for those periods. We could experience further declines in domestic demand for, and prices of, plastic packaging for motor oil. Although we have been able over time to partially offset pricing pressures by reducing our cost structure and making the manufacturing process associated with our domestic automotive business more efficient, we cannot assure you that we will be able to continue to do so in the future.

     OUR OPERATIONS COULD EXPOSE US TO SUBSTANTIAL ENVIRONMENTAL COSTS AND LIABILITIES.

     We must comply with a variety of national, state, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, regulated materials and waste, and impose liability for the costs of investigating and cleaning up, and damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials. These domestic and international environmental laws can be complex and may change often, the compliance expenses can be significant, and violations may result in substantial fines and penalties. In addition, environmental laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as "Superfund" in the United States, impose strict, and in some cases, joint and several, liability on specified responsible parties for the investigation and cleanup of contaminated soil, groundwater and buildings, and liability for damages to natural resources, at a wide range of properties. As a result, contamination at properties that we formerly owned or operated, as well as contamination at properties that we currently own or operate, as well as contamination at properties to which we sent hazardous substances, may result in our liability under environmental laws. As a manufacturer, we have an inherent risk of liability under environmental laws, both with respect to ongoing operations and with respect to contamination that may have occurred in the past on our properties or as a result of our operations. We could, in the future, incur a material liability resulting from the costs of complying with environmental laws or any claims concerning noncompliance, or liability from contamination.

     In addition, a number of governmental authorities both in the United States and abroad have considered or are expected to consider legislation aimed at reducing the amount of plastic wastes disposed. Programs have included mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, and requiring retailers or manufacturers to take back packaging used for their products. Legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for certain plastic packaging, result in greater costs for plastic packaging manufacturers, or otherwise impact our business. Some consumer products companies, including some of our customers, have responded to these governmental initiatives and to perceived environmental concerns of consumers by using containers made in whole or in part of recycled plastic. Future legislation and initiatives could adversely affect us in a manner that would be material.

     BLACKSTONE CONTROLS US AND MAY HAVE CONFLICTS OF INTEREST WITH US OR YOU IN THE FUTURE.

     After the IPO reorganization and the related initial public offering of
common stock, Blackstone will control approximately   % of the common stock of
the issuers' new parent, Graham Packaging Company Inc. Accordingly, Blackstone has the power to elect a majority of its board of directors, appoint new management and approve any action requiring stockholder approval, including, among other things, adopting amendments to Graham Packaging Company Inc.'s certificate of incorporation and approving mergers or sales of substantially all of our assets. The interests of Blackstone could conflict with our interests or the interests of holders of the notes.

     OUR ABILITY TO OPERATE OUR COMPANY EFFECTIVELY COULD BE IMPAIRED IF WE LOST KEY PERSONNEL.

     Our success depends to a large extent on a number of key employees, and the loss of the services provided by them could have a material adverse effect on our ability to operate our business and implement our strategies effectively. In particular, the loss of the services provided by G. Robinson Beeson, Scott G. Booth, John A. Buttermore, John E. Hamilton, Roger M. Prevot, Ashok Sudan and Philip R. Yates, among others, could have a material adverse effect on the management of our company. We do not maintain "key" person insurance on any of our executive officers.

     IF WE MAKE ACQUISITIONS IN THE FUTURE, WE MAY EXPERIENCE ASSIMILATION PROBLEMS AND DISSIPATION OF MANAGEMENT RESOURCES AND WE MAY NEED TO INCUR ADDITIONAL INDEBTEDNESS.

     Our future growth may be a function, in part, of acquisitions of other consumer goods packaging businesses. To the extent that we grow through acquisitions, we will face the operational and financial risks commonly encountered with that type of a strategy. We would also face operational risks, such as failing to assimilate the operations and personnel of the acquired businesses, disrupting our ongoing business, dissipating our limited management resources and impairing relationships with employees and customers of the acquired business as a result of changes in ownership and management. Additionally, we have incurred indebtedness to finance past acquisitions, and we would likely incur additional indebtedness to finance future acquisitions, as permitted under the new senior credit agreement and our indentures, in which case we would also face certain financial risks associated with the incurring of additional indebtedness to make an acquisition, such as reducing our liquidity, access to capital markets and financial stability.

     OUR OPERATIONS AND PROFITABILITY COULD SUFFER IF WE EXPERIENCE LABOR RELATIONS PROBLEMS.

     Approximately 40% of our employees worldwide are covered by collective bargaining or similar agreements which expire at various times in each of the next several years. We believe that we have satisfactory relations with our unions and, therefore, anticipate reaching new agreements on satisfactory terms as the existing agreements expire. We may not be able to reach new agreements without a work stoppage or strike and any new agreements that are reached may not be reached on terms satisfactory to us. A prolonged work stoppage or strike at any one of our manufacturing facilities could have a material adverse effect on our results of operations.


     OUR ABILITY TO EXPAND OUR OPERATIONS COULD BE ADVERSELY AFFECTED IF WE LOSE ACCESS TO ADDITIONAL BLOW MOLDING EQUIPMENT.

     Access to blow molding technology is important to our ability to expand our operations. Our blow molding technology is supplied by Graham Engineering and the Sidel Group. If we are unable to obtain new blow molding equipment from either of these manufacturers, our ability to expand our operations may be materially and adversely affected in the short-term until alternative sources of technology could be arranged.

RISKS RELATED TO THIS OFFERING


     THE NOTES ARE UNSECURED AND SUBORDINATED TO OUR SENIOR INDEBTEDNESS.


     The notes will not be secured and will be subordinated in right of payment to all of the senior indebtedness of the issuers, including indebtedness under the new senior credit agreement. If the issuers become insolvent or are liquidated, or if payment under the new senior credit agreement or any of their other senior debt obligations is accelerated, lenders and any other creditors who are holders of senior indebtedness would be entitled to exercise the remedies available to them under applicable law and will have a claim on the issuers' assets before the holders of the notes. Accordingly, there may not be sufficient assets remaining after satisfying obligations under the senior debt to pay amounts due on the notes. At March 31, 2002, on a pro forma basis after giving effect to this offering and the concurrent transactions, the issuers would have had $550.0 million of senior indebtedness outstanding, and $150.0 million of additional unborrowed funds available to be borrowed under the new revolving credit facility.


     The notes are fully and unconditionally guaranteed by Graham Packaging Company Inc. on a senior subordinated basis. The guarantee is subordinated to all senior indebtedness of Graham Packaging Company Inc. and effectively subordinated to all indebtedness and other liabilities, including but not limited to trade payables, of Graham Packaging Company Inc.'s subsidiaries. Because the guarantee will be subordinated in right of payment to all senior indebtedness of Graham Packaging Company Inc. and effectively subordinated to all indebtedness and other liabilities, including trade payables, of Graham Packaging Company Inc.'s subsidiaries, including the issuers, investors should not rely on the guarantee in evaluating an investment in the notes.


     THE GUARANTEES MAY NOT BE ENFORCEABLE BECAUSE OF FRAUDULENT CONVEYANCE
LAWS.


     The incurrence of the guarantee by Graham Packaging Company Inc. and any future guarantees may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of a guarantor's unpaid creditors. Under these laws, if a court were to find that, at the time a guarantor incurred a guarantee of the notes, the guarantor:


     o incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors;


     o received less than reasonably equivalent value or fair consideration for incurring the guarantee of the notes and the guarantor:


         --   was insolvent or was rendered insolvent;


         -- was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or


         -- intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;


then such court could void the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.


     It may be asserted that the guarantors incurred their guarantees for the issuers' benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.


     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

     o the sum of its debts, including contingent liabilities, was greater than its assets, at fair valuation;


     o the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured; or


     o   it could not pay its debts as they become due.


     If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against that obligor and will only be a creditor of our company or any guarantor whose obligation was not set aside or found to be unenforceable.


     We believe that each guarantor will receive, directly and indirectly, reasonably equivalent value for the incurrence of its respective guarantee. In addition, on the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its respective guarantee, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.


     THE ISSUERS MAY BE UNABLE TO PURCHASE YOUR NOTES UPON A CHANGE OF CONTROL.


     Upon the occurrence of specified "change of control" events, the issuers will be required to offer to purchase each holder's notes at a price of 101% of their principal amount, plus accrued and unpaid interest, unless all notes have been previously called for redemption. The issuers may not have sufficient financial resources to purchase all of the notes that holders tender upon a change of control offer. The occurrence of a change of control could also constitute an event of default under the new senior credit agreement and/or any future credit agreements. The issuers' bank lenders may also have the right to prohibit any such purchase or redemption, in which event the issuers would be in default on the notes. See "Description of the Notes--Change of Control".

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS


     All statements other than statements of historical facts included in this prospectus, including statements regarding our future financial position, economic performance and results of operations, as well as our business strategy, budgets and projected costs and plans and objectives of management for future operations, and the information referred to under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Quantitative and Qualitative Disclosures about Market Risk", are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable, expectations may prove to have been incorrect. Important factors that could cause actual results to differ materially from our expectations include, without limitation:

     o our exposure to fluctuations in resin prices and our dependence on resin supplies;
     o the restrictive covenants contained in instruments governing our indebtedness;
     o   our high degree of leverage and substantial debt service obligations;
     o   risks associated with our international operations;
     o our dependence on significant customers and the risk that customers will not purchase our products in the amounts expected by us under our requirements contracts;
     o   a decline in the domestic motor oil business;
     o   risks associated with environmental regulation;
     o   the possibility that Blackstone's interests will conflict with ours;
     o our dependence on our key management and our labor force and the material adverse effect that could result from the loss of their services;
     o   risks associated with possible future acquisitions; and
     o   our dependence on blow molding equipment providers.


     See "Risk Factors". All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph.

                             THE IPO REORGANIZATION

     Immediately prior to, and in connection with, this offering and the concurrent transactions, the current parent company of the issuers, Graham Packaging Holdings Company, a Pennsylvania limited partnership, and its wholly-owned subsidiary, GPC Capital Corp. II, a Delaware corporation, will undergo a reorganization in which GPC Capital Corp. II will change its name to Graham Packaging Company Inc. and exchange newly issued shares of its common stock for all of the partnership interests of Graham Packaging Holdings Company. The IPO reorganization will take place solely in order to be able to effect Graham Packaging Company Inc.'s initial public offering of its common stock. Prior to the IPO reorganization, GPC Capital Corp. II's sole purpose has been to act as co-obligor with Graham Packaging Holdings Company on its senior discount notes and as co-guarantor with Graham Packaging Holdings Company under its existing senior credit agreement. GPC Capital Corp. II has had only nominal assets, does not conduct any operations and did not receive any proceeds from co-issuing the senior discount notes.

     Graham Packaging Holdings Company is currently owned by Blackstone, members of our management and an institutional investor, who collectively own an 81% limited partnership interest and a 4% general partnership interest, and by members of the Graham family, who collectively own a 14% limited partnership interest and a 1% general partnership interest. In the IPO reorganization, Graham Packaging Company Inc. will exchange newly issued shares of its common stock for all of these partnership interests.

     Upon the exchange of shares of common stock of Graham Packaging Company Inc. for the partnership interests of Graham Packaging Holdings Company, Graham Packaging Holdings Company will liquidate and all of its assets will be transferred to Graham Packaging Company Inc. Simultaneous with the exchange of stock for partnership interests, Graham Packaging Holdings Company options held by management will be adjusted into options to purchase shares of common stock of Graham Packaging Company Inc.

     As a result of the IPO reorganization, Graham Packaging Company Inc. will record a total net deferred tax asset of approximately $182.0 million. The net deferred tax asset is primarily based on differences between the financial reporting and tax bases of Graham Packaging Company Inc.'s assets and liabilities which arose in the 1998 recapitalization and the tax benefit of net operating losses incurred in the interim. As a result, Graham Packaging Company Inc. will record an increase in additional paid-in capital, partially offset by a deferred tax liability that it will record as a one-time charge to earnings.

     The following charts show our organizational structure both before and after the IPO reorganization:

[GRAPHIC OMITTED]

 BEFORE THE IPO REORGANIZATION

Blackstone and                                                Graham
Other Investors           Management                          Family

     97%                     3%                                100%

BMP/Graham                Options                              Graham
Holdings Corp.            for 5%               14%LP         Packaging
                                                            Corporation
100%              81%LP

BCP/Graham
Holdings LLC                                                    1%GP

4%GP               Graham Packaging Holdings Company
                   (co-issuer of the senior discount
                   notes and guarantor of the existing
                   notes)

100%                                                         100%

GPC Capital Corp. II
(co-issuer of the senior          99%                 GPC Opco GP, LLC
discount notes)
                                                               1%
                   Graham Packaging Company, L.P.
                   (co-issuer of the existing notes
                   and the notes offered hereby)

100%

GPC Capital Corp. I                                GP= General Partner Interest
(co-issuer of the existing                         LP= Limited Partner Interest
notes)



 AFTER THE IPO REORGANIZATION

Blackstone and
Other Investors              %

Management                   %  Options for    %

Public                       %

Graham                       %
Family


                     Graham Packaging Company Inc.
                   (IPO issuer and guarantor of the existing
                    notes and the notes offered hereby)
                                                                100%
              99%
                                                              GPC Opco, LLC

                                                                1%

                  Graham Packaging Company, L.P.
                  (co-issuer of the existing notes
                   and the notes offered hereby)


            100%


      GPC Capital Corp. I
  (co-issuer of the existing notes and
   the notes offered hereby)

                          THE CONCURRENT TRANSACTIONS


     We intend to implement a refinancing plan designed to reduce the amount and extend the maturities of our outstanding long-term debt, reduce our interest expense and improve our financial flexibility. As part of this plan, concurrent with the sale of senior subordinated notes in this offering, we intend to effect the following transactions:


     Initial public offering of common stock. Upon consummation of the IPO reorganization, the new parent company of the issuers, Graham Packaging Company Inc., intends to offer $250.0 million of common stock in its initial public offering.


     New senior credit agreement. The issuers will enter into a new senior credit agreement, which will replace their existing senior credit agreement and will consist of a $550.0 million term loan facility and a $150.0 million revolving credit facility to fund ongoing working capital requirements and general corporate purposes following the consummation of this offering and the concurrent transactions. Borrowings under the term loan facility will be used, along with proceeds from this offering and the remaining proceeds from the initial public offering of common stock not used to repurchase senior discount notes in the tender offer described below, to repay all of the borrowings under the existing senior credit agreement. As of March 31, 2002, there were $674.2 million of term and revolving loans outstanding and $2.4 million of accrued interest under the existing senior credit agreement. See "Description of Other Indebtedness" for a description of the expected material terms of the new senior credit agreement.


     Senior discount notes tender offer. Graham Packaging Company Inc. intends to offer to purchase for cash in a tender offer all $169.0 million aggregate principal amount at maturity of its outstanding senior discount notes due 2009. Graham Packaging Company Inc. will use proceeds from its initial public offering of common stock to fund the purchase price of senior discount notes tendered to it and pay associated premiums, fees and expenses. In conjunction with the tender offer, it intends to solicit consents of the registered holders of the senior discount notes to proposed amendments to the indenture under which the senior discount notes were issued. The effect of the proposed amendments will be to eliminate all of the material restrictive covenants from the indenture. In order to tender senior discount notes in connection with the tender offer, a tendering holder will be obligated to consent to the proposed indenture amendments.


     We expect that consummation of the tender offer will be subject to the satisfaction of conditions, including the consummation of this offering, the initial public offering of common stock, the issuers entering into the new senior credit agreement and the valid tender of and receipt of consents from at least a majority in aggregate principal amount of the senior discount notes. Although Graham Packaging Company Inc. intends to tender for all of the senior discount notes, it is possible that not all of the holders of the senior discount notes will tender their senior discount notes or that the tender offer will not be consummated. If less than a majority in aggregate principal amount of the senior discount notes are tendered, Graham Packaging Company Inc. may decide to waive the minimum tender condition and purchase the principal amount of senior discount notes actually tendered. If the proposed indenture amendments are not consented to by a majority of the aggregate principal amount of the senior discount notes, the restrictions in the indenture relating to the senior discount notes would remain in full force and effect. Those restrictions will affect, and in some circumstances limit, Graham Packaging Company Inc.'s and the issuers' ability to, among other things, incur additional indebtedness, pay dividends, make distributions or other payments, issue preferred stock of restricted subsidiaries, engage in transactions with subsidiaries and affiliates, create liens, engage in mergers and consolidations and make investments in unrestricted subsidiaries. Graham Packaging Company Inc. has the right to redeem any remaining senior discount notes not tendered beginning on January 15, 2003 at 105.375% of their principal amount.

                                USE OF PROCEEDS


     The net proceeds to us, after deducting the underwriting discount and estimated offering expenses, from the sale of the senior subordinated notes
offered by us in this offering are estimated to be approximately $      million.


     Graham Packaging Company Inc. intends to use the net proceeds from its initial public offering of its common stock to fund the repurchase in the tender offer of $169.0 million aggregate principal amount at maturity of its senior discount notes, which had an accreted value of $155.7 million as of March 31, 2002, and associated premiums, fees and expenses. Graham Packaging Company Inc. will contribute the remaining proceeds from this offering to Graham Packaging Company, L.P. Graham Packaging Company, L.P. will use those proceeds, along with proceeds from the new senior credit agreement and this offering, to repay all indebtedness under the existing senior credit agreement. See "The Concurrent Transactions".



     SOURCES OF FUNDS:
       New senior credit agreement:
        Revolving credit facility (a) ....................................    $    --
        Term loan ........................................................      550.0
       New senior subordinated notes offered hereby ......................      100.0
       Initial public offering of common stock ...........................      250.0
                                                                              -------
        TOTAL SOURCES ....................................................    $ 900.0
                                                                              =======
     USES OF FUNDS:
       Repayment of loans under existing senior credit agreement .........    $ 674.2
       Repurchase of senior discount notes (b) ...........................      155.7
       General corporate purposes (c) ....................................       14.1
       Fees and expenses related to this offering and the
        concurrent transactions (d) ......................................       56.0
                                                                              -------
        TOTAL USES .......................................................    $ 900.0
                                                                              =======

----------
(a) We will have $150.0 million of availability under the new revolving credit facility.

(b)  Represents accreted value at March 31, 2002; as of the closing of the
     tender offer, we expect the then-accreted value to be $    million.

(c) Includes $2.4 million of accrued interest with respect to the existing senior credit agreement that will be paid upon consummation of the concurrent transactions.

(d) Fees and expenses include the estimated underwriting discount and fees and expenses of this offering; the underwriting discount and fees and expenses of the initial public offering of common stock; estimated premiums, fees and expenses of the tender offer; and estimated bank, legal and accounting fees.


     As of March 31, 2002, the tranche A term loan, tranche B term loan, tranche C term loan and tranche D term loan accrued interest at rates of 4.00%, 4.44%, 4.69% and 4.75%, respectively, and were due to mature on January 31, 2004, January 31, 2006, January 31, 2007 and January 31, 2007, respectively. The revolving credit loans and growth capital revolving credit loans accrued interest as of March 31, 2002 at a weighted average rate of 4.05%, and were due to mature on January 31, 2004.

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents and the consolidated capitalization on an unaudited, actual basis of Graham Packaging Holdings Company and Graham Packaging Company, L.P. as of March 31, 2002 and the cash and cash equivalents and the consolidated capitalization of Graham Packaging Company Inc. and Graham Packaging Company, L.P. on an unaudited, as adjusted basis after giving effect to the IPO reorganization, the estimated net proceeds from our sale of senior subordinated notes and the concurrent transactions. See "The Concurrent Transactions" and "Use of Proceeds".



                                                                            MARCH 31, 2002
                                                      -----------------------------------------------------------
                                                                                         AS ADJUSTED FOR THE
                                                                                         IPO REORGANIZATION,
                                                                                        THIS OFFERING AND THE
                                                                 ACTUAL                CONCURRENT TRANSACTIONS
                                                      ----------------------------- -----------------------------
                                                          GRAHAM
                                                        PACKAGING        GRAHAM         GRAHAM         GRAHAM
                                                         HOLDINGS      PACKAGING       PACKAGING      PACKAGING
                                                         COMPANY     COMPANY, L.P.   COMPANY INC.   COMPANY, L.P.
                                                      ------------- --------------- -------------- --------------
                                                                            (IN THOUSANDS)
Cash and cash equivalents ...........................  $   10,693     $   10,693      $  22,441      $   22,441
                                                       ==========     ==========      =========      ==========
Long-term debt, including current portion:
   Senior credit agreement
    Revolving credit facilities (1) .................  $  153,500     $  153,500      $      --      $       --
    Term loans ......................................     520,712        520,712        550,000         550,000
   8 3/4% senior subordinated notes due 2008 ........     150,000        150,000        150,000         150,000
   Floating rate senior subordinated notes due
    2008 ............................................      75,000         75,000         75,000          75,000
   New senior subordinated notes due 2008 ...........          --             --        100,000         100,000
   10 3/4% senior discount notes due 2009 (2) .......     155,653             --             --              --
   Other debt .......................................      23,534         23,534         23,534          23,534
                                                       ----------     ----------      ---------      ----------
Total debt ..........................................   1,078,399        922,746        898,534         898,534
                                                       ----------     ----------      ---------      ----------
Partners' capital/stockholders' equity (deficit):
   Partners' capital (deficit) ......................    (424,669)      (268,453)            --        (227,569)
   Common stock, shares authorized; no
    shares issued and outstanding, actual;
       shares issued and     shares
    outstanding, as adjusted for the IPO
    reorganization and the initial public
    offering ........................................          --             --
   Additional paid in capital .......................          --             --         28,580              --
   Notes and interest receivable for ownership
    interests .......................................      (2,481)            --         (2,481)             --
   Retained earnings (deficit) ......................          --             --        (79,451)             --
   Accumulated other comprehensive loss .............     (48,818)       (48,818)       (41,044)        (41,811)
                                                       ----------     ----------      ---------      ----------
Total partners' capital/stockholders' equity
 (deficit) ..........................................    (475,968)      (317,271)       (94,396)       (269,380)
                                                       ----------     ----------      ---------      ----------
   Total capitalization .............................  $  602,431     $  605,475      $ 804,138      $  629,154
                                                       ==========     ==========      =========      ==========

----------
(1) A maximum of $150.0 million will be available for borrowing under the new revolving credit facility. As of May 24, 2002, approximately $150 million of loans and $4.5 million of letters of credit were outstanding under the existing revolving credit facilities. See "Description of Other Indebtedness".

(2) The senior discount notes accrete to $169.0 million aggregate principal amount at maturity.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements of Graham Packaging Company Inc. and Graham Packaging Company, L.P. have been derived by the application of pro forma adjustments to the historical consolidated financial statements of the issuers' parent, Graham Packaging Holdings Company, included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statements of operations for the quarter ended March 31, 2002 and the year ended December 31, 2001 give effect to the IPO reorganization, this offering and the concurrent transactions as if those transactions had occurred on January 1, 2001. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2002 gives effect to the IPO reorganization, this offering and the concurrent transactions as if those transactions had occurred on March 31, 2002. The pro forma adjustments are described in the accompanying notes.


     The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the IPO reorganization, this offering and the concurrent transactions been consummated on the dates or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Graham Packaging Holdings Company included elsewhere in this prospectus.

                         GRAHAM PACKAGING COMPANY INC.
                        GRAHAM PACKAGING COMPANY, L.P.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN MILLIONS)




                                                          ACTUAL
                                                          GRAHAM
                                                        PACKAGING         IPO
                                                         HOLDINGS   REORGANIZATION
                                                         COMPANY      ADJUSTMENTS
                                                       ----------- ----------------
Net sales ............................................   $ 923.1
Cost of goods sold ...................................     771.2
                                                         -------
Gross profit .........................................     151.9
Selling, general and administrative expenses .........      58.2
Impairment charges ...................................      38.0
Special charges and unusual items ....................       0.2
                                                         -------
Operating income .....................................      55.5
Interest expense, net ................................      98.5
Other expense ........................................       0.2
Minority interest ....................................       0.5
                                                         -------
Income (loss) before income taxes ....................     (43.7)
Income tax provision .................................       0.3      $   1.6(c)
                                                         -------      -------
Net income (loss) ....................................  $  (44.0)     $  (1.6)
                                                        ========      =======
Other data:
Ratio of earnings to fixed charges (f) ...............




                                                          OFFERING AND       PRO FORMA          PRO FORMA
                                                           CONCURRENT          GRAHAM            GRAHAM
                                                          TRANSACTIONS       PACKAGING          PACKAGING
                                                          ADJUSTMENTS       COMPANY INC.    COMPANY, L.P. (A)
                                                       ----------------- ----------------- ------------------
Net sales ............................................                       $  923.1          $  923.1
Cost of goods sold ...................................                          771.2             771.2
                                                                             --------          --------
Gross profit .........................................                          151.9             151.9
Selling, general and administrative expenses .........                           58.2              58.2
Impairment charges ...................................                           38.0              38.0
Special charges and unusual items ....................                            0.2               0.2
                                                                             --------          --------
Operating income .....................................                           55.5              55.5
Interest expense, net ................................     $  (20.1)(b)          78.4              78.4
Other expense ........................................                            0.2               0.2
Minority interest ....................................                            0.5               0.5
                                                           --------          --------          --------
Income (loss) before income taxes ....................         20.1             (23.6)            (23.6)
Income tax provision .................................          8.0 (d)           9.9               0.3
                                                           --------          --------          --------
Net income (loss) ....................................     $   12.1         $   (33.5)(e)     $   (23.9)(e)
                                                           ========         =========         =========
Other data:
Ratio of earnings to fixed charges (f) ...............                             --                --


                            See accompanying notes.

                         GRAHAM PACKAGING COMPANY INC.
                        GRAHAM PACKAGING COMPANY, L.P.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED MARCH 31, 2002
                                 (IN MILLIONS)




                                                      ACTUAL
                                                      GRAHAM                       OFFERING AND      PRO FORMA        PRO FORMA
                                                    PACKAGING         IPO           CONCURRENT        GRAHAM           GRAHAM
                                                     HOLDINGS   REORGANIZATION     TRANSACTIONS      PACKAGING        PACKAGING
                                                     COMPANY      ADJUSTMENTS       ADJUSTMENTS    COMPANY INC.   COMPANY, L.P. (A)
                                                   ----------- ----------------  ---------------- -------------- ------------------
Net sales ........................................  $  231.5                                        $ 231.5              $ 231.5
Cost of goods sold ...............................     191.5                                         191.5                 191.5
                                                    --------                                        -------              -------
Gross profit .....................................      40.0                                          40.0                  40.0
Selling, general and administrative expenses .....      14.4                                          14.4                  14.4
                                                    --------                                        -------              -------
Operating income .................................      25.6                                          25.6                  25.6
Interest expense, net ............................      22.0                         $  (3.4)(b)      18.6                  18.6
Other (income) ...................................      (0.1)                                         (0.1)                 (0.1)
Minority interest ................................       0.3                                           0.3                   0.3
                                                    --------                         -------        -------              -------
Income before income taxes .......................       3.4                             3.4           6.8                   6.8
Income tax provision .............................       0.2      $   2.5(c)             1.4 (d)       4.1                   0.2
                                                    --------      -------            -------        -------              -------
Net income .......................................  $    3.2      $  (2.5)           $   2.0      $   2.7(e)             $   6.6(e)
                                                    ========      =======            =======      =========             =========
Other data: ......................................
Ratio of earnings to fixed charges (f) ...........                                                   1.3 x                   1.3 x



                            See accompanying notes.

                         GRAHAM PACKAGING COMPANY INC.
                        GRAHAM PACKAGING COMPANY, L.P.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

(a) Pro forma statements of operations for Graham Packaging Company, L.P. include all of the adjustments for the IPO reorganization, this offering and the concurrent transactions made to the pro forma statements of operations for Graham Packaging Company Inc. other than adjustments for income taxes and for interest on Graham Packaging Company Inc.'s senior discount notes.

(b) Reflects the net adjustment to interest expense as a result of this offering and the concurrent transactions, as follows (in millions):




                                                                       YEAR ENDED      QUARTER ENDED
                                                                      DECEMBER 31,       MARCH 31,
                                                                          2001             2002
                                                                     --------------   --------------
   Interest expense on the term loan facility under the new senior credit agreement at an assumed interest rate of 6.9% in 2001
    and 4.5% in 2002 .............................................      $  37.8          $   6.1
   Interest expense on the $100.0 million of the senior
    subordinated notes offered hereby at an assumed rate of
    8.75% ........................................................          8.8              2.2
   Commitment fee (0.5%) for the undrawn revolving credit facility
    under the new senior credit agreement ........................          0.8              0.2
   Amortization of debt issuance fees related to the concurrent
    transactions .................................................          3.2              0.8
   Less historical interest on the indebtedness repaid ...........        (67.0)           (11.8)
   Less historical amortization of debt issuance fees on the
    indebtedness repaid ..........................................        ( 3.7)           ( 0.9)
                                                                        -------          -------
   Total adjustment ..............................................      $ (20.1)         $  (3.4)
                                                                        =======          =======

   A 1/8% increase or decrease in the interest rate applicable to the new senior credit agreement would increase or decrease pro forma interest expense by $685,000 and $170,000 for the year ended December 31, 2001 and the quarter ended March 31, 2002, respectively.

   A 1/8% increase or decrease in the interest rate applicable to the new senior subordinated notes would increase or decrease pro forma interest expense by $125,000 and $31,000 for the year ended December 31, 2001 and the quarter ended March 31, 2002, respectively.

(c) Reflects federal and state income taxes that Graham Packaging Company Inc. would have been subject to as a corporation had the IPO reorganization occurred on January 1, 2001. These taxes have been calculated at a 39.6% statutory tax rate.

(d) Pro forma provision for income taxes of Graham Packaging Company Inc. for the tax effect of the pro forma adjustments to interest expense, at a statutory tax rate of 39.6%.

(e) Pro forma net income (loss) does not include the following non-recurring charges which will be charged to earnings in the quarter in which the existing indebtedness is repaid and the IPO reorganization occurs. If these transactions had occurred in the quarter ended March 31, 2002, on a pro forma basis, after giving effect to those transactions, these charges would have been:

     o An expense of $12.6 million, including $8.6 million for Graham Packaging Company, L.P. resulting from the write-off of debt issuance fees related to the indebtedness repaid,

     o An expense of $19.6 million resulting from the premiums, fees and expenses associated with the repurchase of Graham Packaging Company Inc.'s senior discount notes,

     o A net expense of $4.2 million (consisting of a $7.0 million non-cash charge less the associated tax benefit of $2.8 million at Graham Packaging Company Inc.) resulting from the reclassification into earnings of the unrealized loss on interest rate swap agreements applicable to indebtedness under the existing senior credit agreement, and

     o A one-time charge to earnings to record a deferred tax liability of $43.0 million that Graham Packaging Company Inc. will recognize as a result of becoming a taxable entity. See Note (a) to the unaudited pro forma condensed consolidated balance sheet.

(f) For purposes of determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest, income from equity investees and extraordinary items, plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges include interest expense on all indebtedness, interest capitalized, amortization of deferred financing fees, and one third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. On a pro forma basis after giving effect to the IPO reorganization, this offering and the concurrent transactions, earnings were insufficient to cover fixed charges for Graham Packaging Company Inc. and Graham Packaging Company, L.P. by $24.1 million for the year ended December 31, 2001.

                         GRAHAM PACKAGING COMPANY INC.
                        GRAHAM PACKAGING COMPANY, L.P.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 2002
                                 (IN MILLIONS)




                                                        ACTUAL
                                                        GRAHAM
                                                      PACKAGING         IPO
                                                       HOLDINGS   REORGANIZATION
                                                       COMPANY      ADJUSTMENTS
                                                     ----------- ----------------
                       ASSETS
Current assets:
 Cash and cash equivalents .........................  $    10.7
 Accounts receivable, net ..........................      115.8
 Inventories .......................................       55.2
 Prepaid expenses and other current assets .........       12.7    $      9.9(c)
                                                      ---------    ----------
Total current assets ...............................      194.4           9.9
Property, plant and equipment, net .................      552.4
Goodwill ...........................................        5.9
Deferred income taxes ..............................        0.5         172.1 (c)
Other non-current assets ...........................       28.4
                                                      ---------    ----------
Total ..............................................  $   781.6    $    182.0
                                                      =========    ==========
               LIABILITIES AND PARTNERS'
                  CAPITAL/STOCKHOLDERS'
                      EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .............  $   165.9
 Current portion of long-term debt .................       33.7
                                                      ---------
Total current liabilities ..........................      199.6
Long-term debt .....................................    1,044.7
Other non-current liabilities ......................       10.5
Minority interest ..................................        2.8
Partners' capital/stockholders' equity (deficit):
 Partners' capital (deficit) .......................     (424.7)   $    424.7(g)
 Common stock and additional paid in capital
   (deficit) .......................................         --        (424.7)(g)
                                                             --         221.5 (c)
 Notes and interest receivable for ownership
   interests .......................................       (2.5)
 Retained earnings (deficit) .......................         --         (43.0)(c)
 Accumulated other comprehensive loss ..............      (48.8)          3.5 (c)
                                                      ---------    ----------
Total partners' capital/stockholders' equity
 (deficit) .........................................     (476.0)        182.0
                                                      ---------    ----------
Total ..............................................  $   781.6    $    182.0
                                                      =========    ==========



                                                        OFFERING AND       PRO FORMA        PRO FORMA
                                                         CONCURRENT         GRAHAM           GRAHAM
                                                        TRANSACTIONS       PACKAGING        PACKAGING
                                                         ADJUSTMENTS     COMPANY INC.   COMPANY, L.P. (A)
                                                     ------------------ -------------- ------------------
                       ASSETS
Current assets:
 Cash and cash equivalents .........................   $      11.7(b)      $  22.4         $    22.4
 Accounts receivable, net ..........................                         115.8             115.8
 Inventories .......................................                          55.2              55.2
 Prepaid expenses and other current assets .........                          22.6              19.7 (a)
                                                       -----------         -------         ---------
Total current assets ...............................          11.7           216.0             213.1
Property, plant and equipment, net .................                         552.4             552.4
Goodwill ...........................................                           5.9               5.9
Deferred income taxes ..............................                         172.6               0.5
Other non-current assets ...........................           5.6 (d)        34.0              34.0
                                                       -----------         -------         ---------
Total ..............................................   $      17.3         $ 980.9          $  805.9
                                                       ===========         =======         =========
               LIABILITIES AND PARTNERS'
                  CAPITAL/STOCKHOLDERS'
                      EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .............   $      (2.4)(e)     $ 163.5          $  163.5
 Current portion of long-term debt .................         (25.0) (f)        8.7               8.7
                                                       -----------         -------         ---------
Total current liabilities ..........................         (27.4)          172.2             172.2
Long-term debt .....................................        (154.9) (f)      889.8             889.8
Other non-current liabilities ......................                          10.5              10.5
Minority interest ..................................                           2.8               2.8
Partners' capital/stockholders' equity (deficit):
 Partners' capital (deficit) .......................                            --            (227.6)(i)
 Common stock and additional paid in capital
   (deficit) .......................................
                                                             231.8 (h)        28.6                --
 Notes and interest receivable for ownership
   interests .......................................                          (2.5)               --
 Retained earnings (deficit) .......................         (36.4)(i)       (79.4)               --
 Accumulated other comprehensive loss ..............           4.2 (j)       (41.1)            (41.8)
                                                       -----------         -------         ---------
Total partners' capital/stockholders' equity
 (deficit) .........................................         199.6           (94.4)           (269.4)
                                                       -----------         -------         ---------
Total ..............................................   $      17.3         $ 980.9          $  805.9
                                                       ===========         =======         =========


                            See accompanying notes.

                         GRAHAM PACKAGING COMPANY INC.
                         GRAHAM PACKAGING COMPANY, L.P.
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


(a) The pro forma condensed consolidated balance sheet of Graham Packaging Company, L.P. includes all of the adjustments for the IPO reorganization, this offering and the concurrent transactions made to the pro forma condensed consolidated balance sheet for Graham Packaging Company, Inc. other than adjustments for taxes and partners' capital (deficit). In addition, the Graham Packaging Company, L.P. balance sheet includes a $7.0 million intercompany receivable from Graham Packaging Company Inc. included in prepaid expenses and other current assets that is eliminated in consolidation.

(b) Sources and uses of cash from this offering and the concurrent transactions are as follows (in millions):

                                                                             GRAHAM         GRAHAM
                                                                            PACKAGING      PACKAGING
                                                                          COMPANY INC.   COMPANY, L.P.
Sources of cash:                                                         -------------- --------------
     New senior credit agreement:
      Revolving credit facility ........................................          --             --
      Term loan ........................................................    $  550.0       $  550.0
     New senior subordinated notes offered hereby ......................       100.0          100.0
     Initial public offering of common stock ...........................       250.0             --
     Capital contribution from Graham Packaging Company Inc. to
      Graham Packaging Company, L.P. ...................................          --           56.5
                                                                            --------       --------
       Total sources ...................................................       900.0          706.5
                                                                            --------       --------
   Uses of cash:
     Repayment of loans under existing senior credit agreement .........       674.2          674.2
     Repurchase of senior discount notes ...............................       155.7             --
     Accrued interest ..................................................         2.4            2.4
     Fees and expenses related to this offering and the
      concurrent transactions ..........................................        56.0           18.2
                                                                            --------       --------
      Total uses .......................................................       888.3          694.8
                                                                            --------       --------
     Cash ..............................................................    $   11.7       $   11.7
                                                                            ========       ========

(c) Reflects the net deferred tax asset that will be recorded by Graham Packaging Company Inc. as a result of the IPO reorganization. This net deferred tax asset relates to differences between the financial reporting and tax bases of our assets and liabilities arising from (in millions):



   The 1998 recapitalization and the tax benefit of net operating losses incurred in the interim that Graham Packaging Company Inc. will record as an increase in
    additional paid-in capital .........................................................    $  221.5
   Other basis differences that Graham Packaging Company Inc. will recognize as a
    one-time charge to earnings upon its becoming a taxable entity .....................      ( 43.0)
   Interest rate swaps and additional minimum pension liability that Graham
    Packaging Company Inc. will record as a reduction in its accumulated other
    comprehensive loss .................................................................         3.5
                                                                                            --------
   Total net deferred tax asset ........................................................       182.0
   Less amount reflected in current assets .............................................         9.9
                                                                                            --------
   Net adjustment to long-term deferred tax assets .....................................    $  172.1
                                                                                            ========

(d) Reflects the net adjustment to other assets as a result of the concurrent transactions, as follows (in millions):



   Write-off of existing debt issuance fees of which $8.6 million relates to Graham
    Packaging Company, L.P. .......................................................     $ (12.6)
   Debt issuance fees related to this offering and the concurrent transactions ....        18.2
                                                                                        -------
   Net adjustment to other assets .................................................     $   5.6
                                                                                        =======

(e) Reflects repayment of $2.4 million of accrued interest related to the existing senior credit agreement.


(f) Reflects the net adjustment to debt as a result of the concurrent transactions as follows (in millions):



   Proceeds from the new term loan facility of $550.0 million and from the offering
    of $100.0 million of senior subordinated notes.................................    $  650.0
   Repayment of $520.7 million of term loans and $153.5 million of revolving loans
    under the existing senior credit agreement ....................................      (674.2)
   Repurchase of $155.7 million of senior discount notes of Graham Packaging
    Company Inc. ..................................................................      (155.7)
                                                                                       --------
   Total debt reduction ...........................................................      (179.9)
   Less amount reflected in current ...............................................       (25.0)
                                                                                       --------
   Net adjustment to long-term debt ...............................................    $ (154.9)
                                                                                       ========

(g) Prior to the closing of this offering, Graham Packaging Holdings Company and GPC Capital Corp. II will complete the IPO reorganization in which GPC Capital Corp. II will:


     o  change its name to Graham Packaging Company Inc.;


     o  exchange      shares of its newly issued common stock for all of the
        general and limited partnership interests of Graham Packaging Holdings Company; and


     o  exchange options to purchase      shares of its common stock for all of
        the options of Graham Packaging Holdings Company, on the same economic terms and conditions as the Graham Packaging Holdings Company options.


   As a result of these transactions, Graham Packaging Company Inc. will become the parent company of the Graham Packaging Group and Graham Packaging Holdings Company's partners' capital (deficit) will be reflected as common stock and additional paid-in capital (deficit) on the financial statements of Graham Packaging Company Inc.


(h) Reflects the proceeds from the initial public offering of common stock of $250.0 million, net of estimated underwriting discount and fees and expenses of $18.2 million.


(i) Reflects the following adjustments to retained earnings/partners' capital (deficit) (in millions):




                                                                              GRAHAM         GRAHAM
                                                                             PACKAGING      PACKAGING
                                                                           COMPANY INC.   COMPANY, L.P.
                                                                          -------------- --------------
   Capital contribution from Graham Packaging Company Inc. to
    Graham Packaging Company, L.P. ......................................    $    --        $  56.5
   Write-off of existing debt issuance fees .............................      (12.6)         ( 8.6)
   Premiums, expenses and fees associated with the repurchase of Graham
    Packaging Company Inc.'s senior discount notes ......................      (19.6)            --
   Reclassification into earnings of the unrealized loss of $7.0 million on interest rate swap agreements applicable to indebtedness under the existing senior credit agreement, less the associated
    tax benefit of $2.8 million at Graham Packaging Company Inc. ........      ( 4.2)         ( 7.0)
                                                                             -------        -------
   Net adjustment to retained earnings/partners' capital (deficit) ......    $ (36.4)       $  40.9
                                                                             =======        =======

(j) Reflects the elimination from accumulated other comprehensive loss of the unrealized loss of $7.0 million on interest rate swap agreements applicable to indebtedness under the existing senior credit agreement, net of the related tax benefit of $2.8 million at Graham Packaging Company Inc.

                            SELECTED FINANCIAL DATA

     The following tables set forth the selected historical consolidated financial data and other operating data of Graham Packaging Holdings Company for and at the end of each of the years in the five-year period ended December 31, 2001, which are derived from the audited financial statements of Graham Packaging Holdings Company, and for the quarters ended April 1, 2001 and March 31, 2002, which are derived from the unaudited consolidated financial statements of Graham Packaging Holdings Company which, in the opinion of management, include all adjustments, consisting only of usual recurring adjustments, necessary for fair presentation of such data. The combined financial statements have been prepared for periods prior to the 1998 recapitalization to include Graham Packaging Holdings Company's subsidiaries on a combined basis and for periods subsequent to the 1998 recapitalization, on a consolidated basis. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements included elsewhere in this prospectus.




                                                                      YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------------------------
                                                        1997        1998        1999        2000        2001
                                                    ----------- ----------- ----------- ----------- -----------
                                                                           (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales (1) .....................................  $   532.6   $ 602.4     $  731.6    $ 842.6     $ 923.1
Gross profit (1) ..................................       84.7     115.4        142.7      134.5       151.9
Selling, general and administrative expenses ......       34.9      37.8         48.0       56.2        58.2
Impairment charges (2) ............................         --        --           --       21.1        38.0
Special charges and unusual items (3) .............       24.4      24.2          4.6        1.1         0.2
                                                     ---------   --------    ---------   -------      -------
Operating income ..................................       25.4      53.4         90.1       56.1        55.5
Recapitalization expenses .........................         --      11.8           --         --          --
Interest expense, net .............................       13.4      68.0         87.5      101.7        98.5
Other expense (income) ............................        0.7      (0.2)        (0.7)       0.2         0.2
Minority interest .................................        0.2        --         (0.5)      (0.6)        0.5
Income tax provision (4) ..........................        0.6       1.1          2.5        0.4         0.3
                                                     ---------   --------    ---------   --------     -------
Income (loss) before extraordinary item ...........       10.5     (27.3)        1.3       (45.6)      (44.0)
Extraordinary loss (5) ............................         --       0.7            --        --          --
                                                     ---------   --------    ---------   --------     -------
Net income (loss) (6) .............................  $    10.5   $ (28.0)   $    1.3    $  (45.6)   $  (44.0)
                                                     =========   ========    =========   ========    ========
OTHER DATA:
Net sales growth ..................................                 13.1%        21.4%      15.2%        9.6%
Sales volume, in resin pounds .....................      448.0     503.4        614.6      654.6       728.0
Sales volume growth ...............................                 12.4%        22.1%       6.5%       11.2%
Cash flows from:
 Operating activities .............................  $    66.9   $  41.8     $   55.5    $  90.9     $  52.6
 Investing activities .............................      (72.3)   (181.2)      (181.8)    (164.7)      (77.2)
 Financing activities .............................        9.5     139.7        126.2       78.4        24.1
Adjusted EBITDA (7) ...............................       90.1     117.8        149.1      153.7       171.5
Depreciation and amortization (8) .................       41.0      39.3         53.2       66.2        71.7
Capital expenditures (excluding acquisitions) .....       53.2     133.9        171.0      163.4        74.3
Investments (including acquisitions) (9)(10) ......       19.0      45.2         10.3        0.1         0.2
Ratio of earnings to fixed charges (11) ...........        1.6 x      --          1.0 x       --          --



                                                             QUARTER ENDED
                                                    -------------------------------
                                                     APRIL 1, 2001   MARCH 31, 2002
                                                    --------------- ---------------
                                                             (IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales (1) .....................................     $ 236.0       $  231.5
Gross profit (1) ..................................        34.4           40.0
Selling, general and administrative expenses ......        13.9            14.4
Impairment charges (2) ............................          --              --
Special charges and unusual items (3) .............         0.1              --
                                                        -------        --------
Operating income ..................................        20.4            25.6
Recapitalization expenses .........................
Interest expense, net .............................        26.0            22.0
Other expense (income) ............................         0.6            (0.1)
Minority interest .................................          --             0.3
Income tax provision (4) ..........................          --             0.2
                                                        -------        --------
Income (loss) before extraordinary item ...........        (6.2)            3.2
Extraordinary loss (5) ............................          --              --
                                                        -------        --------
Net income (loss) (6) .............................    $   (6.2)       $    3.2
                                                       ========        ========
OTHER DATA:
Net sales growth ..................................        12.8%           (1.9)%
Sales volume, in resin pounds .....................       186.1           194.0
Sales volume growth ...............................        10.8%            4.2%
Cash flows from:
 Operating activities .............................    $  (37.1)       $    1.1
 Investing activities .............................      ( 27.8)          (21.4)
 Financing activities .............................        60.7            22.2
Adjusted EBITDA (7) ...............................        39.3            46.7
Depreciation and amortization (8) .................        18.4            17.5
Capital expenditures (excluding acquisitions) .....        25.6            21.7
Investments (including acquisitions) (9)(10) ......        (0.5)             --
Ratio of earnings to fixed charges (11) ...........          --             1.1 x


                                                                      AS OF DECEMBER 31,
                                                 ------------------------------------------------------------
                                                    1997       1998        1999         2000         2001
                                                 --------- ----------- ------------ ------------ ------------
BALANCE SHEET DATA:                                                      (IN MILLIONS)
Working capital (deficit) (12) .................  $   4.4   $    (5.5)  $     10.6   $    (23.5)  $    (10.4)
Total assets ...................................    387.5       596.7        741.2        821.3        758.6
Total debt .....................................    268.5       875.4      1,017.1      1,060.2      1,052.4
Partners' capital/owners' equity (deficit) (13)       2.3      (438.8)      (458.0)      (464.4)      (485.1)



                                                              AS OF
                                                 -------------------------------
                                                  APRIL 1, 2001   MARCH 31, 2002
                                                 --------------- ---------------
BALANCE SHEET DATA:
Working capital (deficit) (12) .................   $     23.4      $     17.8
Total assets ...................................        832.0           781.6
Total debt .....................................      1,077.3         1,078.4
Partners' capital/owners' equity (deficit) (13)        (437.1)         (476.0)



                            See accompanying notes.

----------
(1) Net sales increase or decrease based on fluctuations in resin prices. Consistent with industry practice and/or as permitted under agreements with our customers, substantially all resin price changes are passed through to customers by means of corresponding changes in product pricing. Therefore, our dollar gross profit has been substantially unaffected by fluctuations in resin prices.

(2) Includes impairment charges recorded on long-lived assets of $16.3 million and $28.9 million for the years ended December 31, 2000 and 2001, respectively, and goodwill of $4.8 million and $9.1 million for the years ended December 31, 2000 and 2001, respectively.

(3) Includes compensation costs related to the 1998 recapitalization, global restructuring, systems conversion, aborted acquisition and legal costs.

(4) As a limited partnership, Graham Packaging Holdings Company was not subject to U.S. federal income taxes or most state income taxes. Instead, taxes were assessed to its partners based on their distributive share of its income. Graham Packaging Holdings Company made tax distributions to its partners in 1998 and 1999 to reimburse them for tax liabilities. Our foreign operations are subject to tax in their local jurisdictions. Most of these entities have historically had net operating losses and recognized minimal tax expense.

(5) Represents costs incurred, including the write-off of unamortized debt issuance fees, in connection with the early extinguishment of debt.

(6) Effective June 28, 1999, we changed our method of valuing inventories for our domestic operations from the LIFO method to the FIFO method as over time it more closely matches revenues with costs. The FIFO method more accurately reflects the costs related to the actual physical flow of raw materials and finished goods inventory. Accordingly, we believe the FIFO method of valuing inventory will result in a better measurement of operating results. All previously reported results have been restated to reflect the retroactive application of the accounting change as required by generally accepted accounting principles. The accounting change increased net income for the year ended December 31, 1997 by $0.3 million and increased net loss for the year ended December 31, 1998 by $2.0 million.

(7) Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Adjusted EBITDA is defined in our two existing indentures as earnings before minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, impairment charges, the ongoing $1 million per year fee paid pursuant to the Blackstone monitoring agreement, non-cash equity income in earnings of joint ventures, other non-cash charges, recapitalization expenses, special charges and unusual items and certain non-recurring charges. Adjusted EBITDA is included in this prospectus to provide additional information with respect to our ability to satisfy our debt service, capital expenditure and working capital requirements and because certain covenants in our borrowing arrangements are tied to similar measures. Although the indentures do not require us to maintain specified levels of Adjusted EBITDA, our ability to engage in transactions, such as incurring additional indebtedness, making investments or paying dividends, is based, in specified circumstances, on ratios that are calculated using our Adjusted EBITDA levels. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA is calculated as follows:

                                                                 YEAR ENDED DECEMBER 31,                      QUARTER ENDED
                                                 -------------------------------------------------------- ---------------------
                                                                                                           APRIL 1,   MARCH 31,
                                                    1997        1998       1999       2000        2001       2001       2002
                                                 ---------- ----------- --------- ----------- ----------- ---------- ----------
                                                                                 (IN MILLIONS)
    Income (loss) before extraordinary
     item ......................................  $  10.5  $ (27.3)    $   1.3   $ (45.6)    $ (44.0)     $  (6.2)   $  3.2
    Interest expense, net ......................     13.4     68.0        87.5     101.7        98.5          26.0      22.0
    Income tax expense .........................      0.6      1.1         2.5       0.4         0.3            --       0.2
    Depreciation and amortization ..............     41.0     39.3        53.2      66.2        71.7          18.4      17.5
    Impairment charge ..........................       --       --          --      21.1        38.0            --        --
    Fees paid pursuant to the Blackstone
     monitoring agreement ......................       --      1.0         1.0       1.0         1.0           0.3       0.3
    Equity in (earnings) loss of joint
     venture ...................................     (0.2)    (0.3)       (0.3)     (0.1)        0.2           0.2        --
    Non-cash compensation ......................      0.2       --          --        --          --            --        --
    Special charges and unusual
     items/certain non-recurring charges
     (a)(b) ....................................     24.4     24.2         4.6       9.6         5.3           0.6       3.2
    Recapitalization expenses (income) .........       --     11.8        (0.2)       --          --            --        --
    Minority interest ..........................      0.2       --        (0.5)     (0.6)        0.5            --       0.3
                                                  -------   -------     -------   -------     -------      -------    ------
    Adjusted EBITDA ............................  $  90.1   $ 117.8     $ 149.1   $ 153.7     $ 171.5      $  39.3    $ 46.7
                                                  =======   =======     =======   =======     =======      =======    ======

----------

     (a) Includes compensation costs related to our 1998 recapitalization, global restructuring, systems conversion, aborted acquisition, legal and other costs.

     (b) Does not include project startup costs, which are treated as non-recurring in accordance with the definition of EBITDA under the existing senior credit agreement. These startup costs were $3.9 million, $2.6 million, $4.4 million, $8.4 million and $4.2 million for the years ended December 31, 1997, 1998, 1999, 2000 and 2001, respectively, and were $2.8 million and $1.1 million for the quarters ended April 1, 2001 and March 31, 2002, respectively.

(8) Depreciation and amortization excludes amortization of debt issuance fees, which is included in interest expense, net, and impairment charges.


(9) Investments include the acquisitions made by us in the United States, France, the United Kingdom, Brazil, Argentina, Germany, Poland and Turkey described in note (10) below.

(10) In April 1997, we acquired 80% of the operating assets and liabilities of Rheem-Graham Embalagens Ltda. for $20.3 million, excluding direct costs of the acquisition. The remaining 20% was purchased in February 1998. In July 1998, we acquired selected plastic container manufacturing operations of Crown, Cork & Seal located in France, Germany, the United Kingdom and Turkey for $38.9 million, excluding direct costs of the acquisition, net of liabilities assumed. On April 26, 1999, we acquired 51% of the operating assets of PlasPET Florida, Ltd. We became the general partner on July 6, 1999, and on October 9, 2001 acquired the remaining 49%. The total purchase price for the 100% interest, excluding direct costs of the acquisition, net of liabilities assumed, was $3.1 million. On July 1, 1999, we acquired selected companies located in Argentina for $8.1 million, excluding direct costs of the acquisition, net of liabilities assumed. On March 30, 2001, we acquired an additional 1% interest in Masko Graham, bringing our total interest to 51%. The total purchase price for the 51% interest, excluding direct costs of the acquisition, net of liabilities assumed, was $1.3 million. Amounts shown under the caption "Investments (including acquisitions)" represent cash paid, net of cash acquired in the acquisitions. We accounted for these transactions under the purchase method of accounting. Results of operations are included since the respective dates of the acquisitions.

(11) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest, income from equity investees and extraordinary items, plus fixed charges and amortization of capitalized interest less interest capitalized. Fixed charges include interest expense on all indebtedness, interest capitalized, amortization of deferred financing fees, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $29.2 million, $49.1 million, $44.2 million and $6.5 million for the years ended December 31, 1998, 2000 and 2001, and the quarter ended April 1, 2001, respectively.

(12) Working capital is defined as current assets, less cash and cash equivalents, minus current liabilities, less current maturities of long-term debt.

(13) As a result of the 1998 recapitalization, as of March 31, 2002 Graham Packaging Holdings Company had negative net worth for accounting purposes. However, in the 1998 recapitalization, Blackstone and an institutional investor paid $208.3 million in cash for 85% of the partnership interests of Graham Packaging Holdings Company and the Graham family retained a 15% interest which, based on the amount paid by Blackstone and the institutional investor, had an implied value of $36.8 million. In addition, on each of September 29, 2000 and March 29, 2001, Graham Packaging Holdings Company's equity owners made equity contributions to it of $50.0 million.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with "Selected Financial Data" and the consolidated financial statements of the current parent company of the issuers, Graham Packaging Holdings Company, appearing elsewhere in this prospectus.


OVERVIEW

     We are a worldwide leader in the design, manufacture and sale of customized blow molded plastic containers for the branded food and beverage, household and personal care, and automotive lubricants markets with 55 plants throughout North America, Europe and Latin America. Our primary strategy is to operate in select markets that will position us to benefit from the growing conversion to high performance plastic packaging from more commodity packaging.


     We believe that critical success factors to our business are our ability to:

     o serve the complex packaging demands of our customers which include some of the world's largest branded consumer products companies;

     o forecast trends in the packaging industry across product lines and geographic territories (including those specific to the rapid conversion of packaging products from glass, metal and paper to plastic); and

     o make the correct investments in plant and technology necessary to satisfy the two factors mentioned above.

     We believe that the area with the greatest opportunity for growth continues to be in producing containers for the food and beverage market because of the continued conversion to plastic packaging, including the demand for containers for juices, juice drinks, nutritional beverages, sports drinks, teas, yogurt drinks, snacks and other food products. Since the beginning of 1997, we have invested over $260.0 million in capital expenditures to expand our technology, machinery and plant structure to prepare for what we believed would be the growth in the hot-fill PET area. For the year ended December 31, 2001, our sales of hot-fill PET containers grew to $328.2 million from $70.2 million in 1996. More recently, we have been a leading participant in the rapid growth of the yogurt drinks market where we manufacture containers using polyolefin. Since the beginning of 1999, we have invested over $90.0 million in capital expenditures in the polyolefin area of the food and beverage market. For the year ended December 31, 2001, our sales of polyolefin containers grew to $160.5 million from $117.7 million in 1999.

     Our household and personal care business continues to grow, as package conversion trends continue from other packaging forms in some of our product lines. We continue to benefit as liquid fabric care detergents, which are packaged in plastic containers, capture an increased share from powdered detergents, which are predominantly packaged in paper-based containers. We have upgraded our machinery to new larger, more productive blow molders to standardize production lines, improve flexibility and reduce manufacturing costs.

     Our North American one quart motor oil container business is in a mature industry. We have been able to partially offset pricing pressures by renewing or extending contracts, improving manufacturing efficiencies, line speeds, labor efficiency and inventory management and reducing container weight and material spoilage. Unit volume in the one quart motor oil industry decreased 3% in 2001 as compared to 2000; annual volumes declined an average of 1% to 2% in prior years. We believe that a 1% to 2% annual decline in the domestic one quart motor oil business will continue for the next several years but believe that there are significant volume opportunities for automotive product business in foreign countries, particularly in Latin America. We were recently awarded 100% of Pennzoil-Quaker State's U.S. one quart volume requirements. This award includes supplying from a facility on-site with Pennzoil-Quaker State in Newell, West Virginia. ExxonMobil also awarded us 100% of its one quart volume requirements for one of its U.S. filling plants, located in Port Allen, Louisiana. ExxonMobil was not a U.S. customer prior to this award.

     Following our strategy to expand and restructure our business in selected international areas, we currently operate 21 facilities, either on our own or through joint ventures, in Argentina, Belgium, Brazil, Canada, France, Germany, Hungary, Mexico, Poland, Spain and Turkey. In 2000, we experienced a decline in our operations in the United Kingdom. This reduction in business was the result of the loss of a key customer due to a consolidation of its filling requirements to a smaller number of locations, several of which were not within an economical shipping distance from our U.K. facilities. Also in 2000, we experienced a downturn in financial performance in certain plants in France. In the first half of 2001, we experienced a downturn in financial performance in our operations in Argentina and later in 2001, our operations in Argentina were subjected to the severe downturn in the Argentine economy. In the third quarter of 2001, we experienced a loss or reduction of business at our plant in Sovico, Italy. In early 2001, we closed our facility in Anjou, Quebec, Canada and in early 2002 announced the closing of another plant in Burlington, Ontario, Canada. Business from these facilities was consolidated into other North American facilities as a result of these closures. During the latter portion of 2001, we committed to plans to sell or close certain plants in Europe, including plants in France, Germany, Italy and the United Kingdom. On March 30, 2001 we increased our interest in Masko Graham, our Polish operations, from 50% to 51%.

     For the quarter ended March 31, 2002, 82% of our net sales were generated by our top twenty customers, the majority of which are under long-term contracts with terms up to ten years; the remainder of which were generated by customers with which we have been doing business for over 18 years on average. Prices under these arrangements are typically tied to market standards and, therefore, vary with market conditions. In general, the contracts are requirements contracts that do not obligate the customer to purchase any given amount of product from us.

     Based on industry data, the following table summarizes average market prices per pound of PET and HDPE resins in North America over the years ended December 31, 1999, 2000 and 2001 and over the quarters ended March 31, 2001 and 2002:





                          YEAR ENDED DECEMBER 31,    QUARTER ENDED MARCH 31,
                    ------------------------------------ ---------------------
                       1999         2000         2001       2001       2002
                    ----------   ----------   ---------- ---------- ----------
   PET ..........    $  0.54      $  0.62      $  0.65    $  0.64    $  0.56
   HDPE .........       0.41         0.44         0.43       0.47       0.36


     In general, our dollar gross profit is substantially unaffected by fluctuations in the prices of PET and HDPE resins, the primary raw materials for our products, because industry practice and agreements with our customers permit substantially all resin price changes to be passed through to customers by means of corresponding changes in product pricing. Consequently, we believe that our cost of goods sold, as well as other expense items, should not be analyzed solely on a percentage of net sales basis. A sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers, and could result in a slower pace of conversions to plastic containers.

     Graham Packaging Holdings Company did not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the distributive share of the applicable income or loss was included in the tax returns of the partners. Graham Packaging Holdings Company made tax distributions to its partners in 1998 and 1999, but does not expect to make any additional tax distributions prior to or in connection with the IPO reorganization. After the IPO reorganization, Graham Packaging Company Inc. will not be required to make tax distributions. Our foreign operations are subject to tax in their local jurisdictions. Most of these entities have historically incurred net operating losses.

     As a result of the IPO reorganization that will occur prior to this offering, Graham Packaging Company Inc.'s income will become subject to federal and state income taxes and Graham Packaging Company Inc. will record a total net deferred tax asset of $182.0 million as of March 31, 2002, on a pro forma basis after giving effect to the IPO reorganization, which will reduce future cash taxes payable.

     The net deferred tax asset is net of a valuation allowance of approximately $28 million that Graham Packaging Company Inc. expects to record based on our belief that a portion of net operating loss carryforwards will not be utilized. In addition, we believe that the IPO reorganization and the related common stock offering may result in an "ownership change" of our company as defined under Section 382 of the Internal Revenue Code, which would limit our ability to use all of the net operating loss carryforwards. Assuming an ownership change we believe, based on a number of factual assumptions, that Graham Packaging Company Inc.'s net operating loss carryforwards would be available to offset taxable income of approximately $14 million to $22 million each year. It is possible that the limitation may be less if some of our assumptions are incorrect or if we undergo an ownership change in the future.

     We will incur non-recurring charges which will be charged to earnings in the quarter in which the IPO reorganization, this offering and the concurrent transactions occur. If these transactions had occurred in the quarter ended March 31, 2002, on a pro forma basis, after giving effect to those transactions, these charges would have been:

     o An expense of $12.6 million resulting from the write-off of debt issuance fees related to the indebtedness repaid;

     o An expense of $19.6 million resulting from the premiums, fees and expenses associated with the repurchase of Graham Packaging Company Inc.'s senior discount notes;

     o A net expense of $4.2 million (consisting of a $7.0 million non-cash charge less the associated tax benefit of $2.8 million) resulting from the reclassification into earnings of the unrealized loss on interest rate swap agreements applicable to indebtedness under the existing senior credit agreement; and

     o A one-time charge to earnings to record a deferred tax liability of $43.0 million that we will recognize as a result of becoming a taxable entity.

RESULTS OF OPERATIONS

     The following tables set forth the major components of our net sales and our net sales expressed as a percentage of total net sales:



                                                YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------------------
                                   1999                   2000                   2001
                          ---------------------- ---------------------- ----------------------
                                                     (IN MILLIONS)
North America ...........  $  566.2       77.4%   $  667.2       79.2%   $  742.5       80.4%
Europe ..................     140.9       19.3       146.2       17.3       154.3       16.7
Latin America ...........      24.5        3.3        29.2        3.5        26.3        2.9
                           --------      -----    --------      -----    --------      -----
Total Net Sales .........  $  731.6      100.0%   $  842.6      100.0%   $  923.1      100.0%
                           ========      =====    ========      =====    ========      =====




                                          QUARTER ENDED
                          ---------------------------------------------
                              APRIL 1, 2001          MARCH 31, 2002
                          ---------------------- ----------------------
                                          (IN MILLIONS)
North America ...........  $  188.7       80.0%   $  185.0       79.9%
Europe ..................      40.4       17.1        39.0       16.9
Latin America ...........       6.9        2.9         7.5        3.2
                           --------      -----    --------      -----
Total Net Sales .........  $  236.0      100.0%   $  231.5      100.0%
                           ========      =====    ========      =====



                                                YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------------------
                                   1999                   2000                   2001
                          ---------------------- ---------------------- ----------------------
                                                     (IN MILLIONS)
Food & Beverage .........  $  333.4       45.6%   $  416.2       49.4%   $  511.6       55.4%
Household & Personal
 Care ...................     187.5       25.6       210.6       25.0       208.5       22.6
Automotive ..............     210.7       28.8       215.8       25.6       203.0       22.0
                           --------      -----    --------      -----    --------      -----
Total Net Sales .........  $  731.6      100.0%   $  842.6      100.0%   $  923.1      100.0%
                           ========      =====    ========      =====    ========      =====



                                          QUARTER ENDED
                          ---------------------------------------------
                              APRIL 1, 2001          MARCH 31, 2002
                          ---------------------- ----------------------
                                          (IN MILLIONS)
Food & Beverage .........  $  129.6       54.9%   $  132.5       57.3%
Household & Personal
 Care ...................      54.2       23.0        51.0       22.0
Automotive ..............      52.2       22.1        48.0       20.7
                           --------      -----    --------      -----
Total Net Sales .........  $  236.0      100.0%   $  231.5      100.0%
                           ========      =====    ========      =====

QUARTER ENDED MARCH 31, 2002 COMPARED TO QUARTER ENDED APRIL 1, 2001

     Net Sales. Net sales for the quarter ended March 31, 2002 decreased $4.5 million or 1.9% to $231.5 million from $236.0 million for the quarter ended April 1, 2001. The decrease in sales was primarily due to a decrease in resin pricing, offset by a 10.8% increase in units sold, principally due to additional food and beverage container business where units increased by 15.0%. On a geographic basis, sales for the quarter ended March 31, 2002 in North America were down $3.7 million or 2.0% from the quarter ended April 1, 2001. The North American sales decrease included higher units sold of 6.7%. North American sales in the household and personal care business and the automotive business contributed $2.4 million and $3.8 million, respectively, to the decrease, while sales in the food and beverage business increased $2.5 million. Units sold in North America increased by 11.1% in the food and beverage business, 2.4% in the household and personal care business and 1.0% in the automotive business. Sales for the quarter ended March 31, 2002 in Europe were down $1.4 million or 3.5% from the quarter ended April 1, 2001. Overall, European sales reflected a 17.2% increase in units sold. The decrease in sales was primarily due to a decrease in resin pricing and exchange rate changes of approximately $1.8 million for the quarter ended March 31, 2002 compared to the quarter ended April 1, 2001. Sales in Latin America for the quarter ended March 31, 2002 were up $0.6 million or 8.7% from the quarter ended April 1, 2001, primarily due to an increase in units sold of 24.8%, offset by exchange rate changes of approximately $1.6 million.

     Gross Profit. Gross profit for the quarter ended March 31, 2002 increased $5.7 million to $40.1 million from $34.4 million for the quarter ended April 1, 2001. Gross profit for the quarter ended March 31, 2002 increased $3.9 million in North America and $1.8 million in Europe, while remaining flat in Latin America, when compared to the quarter ended April 1, 2001. The increase in gross profit resulted primarily from the higher sales volume in North America and Europe and improved operating performance in North America and Europe as compared to the prior year.

     Selling, General & Administrative Expenses. Selling, general and administrative expenses for the quarter ended March 31, 2002 increased $0.5 million to $14.4 million from $13.9 million for the quarter ended April 1, 2001. The increase in 2002 selling, general and administrative expenses was primarily due to overall growth in the business. Selling, general and administrative expenses include certain non-recurring charges of $0.2 million and $0.1 million for the quarter ended March 31, 2002 and April 1, 2001, respectively, comprised primarily in both periods of global reorganization costs. As a percent of sales, selling, general and administrative expenses, excluding non-recurring charges, increased to 6.1% of sales for the quarter ended March 31, 2002 from 5.8% for the quarter ended April 1, 2001.

     Interest Expense, Net. Interest expense, net decreased $4.0 million to $22.0 million for the quarter ended March 31, 2002 from $26.0 million for the quarter ended April 1, 2001. The decrease was primarily related to lower interest rates for the quarter ended March 31, 2002 as compared to the quarter ended April 1, 2001. Interest expense, net includes $4.0 million and $3.5 million of non-cash interest on our senior discount notes for the quarter ended March 31, 2002 and April 1, 2001, respectively.

     Other (Income) Expense. Other income was $0.1 million for the quarter ended March 31, 2002 as compared to other expense of $0.6 million for the quarter ended April 1, 2001. The higher income was primarily due to a lower equity loss and a lower foreign exchange loss in the quarter ended March 31, 2002 as compared to the quarter ended April 1, 2001.

     Net Income (Loss). Primarily as a result of factors discussed above, net income was $3.2 million for the quarter ended March 31, 2002 compared to a net loss of $6.2 million for the quarter ended April 1, 2001.

     Adjusted EBITDA. Primarily as a result of factors discussed above, Adjusted EBITDA, as defined in "Selected Financial Data", increased $7.4 million or 18.8% to $46.7 million for the quarter ended March 31, 2002 from $39.3 million for the quarter ended April 1, 2001.


2001 COMPARED TO 2000

     Net Sales. Net sales for the year ended December 31, 2001 increased $80.5 million to $923.1 million from $842.6 million for the year ended December 31, 2000. The increase in sales was primarily due to an increase in units sold. Units sold increased by 18.7% for the year ended December 31, 2001 as compared to the year ended December 31, 2000, primarily due to additional North American food and beverage business, where units sold increased by 38.0%. On a geographic basis, sales for the year ended December 31, 2001 in North America were up $75.3 million or 11.3% from the year ended December 31, 2000. The North American sales increase included higher units sold of 15.6%. North American sales in the food and beverage business and the household and personal care business contributed $83.2 million and $0.9 million, respectively, to the increase, while sales in the automotive business were $8.8 million lower. Units sold in North America increased by 38.0% in the food and beverage business, but decreased by 0.8% in the household and personal care business and by 3.8% in the automotive business. Sales for the year ended December 31, 2001 in Europe were up $8.1 million or 5.5% from the year ended December 31, 2000, principally in the food and beverage business. Overall, European sales reflected a 25.6% increase in units sold. The growth in sales due to capital investments made in recent periods was primarily offset by exchange rate changes of approximately $5.0 million for the year ended December 31, 2001 compared to the year ended December 31, 2000. Sales in Latin America for the year ended December 31, 2001 were down $2.9 million or 9.9% from the year ended December 31, 2000, primarily due to exchange rate changes of approximately $5.9 million, offset by a 3.1% increase in units sold.

     Gross Profit. Gross profit for the year ended December 31, 2001 increased $17.4 million to $151.9 million from $134.5 million for the year ended December 31, 2000. Gross profit for the year ended December 31, 2001 increased $9.5 million in North America, increased $8.7 million in Europe and decreased $0.8 million in Latin America when compared to the year ended December 31, 2000. The increase in gross profit resulted primarily from higher sales volume in North America and Europe, along with restructuring and customer consolidation in Europe. The continued economic uncertainties in Argentina and exchange rate changes in Brazil were contributing factors to the decrease in the Latin American gross profit.

     Selling, General & Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2001 increased $2.0 million to $58.2 million from $56.2 million for the year ended December 31, 2000. The increase in selling, general and administrative expenses is due primarily to overall growth in the business, offset by lower non-recurring charges for the year ended December 31, 2001 compared to the year ended December 31, 2000. As a percent of sales, selling, general and administrative expenses, excluding non-recurring charges, increased to 6.2% of sales in 2001 from 5.9% in 2000.

     Impairment Charges. During 2001, we evaluated the recoverability of our long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

     o Argentina (Latin America) -- operating losses and cash flow deficits experienced, the loss or reduction of business and the severe downturn in the Argentine economy;

     o Italy (Europe) -- operating losses and reduction of business, as well as our commitment to a plan to sell these locations;

     o Certain plants in France (Europe) -- our commitment to a plan to sell or close these locations;

     o Bad Bevensen, Germany (Europe) -- our commitment to a plan to sell or close this location;

     o United Kingdom (Europe) -- our commitment to a plan to close this location;

     o Burlington, Canada (North America) -- our commitment to a plan to close this location; and

     o Turkey (Europe) -- a significant change in the ability to utilize certain assets.

     During 2000, we evaluated the recoverability of our long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

     o  United Kingdom (Europe) -- operating losses experienced and projected;

     o Certain plants in France (Europe) -- operating losses experienced and projected;

     o Anjou, Canada (North America) -- operating losses experienced and projected; and

     o Brazil (Latin America) -- a significant change in the ability to utilize certain assets.

     For assets we continued to hold and use, we determined that the undiscounted cash flows were below the carrying value of certain long-lived assets in these locations. Accordingly, we adjusted the carrying values of these long-lived assets to their estimated fair values, resulting in impairment charges of $4.1 million and $15.8 million for the years ended December 31, 2001 and 2000, respectively. For assets to be disposed of, we adjusted the carrying values of these long-lived assets to the lower of their carrying values or their estimated fair values less costs to sell, resulting in impairment charges of $24.8 million and $0.5 million for the years ended December 31, 2001 and 2000, respectively. These assets have a remaining carrying amount as of December 31, 2001 of $0.1 million. Similarly, we evaluated the recoverability of our enterprise goodwill, and consequently recorded impairment charges of $9.1 million and $4.8 million for the years ended December 31, 2001 and 2000, respectively. Goodwill was evaluated for impairment and the resulting impairment charge recognized based on a comparison of the related net book value of the enterprise to projected discounted future cash flows of the enterprise.

     As of December 31, 2001, all of the assets in Italy and certain assets in France, Germany, the United Kingdom and Canada were held for disposal. Operating (loss) income for the United Kingdom for each of the three years ended December 31, 2001, 2000 and 1999 was $(3.7) million, $(9.1) million and $1.7 million, respectively. Operating loss for Italy for each of the three years ended December 31, 2001, 2000 and 1999 was $7.8 million, $1.5 million and $1.8 million, respectively. Discrete financial information is not available for the other locations whose assets are held for disposal.

     Special Charges and Unusual Items. In 2001 and 2000, special charges and unusual items of $0.2 million and $1.1 million, respectively, related to compensation costs related to our 1998 recapitalization.

     Interest Expense, Net. Interest expense, net decreased $3.2 million to $98.5 million for the year ended December 31, 2001 from $101.7 million for the year ended December 31, 2000. The decrease was primarily related to lower interest rates in 2001 compared to 2000. Interest expense, net includes $15.0 million and $13.6 million of non-cash interest on our senior discount notes for the years ended December 31, 2001 and 2000, respectively.

     Other Expense (Income). Other expense (income) was $0.2 million for the year ended December 31, 2001 as compared to $0.3 million for the year ended December 31, 2000. The lower loss was due primarily to a higher foreign exchange gain in the year ended December 31, 2001 as compared to the year ended December 31, 2000.

     Net Loss. Primarily as a result of factors discussed above, net loss for the year ended December 31, 2001 was $44.0 million compared to net loss of $45.6 million for the year ended December 31, 2000.

     Adjusted EBITDA. Primarily as a result of factors discussed above, Adjusted EBITDA for the year ended December 31, 2001 increased 11.6% to $171.5 million from $153.7 million for the year ended December 31, 2000.


2000 COMPARED TO 1999

     Net Sales. Net sales for the year ended December 31, 2000 increased $111.0 million to $842.6 million from $731.6 million for the year ended December 31, 1999. The increase in sales was primarily due to increases in resin prices and units sold. Units sold increased by 18.0% for the year ended December 31, 2000 as compared to the year ended December 31, 1999, primarily due to additional North American food and beverage business, where units sold increased by 45.1%. On a geographic basis, sales for the year ended December 31, 2000 in North America were up $101.0 million or 17.8% from the year ended December 31, 1999. The North American sales increase included higher units sold of 17.1%. North American sales in the food and beverage business, the household and personal care business and the automotive business contributed $71.2 million, $18.5 million and $11.3 million, respectively, to the increase. Units sold in North America increased by

45.1% in food and beverage and 7.8% in household and personal care, but decreased by 2.6% in automotive. Sales for the year ended December 31, 2000 in Europe were up $5.3 million or 3.8%, net of a $4.4 million decrease in the United Kingdom, from the year ended December 31, 1999, principally in the food and beverage business. Overall, European sales reflected a 20.9% increase in units sold. The growth in sales due to capital investments made in recent periods was primarily offset by exchange rate changes of approximately $21.6 million for the year ended December 31, 2000 compared to the year ended December 31, 1999. Sales in Latin America for the year ended December 31, 2000 were up $4.7 million or 19.2% from the year ended December 31, 1999, primarily due to the inclusion of the Argentine subsidiary. Overall, Latin American sales reflected a 7.4% increase in units sold.

     Gross Profit. Gross profit for the year ended December 31, 2000 decreased $8.2 million to $134.5 million from $142.7 million for the year ended December 31, 1999. Gross profit for the year ended December 31, 2000 increased $0.5 million in North America, decreased $8.4 million in Europe and decreased $0.3 million in Latin America when compared to the year ended December 31, 1999. The decrease in gross profit resulted primarily from increased plant start-up costs of $4.0 million in North America and Europe, non-recurring charges of $1.8 million in North America, Europe and Latin America and increased costs associated with expanding capacity in anticipation of product demand from certain key customers, partially offset by the higher sales volume in North America for the year ended December 31, 2000 compared to the year ended December 31, 1999.

     Selling, General & Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 2000 increased $8.2 million to $56.2 million from $48.0 million for the year ended December 31, 1999. The increase in selling, general and administrative expenses is due primarily to non-recurring charges, including costs related to a postponed initial public offering ($1.5 million) and restructuring costs incurred in North America ($0.8 million), Europe ($3.3 million) and Latin America ($0.4 million). As a percent of sales, selling, general and administrative expenses, excluding non-recurring charges, decreased to 5.9% of sales in 2000 from 6.6% in 1999.

     Impairment Charges. Due to operating losses experienced and projected in our United Kingdom operations and certain Canadian and French operations, and an inability to utilize certain assets in our Brazilian operations, we evaluated the recoverability of our long-lived assets in these locations. We determined that the undiscounted cash flows were below the carrying value of certain long-lived assets in these locations. Accordingly, we adjusted the carrying values of these long-lived assets in these locations to their estimated fair values, resulting in an impairment charge of $16.3 million for the year ended December 31, 2000. Similarly, we evaluated the recoverability of our goodwill in these locations, and consequently recorded an impairment charge of $4.8 million for the year ended December 31, 2000. Goodwill was evaluated for impairment and the resulting impairment charge recognized based on a comparison of the related net book value of the enterprise to projected discounted future cash flows of the enterprise.

     Special Charges and Unusual Items. In 2000, special charges and unusual items included $1.1 million related to compensation costs related to our 1998 recapitalization. In 1999, special charges and unusual items included $2.7 million related to compensation costs related to our 1998 recapitalization, $0.6 million of restructuring charges relating to operations in Europe and $1.3 million in costs related to year 2000 system conversion.

     Interest Expense, Net. Interest expense, net increased $14.2 million to $101.7 million for the year ended December 31, 2000 from $87.5 million for the year ended December 31, 1999. The increase was primarily related to increased debt levels in 2000 compared to 1999. Interest expense, net includes $13.6 million and $12.4 million of non-cash interest on our senior discount notes for the years ended December 31, 2000 and 1999, respectively.

     Other Expense (Income). Other expense (income) was $0.3 million for the year ended December 31, 2000 as compared to $(0.7) million for the year ended December 31, 1999. The higher loss was due primarily to higher foreign exchange loss in the year ended December 31, 2000 as compared to the year ended December 31, 1999.

     Net (Loss) Income. Primarily as a result of factors discussed above, net loss for the year ended December 31, 2000 was $45.6 million compared to net income of $1.3 million for the year ended December 31, 1999.

     Adjusted EBITDA. Primarily as a result of factors discussed above, Adjusted EBITDA for the year ended December 31, 2000 increased 3.1% to $153.7 million from $149.1 million for the year ended December 31, 1999.


EFFECT OF CHANGES IN EXCHANGE RATES

     In general, our results of operations are affected by changes in foreign exchange rates. Subject to market conditions, we price our products in our foreign operations in local currencies. As a result, a decline in the value of the U.S. dollar relative to these other currencies can have a favorable effect on our profitability, and an increase in the value of the dollar relative to these other currencies can have a negative effect on our profitability. Exchange rate fluctuations decreased comprehensive income by $22.3 million, $10.4 million and $10.4 million for the years ended December 31, 1999, 2000 and 2001, respectively.


LIQUIDITY AND CAPITAL RESOURCES

     In 1999, 2000 and 2001, we generated $199.1 million of cash from operations, $132.2 million from increased indebtedness and $97.6 million from capital contributions. This $428.9 million was primarily used to fund $408.7 million of capital expenditures, $10.6 million of investments, $1.1 million of debt issuance fee payments and $8.5 million of other net uses. In the quarter ended March 31, 2002, we funded through our various borrowing arrangements and operating activities $21.4 million of investing activities, consisting of $21.7 million of capital expenditures, offset by $0.3 million of proceeds from the sale of our Italian operations.

     The existing senior credit agreement currently consists of four term loans to the issuers with initial term loan commitments totaling $570.0 million and two revolving loan facilities to the issuers totaling $255.0 million. As of March 31, 2002, approximately $153.5 million of loans and $0.5 million of letters of credit were outstanding under the existing revolving credit facilities and $520.7 million of loans were outstanding under the term loan facilities. The obligations of the issuers under the existing senior credit agreement are guaranteed by Graham Packaging Holdings Company and its U.S. subsidiaries.

     Concurrent with this offering, the issuers will enter into a new senior credit agreement, which will replace the existing senior credit agreement and will consist of a $550.0 million term loan facility and a $150.0 million revolving credit facility. As of March 31, 2002, on a pro forma basis after giving effect to this offering and the concurrent transactions, the issuers would have had $150.0 million of unused availability under the new revolving credit facility. The issuers' obligations under the new senior credit agreement will be guaranteed by Graham Packaging Company Inc. and its U.S. subsidiaries. We expect that the new term loan will be payable in quarterly installments through July 31, 2009, and, on a pro forma basis after giving effect to this offering and the concurrent transactions, would require payments of $5.0 million in 2003, $5.0 million in 2004, $25.0 million in 2005, $50.0 million in 2006, $50.0 million in 2007, $207.5 million in 2008 and $207.5 million in 2009.
The term loan facility will become due on July 15, 2007 if the existing $225.0 million senior subordinated notes due 2008 and the $100.0 million senior
subordinated notes offered hereby have not been refinanced prior to      ,
2007. We expect to fund scheduled debt repayments from cash from operations and unused lines of credit. The new revolving loan facility will expire on July 31, 2007.

     The new senior credit agreement will contain affirmative and negative covenants relating to our operations and financial condition, as well as restrictions on the payment of dividends and other distributions to Graham Packaging Company Inc. Substantially all of our domestic tangible and intangible assets will be pledged as collateral pursuant to the terms of the new senior credit agreement. See "Description of Other Indebtedness".

     The 1998 recapitalization also included the issuance by the issuers of $225.0 million of senior subordinated notes due 2008 and the issuance by Graham Packaging Holdings Company of $169.0 million aggregate principal amount at maturity of senior discount notes due 2009 which yielded gross proceeds of $100.6 million. At March 31, 2002, the aggregate accreted value of the senior discount notes was $155.7 million. The senior subordinated notes are unconditionally guaranteed on a senior subordinated basis by Graham Packaging Holdings Company and mature on January 15, 2008, with interest payable on $150.0 million at a fixed rate of 8.75% and with interest payable on $75.0 million at LIBOR plus 3.625%. The senior discount notes mature on January 15, 2009, with cash interest payable semi-annually beginning July 15, 2003 at 10.75%. The effective interest rate to maturity on the senior discount notes is 10.75%. Concurrent with this offering and the IPO reorganization, Graham Packaging Company Inc. intends to offer to purchase for cash in a tender offer all $169.0 million aggregate principal amount at maturity of our outstanding senior discount notes with proceeds from the initial public offering of common stock.

     At March 31, 2002, our outstanding indebtedness was $1,078.4 million and, on a pro forma basis after giving effect to this offering and the concurrent transactions, would have been $898.5 million.

     Total capital expenditures, excluding acquisitions, for 1999, 2000, and 2001 were $171.0 million, $163.4 million and $74.3 million, respectively. We believe that capital investment to maintain and upgrade property, plant and equipment is important to remain competitive. We estimate that the annual capital expenditures required to maintain our current facilities are currently approximately $30 million per year. Additional capital expenditures beyond this amount will be required to expand capacity.

     Unused lines of credit at December 31, 2000 and 2001 were $134.8 million and $132.9 million, respectively, and at March 31, 2002 were $101.0 million. Substantially all unused lines of credit have no major restrictions, except as described in "Related Party Transactions", and are provided under notes between us and the lending institution.

     An equity contribution of $50.0 million was made by Graham Packaging Holdings Company's owners to it on September 29, 2000, satisfying Blackstone's first capital call obligation under the existing senior credit agreement and capital call agreement. As part of the second amendment to the existing senior credit agreement, if certain events of default were to occur, or if our Net Leverage Ratio were above certain levels for test periods beginning June 30, 2001, Blackstone agreed to make an additional equity contribution to Graham Packaging Holdings Company through the administrative agent of up to $50.0 million. An additional equity contribution of $50.0 million was made by Graham Packaging Holdings Company's owners on March 29, 2001, fully satisfying Blackstone's final obligation under the capital call agreement dated as of August 13, 1998, as amended on March 29, 2000. We used the proceeds of the capital calls to reduce our outstanding revolving credit loans.

     As market conditions warrant, we and our major equityholders, including Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliates, may from time to time repurchase debt securities issued by us in privately negotiated transactions, open market transactions, by tender offer or otherwise.

     Capital expenditures for the quarter ended March 31, 2002 were $21.7 million. For the fiscal year 2002, we expect to incur approximately $120 million of capital expenditures. However, total capital expenditures for 2002 will depend on the size and timing of growth related opportunities. Our principal sources of cash to fund capital requirements will be net cash provided by operating activities and borrowings under either our existing or the new senior credit agreement.

     Under the new senior credit agreement, the issuers will be subject to restrictions on the payment of dividends or other distributions to Graham Packaging Company Inc., except that the issuers may pay dividends or other distributions to it:

     o in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses;

     o to fund purchases and redemptions of equity interests of Graham Packaging Company Inc. held by then present or former officers or employees of Graham Packaging Company Inc., Graham Packaging Company, L.P. or its subsidiaries or by any employee stock ownership plan upon that person's death, disability, retirement or termination of employment or other circumstances with annual dollar limitations; and

     o to finance, starting on July 15, 2003, the payment of cash interest payments by us on any remaining senior discount notes not tendered in the tender offer and that remain outstanding at that time.


CONTRACTUAL OBLIGATIONS AND COMMITMENTS

     The following table sets forth our contractual obligations and commitments as of December 31, 2001:




                                                             PAYMENTS DUE IN FISCAL YEAR
                                      -------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS                   TOTAL        2002     2003 AND 2004   2005 AND 2006   2007 AND BEYOND
------------------------------------- ------------- ---------- --------------- --------------- ----------------
                                                                    (IN MILLIONS)
Long-term debt (1) ..................  $  1,036.4    $  28.9      $  248.0        $  308.2         $  451.3
Capital lease obligations ...........        16.0        1.7           3.8             4.2              6.3
Operating leases ....................        76.0       15.4          25.5            11.5             23.6
Capital expenditures ................        26.8       26.8            --              --               --
                                       ----------    -------      --------        --------         --------
 Total contractual cash obligations .  $  1,155.2    $  72.8      $  277.3        $  323.9         $  481.2
                                       ==========    =======      ========        ========         ========

----------
(1) As of December 31, 2001, on a pro forma basis, after giving effect to the IPO reorganization, this offering and the concurrent transactions, our actual obligations relating to long-term debt would have been as follows:




    TOTAL          2002      2003 AND 2004     2005 AND 2006     2007 AND BEYOND
-------------   ---------   ---------------   ---------------   ----------------
                                 (IN MILLIONS)
$  882.8          $ 6.4         $ 22.7            $ 88.2            $ 765.5


TRANSACTIONS WITH AFFILIATES

     Our relationship with Graham Engineering is significant to our business. It provides us with equipment, technology and services. We are a party to an equipment sales, service and licensing agreement with Graham Engineering, under which Graham Engineering will provide us with the Graham Wheel, which is an extrusion blow molding machine, and related technical support. We paid Graham Engineering approximately $20.4 million, $8.5 million and $10.3 million for such services and equipment for the years ended December 31, 1999, 2000 and 2001, respectively, and $2.3 million for the quarter ended March 31, 2002.

     Graham Family Growth Partnership has supplied management services to us since 1998. We paid Graham Family Growth Partnership $1.0 million for its services for each of the three years ended December 31, 1999, 2000 and 2001 and $0.3 million for its services for the quarter ended March 31, 2002.

     Blackstone has supplied management services to us since 1998. We paid Blackstone $1.0 million for its services for each of the three years ended December 31, 1999, 2000 and 2001 and $0.3 million for its services for the quarter ended March 31, 2002.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES


 Long-Lived Assets

     Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with

Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." We use an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. Any impairment loss, if indicated, is measured on the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risk involved. Enterprise goodwill not associated with assets being tested for impairment under SFAS 121 is evaluated based on a comparison of discounted future cash flows of the enterprise compared to the related net book value of the enterprise. We believe that this policy is critical to the financial statements, particularly when evaluating long-lived assets for impairment. Varying results of this analysis are possible due to the significant estimates involved in our evaluations.


 Derivatives

     On January 1, 2001 we adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 138. These standards establish accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portion of the change in the fair value of the derivative will be recorded in other comprehensive income and will be recognized in the income statement when the hedged item affects earnings. On January 1, 2001, in connection with the adoption of SFAS 133, we recorded $0.4 million in other comprehensive income as a cumulative transition adjustment for derivatives designated as cash flow hedges prior to adopting SFAS 133. We have entered into interest rate swap agreements to hedge the exposure to increasing rates with respect to the existing senior credit agreement and anticipate continuing to do so with respect to the new senior credit agreement. These interest rate swaps are accounted for as cash flow hedges. The effective portion of the change in the fair value of the interest rate swaps recorded in other comprehensive income was $13.5 million for the year ended December 31, 2001. Approximately 73% of the amount recorded within other comprehensive income is expected to be recognized as interest expense in the next twelve months. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings. Continued use of hedge accounting is dependent on our adherence to this accounting policy. Failure to properly document our interest rate swaps as cash flow hedges would result in income statement recognition of all or part of the $13.5 million recorded in other comprehensive income as of December 31, 2001. The potential income statement impact resulting from a failure to adhere to this policy makes this policy critical to the financial statements.

     We also enter into forward exchange contracts, when considered appropriate, to hedge the exchange rate exposure on transactions that are denominated in a foreign currency. These forward contracts are accounted for as fair value hedges. During the year ended December 31, 2001, we recognized no net gain or loss in earnings as a result of fair value hedges. We had no outstanding forward exchange contracts as of December 31, 2001.


 Benefit Plan Accruals

     We have several defined benefit plans, under which participants earn a retirement benefit based upon a formula set forth in the plan. We record expense related to these plans using actuarially determined amounts that are calculated under the provisions of SFAS 87, "Employer's Accounting for Pensions". Key assumptions used in the actuarial valuations include the discount rate and the anticipated rate of return on plan assets. These rates are based on market interest rates, and therefore, fluctuations in market interest rates could impact the amount of pension expense recorded for these plans.

 Income Taxes


     As of March 31, 2002, we had net operating loss carryforwards in connection with our foreign operations that can be utilized to offset future income in foreign tax jurisdictions. These net operating losses generated a deferred tax asset of $27.6 million. However, we have recorded a valuation allowance of $27.6 million against this deferred tax asset as we have determined that it is more likely than not that we will not be able to utilize the net operating losses. Should our assumptions regarding the utilization of these net operating losses change, we may reduce some or all of this valuation allowance, which would result in the recording of an income tax benefit.


     For disclosure of all of our significant accounting policies see note 1 to the financial statements.


NEW ACCOUNTING PRONOUNCEMENTS


     On January 1, 2002, we adopted SFAS 142, "Goodwill and Other Intangible Assets." SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. We are in the process of completing step one of the transitional goodwill impairment test and have not determined the impact, if any, that the goodwill impairment test will have on our consolidated financial position or results of operations. We will complete step one of the transitional goodwill impairment test by June 30, 2002.


     On January 1, 2002, we adopted SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. We have determined that there was no impact on our consolidated financial position or results of operations as a result of the adoption of SFAS 144.


     On April 30, 2002, SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" was approved by the FASB. As a result, gains and losses from extinguishment of debt should be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion 30. We are required to implement SFAS 145 on January 1, 2003. We do not believe that adoption of SFAS 145 will have a significant impact on our results of operations or financial position.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     We had significant long and short-term debt commitments outstanding as of December 31, 2001. These on-balance sheet financial instruments, to the extent they provide for variable rates of interest, expose us to interest rate risk. We manage our interest rate risk by entering into interest rate swap agreements. All of our derivative financial instrument transactions are entered into for non-trading purposes.


     To the extent that our financial instruments, including off-balance sheet derivative instruments, expose us to interest rate risk and market risk, they are presented in the tables below. For variable rate debt obligations, the tables present principal cash flows and related actual weighted average interest rates as of December 31, 2001 and 2000. For fixed-rate debt obligations, the following tables present principal cash flows and related weighted-average interest rates by maturity dates. For interest rate swap agreements, the table presents notional amounts and the interest rates by expected (contractual) maturity dates for the pay rate and actual interest rates at December 31, 2001 and 2000 for the receive rate.

                                        EXPECTED MATURITY DATE OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) AND
                                                   INTEREST RATE SWAP AGREEMENTS AT DECEMBER 31, 2001
                              ---------------------------------------------------------------------------------------------
                                  2002         2003          2004         2005          2006      THEREAFTER      TOTAL
                              ------------ ------------ ------------- ------------ ------------- ------------ -------------
                                                                     (IN THOUSANDS)
Interest rate sensitive
liabilities:
Variable rate borrowings,
 including short-term
 amounts ....................   $ 30,585     $ 31,610     $ 220,147     $ 67,476     $ 245,041    $ 155,894    $  750,753
 Average interest rate ......       5.65%        4.74%         4.65%        4.78%         4.87%        6.26%         5.11%
Fixed rate borrowings .......         --           --            --           --            --      301,638       301,638
 Average interest rate ......         --           --            --           --            --         9.76          9.76
  Total interest rate
  sensitive liabilities .....   $ 30,585     $ 31,610     $ 220,147     $ 67,476     $ 245,041    $ 457,532    $1,052,391
                                ========     ========     =========     ========     =========    =========    ==========
Derivatives matched
 against liabilities:
 Pay fixed swaps ............   $200,000     $300,000            --           --            --           --    $  500,000
 Pay rate ...................       5.81%        5.25%           --           --            --           --          5.47%
 Receive rate ...............       1.94         2.99            --           --            --           --          2.57



                                FAIR VALUE
                               DECEMBER  31,
                                   2001
                              --------------
                              (IN THOUSANDS)
Interest rate sensitive
liabilities:
Variable rate borrowings,
 including short-term
 amounts ....................   $ 750,753
 Average interest rate ......
Fixed rate borrowings .......     247,490
 Average interest rate ......
  Total interest rate
  sensitive liabilities .....   $ 998,243
                                =========
Derivatives matched
 against liabilities:
 Pay fixed swaps ............   $ (13,145)
 Pay rate ...................
 Receive rate ...............


                                        EXPECTED MATURITY DATE OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) AND
                                                   INTEREST RATE SWAP AGREEMENTS AT DECEMBER 31, 2000
                              --------------------------------------------------------------------------------------------
                                  2001         2002         2003          2004         2005      THEREAFTER      TOTAL
                              ------------ ------------ ------------ ------------- ------------ ------------ -------------
                                                                     (IN THOUSANDS)
Interest rate sensitive
liabilities:
Variable rate borrowings,
 including short-term
 amounts ....................   $ 27,359     $ 27,160     $ 29,714     $ 220,825     $ 67,163    $ 401,278    $  773,499
 Average interest rate ......       9.43%        9.37%        9.35%         9.50%        9.78%       10.10%         9.82%
Fixed rate borrowings .......         --           --           --            --           --      286,680       286,680
 Average interest rate ......         --           --           --            --           --         9.70          9.70
  Total interest rate
  sensitive liabilities .....   $ 27,359     $ 27,160     $ 29,714     $ 220,825     $ 67,163    $ 687,958    $1,060,179
                                ========     ========     ========     =========     ========    =========    ==========
Derivatives matched
 against liabilities:
 Pay fixed swaps ............   $150,000     $200,000     $100,000            --           --           --    $  450,000
 Pay rate ...................       5.51%        5.81%        5.77%           --           --           --          5.70%
 Receive rate ...............       6.73         6.73         6.73            --           --           --          6.73



                                FAIR VALUE
                               DECEMBER 31,
                                   2000
                              -------------
                              (IN THOUSANDS)
Interest rate sensitive
liabilities:
Variable rate borrowings,
 including short-term
 amounts ....................    $773,499
 Average interest rate ......
Fixed rate borrowings .......     140,700
 Average interest rate ......
  Total interest rate
  sensitive liabilities .....    $914,199
                                 ========
Derivatives matched
 against liabilities:
 Pay fixed swaps ............    $    392
 Pay rate ...................
 Receive rate ...............

     We also enter into forward exchange contracts, when considered appropriate, to hedge foreign exchange rate exposure on transactions that are denominated in a foreign currency. As of December 31, 2000 we had forward exchange agreements to purchase French Francs with U.S. dollars in the amount of $2.2 million. The fair value of these agreements as of December 31, 2000 was $2.4 million, with a weighted average exchange rate of 7.40 French Francs:$1. There were no forward exchange contracts outstanding as of December 31, 2001. These forward exchange contracts are accounted for as fair value hedges, and therefore, their maturities had no effect on operations.

                                    BUSINESS

     We are a worldwide leader in the design, manufacture and sale of customized blow molded plastic containers for the branded food and beverage, household and personal care, and automotive lubricants markets with 55 plants throughout North America, Europe and Latin America. Our primary strategy is to operate in select markets that will position us to benefit from the growing conversion to high performance plastic packaging from more commodity packaging. We target branded consumer product manufacturers for whom customized packaging design is a critical component in their efforts to differentiate their products to consumers. We initially pursue these attractive product areas with one or two major consumer products companies in each category that we expect will lead the conversion to plastic packaging for that category. We utilize our innovative design, engineering and technological capabilities to deliver highly customized, high performance products to our customers in these areas in order to distinguish and increase sales of their branded products. We collaborate with our customers through joint initiatives in product design and cost reduction, and innovative operational arrangements, which include on-site manufacturing facilities.

     From fiscal 1997 through fiscal 2001 we grew net sales at a compounded annual growth rate of over 14% as a result of our capital investment and focus on the high growth food and beverage market which is growing rapidly due to the accelerating conversion trend from glass, paper and metal containers to plastic packaging. With leading positions in each of our core businesses, we believe we are well positioned to continue to benefit from the plastic conversion trend that is still emerging on a global basis and offers us opportunities for attractive margins and returns on investment.

     We have an extensive blue-chip customer base that includes many of the world's largest branded consumer products companies such as Castrol, Dannon, Dial, Pennzoil-Quaker State, PepsiCo, Quaker Oats, Tropicana, Unilever, Valvoline and Welch's. Over one third of our manufacturing plants are located on-site at our customers' manufacturing facilities, which we believe provides a competitive advantage in maintaining and growing customer relationships. The majority of our sales are made pursuant to long-term customer contracts, which include resin pass-through provisions that substantially mitigate the effect of resin price movements on our profitability. Our containers are made from various plastic resins, including polyethylene terephthalate, or PET, high density polyethylene, or HDPE, and polypropylene, or PP. In 2001, our top 20 customers comprised over 81% of our net sales and have been customers of ours for an average of 16 years. During the first quarter of 2002, we generated 80%, 17% and 3% of our net sales in North America, Europe and Latin America, respectively.

     The combination of leading technology, product innovation, efficient manufacturing operations and strong customer relationships, including on-site facilities, has enabled us to consistently generate strong growth, margins and returns on invested capital.


OUR MARKETS

     We are a leading supplier of plastic packaging in each of our three primary end-use markets: food and beverage, household and personal care, and automotive lubricants.

 Food and Beverage -- 55% of our net sales for the year ended December 31, 2001

     We produce containers for shelf-stable, refrigerated and frozen juices, non-carbonated juice drinks, teas, isotonics, yogurt and nutritional drinks, toppings, sauces, jellies and jams. Our business focuses on major consumer products companies that emphasize distinctive, high-performance packaging in their selected business lines that are undergoing rapid conversion to plastic from other packaging materials. We believe, based on internal estimates, that we have the leading domestic market position for plastic containers for juice, frozen concentrate, pasta sauce and yogurt drinks and the leading position in Europe for plastic containers for yogurt drinks. We believe that this leadership position creates significant opportunities for us to participate in the anticipated conversion to plastic in the wider nutritional drink market. We are also one of only three domestic market participants that are leading large-scale product conversions to hot-fill PET containers.

     Our customers include a large number of major food and beverage companies which produce a variety of brand name products. Select customers include:




CUSTOMER                  SELECTED BRAND(S) / PRODUCTS(S)
------------------------- ------------------------------------------------------------------------------------------------------
FOOD AND BEVERAGE
Apple & Eve               Apple & Eve (Registered Trademark)  / Beverages
Arizona                   Arizona (Registered Trademark)  / Beverages
Cadbury                   Snapple (Registered Trademark)  and Elements (Registered Trademark)  /Beverages
Campbell Soup             Liebig (Registered Trademark)  / Ready-to-Serve Soups; V-8 (Registered Trademark)  / Juice; Splash
                          (Registered Trademark)  / Beverages
Clement Pappas            Packer of leading store brands / Beverages
Coca Cola                 Powerade (Registered Trademark)  / Beverages
Dannon                    Danimals (Registered Trademark)  and Actimel (Registered Trademark)  / Yogurt and Nutritional Drinks
Heinz                     Heinz (Registered Trademark)  / Ketchup
Hershey                   Hershey's (Registered Trademark)  / Toppings
Knouse Foods              Lucky Leaf (Registered Trademark)  and Musselman's (Registered Trademark)  / Beverages and Apple
                          Sauce
Minute Maid               Hi-C (Registered Trademark)  / Juice Drinks; Nestea (Registered Trademark)  / Beverages
National Fruit            Whitehouse (Registered Trademark)  / Beverages
Nestle                    Quik (Registered Trademark)  / Toppings and Milk Mix; Nescafe (Registered Trademark)  / Instant
                          Premium Coffee;
                          Juicy Juice (Registered Trademark)  / Juices
Ocean Spray Cranberries   Ocean Spray (Registered Trademark)  / Beverages
PepsiCo                   Dole (Registered Trademark)  / Beverages
 Quaker Oats              Gatorade (Registered Trademark)  / Beverages
 Tropicana                Tropicana (Registered Trademark)  and Twister (Registered Trademark)  / Beverages
Tree Top                  Tree Top (Registered Trademark)  / Beverages and Applesauce; Seneca (Registered Trademark)  /
                          Applesauce
Unilever                  Ragu (Registered Trademark)  / Pasta Sauces; Amora (Registered Trademark)  / Sauces and Condiments
Welch's                   Welch's (Registered Trademark)  / Beverages, Jams, Jellies and Frozen Concentrate;
                          Bama (Registered Trademark)  / Jams and Jellies



CUSTOMER                  MATERIAL TYPE
------------------------- -------------------------
FOOD AND BEVERAGE
Apple & Eve               Hot-fill PET
Arizona                   Hot-fill PET / PP
Cadbury                   Hot-fill PET
Campbell Soup             Hot-fill PET / HDPE
Clement Pappas            Hot-fill PET
Coca Cola                 Hot-fill PET
Dannon                    HDPE
Heinz                     PP
Hershey                   HDPE
Knouse Foods              Hot-fill PET
Minute Maid               HDPE / Hot-fill PET
National Fruit            Hot-fill PET
Nestle                    HDPE / Hot-fill PET
Ocean Spray Cranberries   Hot-fill PET
PepsiCo                   Hot-fill PET
 Quaker Oats              Hot-fill PET
 Tropicana                Hot-fill PET / HDPE / PP
Tree Top                  Hot-fill PET
Unilever                  Hot-fill PET / PP
Welch's                   Hot-fill PET / HDPE

     From fiscal 1997 through fiscal 2001, our food and beverage sales grew at a compound annual growth rate of 34%, benefitting primarily from the rapid market conversion to plastic containers. As a result of technological innovations, PET containers can be used in "hot-fill" food and beverage applications where the container must withstand filling temperatures of over 180 degrees Fahrenheit in an efficient and cost-effective manner. We have been a leader in the conversion of multi-serve juices that has occurred during the last few years, and we helped initiate the conversion of containers for single-serve juice drinks, frozen juice concentrate and wide-mouth PET containers for sauces, jellies and jams. Our highly customized hot-fill PET containers allow for the shipment and display of food and beverage products in a non-refrigerated state, in addition to possessing the structural integrity to withstand extreme filling conditions. Our oxygen barrier PET container coating and our multi-layer barrier technologies also extend the shelf life and protect the quality and flavor of our customers' products.

     With over $260 million of capital invested in our hot-fill PET food and beverage business since the beginning of 1997, we have been a major participant in this rapidly growing area. Given the strength of our existing customer base, our recent capital investments and our technological and design capabilities, we believe that we are well positioned to benefit from the estimated 60% of the domestic hot-fill food and beverage market that has yet to convert to plastic. In addition, we believe that significant conversion opportunities exist in hot-fill product lines that have just begun to convert to plastic, and from international conversion opportunities.


 Household and Personal Care -- 23% of our net sales for the year ended
    December 31, 2001

     In our household and personal care business, we are a leading supplier of plastic containers for products such as liquid fabric care, dish care, hard-surface cleaners, hair care and body wash. We continue to benefit as liquid fabric care detergents, which are packaged in plastic containers, capture an increasing share from powdered detergents, which are predominantly packaged in paper-based containers.


     Select household and personal care customers include:




CUSTOMER                     SELECTED BRAND(S) / PRODUCTS(S)
---------------------------- ---------------------------------------------------------------------------------------------------
HOUSEHOLD AND PERSONAL CARE
Colgate Palmolive            Ajax (Registered Trademark) , Fab (Registered Trademark)  and Dynamo (Registered Trademark)  /
                             Fabric Care; Octagon (Registered Trademark)  / Dish Care
The Dial Corporation         Purex (Registered Trademark)  / Fabric Care; Dial (Registered Trademark)  / Personal Care
Henkel                       Dishcare, Hard-Surface Cleaners, Household Cleaners and Personal Care
Johnson & Johnson            Johnson & Johnson (Registered Trademark)  / Hair Care
L'Oreal                      L'Oreal and Garnier Laboratories (Registered Trademark)  / Hair Care
Procter & Gamble             Mr. Clean (Registered Trademark) , Top Job (Registered Trademark)  and Comet (Registered
                             Trademark)  / Household Cleaners; Cascade (Registered Trademark)  / Dish
                             Care; Febreze (Registered Trademark)  / Fabric Care
Reckitt Benckiser            Woolite (Registered Trademark)  / Fabric Care; Vanish (Registered Trademark)  / Household Cleaners
Unilever                     All (Registered Trademark) , Wisk (Registered Trademark) , Surf (Registered Trademark) , Snuggle
                             (Registered Trademark)  and Final Touch (Registered Trademark)  / Fabric Care; Dove (Registered Trade
                             Suave (Registered Trademark)  and Lever 2000 (Registered Trademark)  / Personal Care; Elida Gibbs
                             (Registered Trademark)  and Faberge (Registered Trademark)  / Hair
                             Care



CUSTOMER                       MATERIAL TYPE
---------------------------- ----------------
HOUSEHOLD AND PERSONAL CARE
Colgate Palmolive            HDPE
The Dial Corporation         PET / HDPE / PP
Henkel                       PET / HDPE / PP
Johnson & Johnson            HDPE
L'Oreal                      HDPE
Procter & Gamble             PET / HDPE / PP
Reckitt Benckiser            PET / HDPE
Unilever                     PET / HDPE / PP

 Automotive Lubricants -- 22% of our net sales for the year ended December 31,
    2001


     We believe, based on internal estimates, that we are the number one supplier of one quart/one liter HDPE motor oil containers in the United States, Canada and Brazil, supplying most of the motor oil producers in these countries, with an approximate 73% market share in the United States, based on 2001 unit sales. Additionally, in 2002 we were awarded 100% of Pennzoil-Quaker State's U.S. one quart volume requirements and 100% of ExxonMobil's one quart volume requirements for one of its U.S. filling plants. We have been producing motor oil containers since the conversion to plastic began 24 years ago and over the years have expanded our market share and maintained margins by partnering with our customers to improve product quality and jointly reduce costs through design improvement, reduced container weight and manufacturing efficiencies. Our joint product design and cost efficiency initiatives with our customers have also strengthened our service and customer relationships.


     We expanded our operations into portions of Latin America to take advantage of the growth resulting from the ongoing conversion from composite cans to plastic containers for motor oil as well as the increasing number of motor vehicles per person in that region. We anticipate similar growth opportunities for us in other economically developing markets where the use of motorized vehicles is rapidly growing. We also manufacture containers for other automotive products, such as antifreeze and automatic transmission fluids.


     Our major automotive lubricants customers include:




CUSTOMER                SELECTED BRAND(S) / PRODUCTS(S)
----------------------- --------------------------------------------------------------------------------------------------------
AUTOMOTIVE LUBRICANTS
Ashland                 Valvoline (Registered Trademark) , Napa (Registered Trademark)  and CarQuest (Registered Trademark)  /
                        Motor Oil; Zerex (Registered Trademark)  / Antifreeze
Castrol                 Castrol (Registered Trademark)  and Syntec (Registered Trademark)  / Motor Oil; Super Clean (Registered
                        Trademark)  / Heavy Duty Cleaner
ChevronTexaco           Chevron (Registered Trademark) , Texaco (Registered Trademark)  and Havoline (Registered Trademark)  /
                        Motor Oil
ExxonMobil              Mobil (Registered Trademark)  and Exxon (Registered Trademark)  / Motor Oil
Pennzoil-Quaker State   Pennzoil (Registered Trademark)  and Quaker State (Registered Trademark)  / Motor Oil
Petrobras               Petrobras (Registered Trademark)  / Motor Oil
Petro-Canada            Petro-Canada (Registered Trademark)  / Motor Oil
Shell Products Co.      Shell (Registered Trademark)  / Motor Oil and Antifreeze



CUSTOMER                 MATERIAL TYPE
----------------------- --------------
AUTOMOTIVE LUBRICANTS
Ashland                 HDPE
Castrol                 HDPE
ChevronTexaco           HDPE
ExxonMobil              HDPE
Pennzoil-Quaker State   HDPE
Petrobras               HDPE
Petro-Canada            HDPE
Shell Products Co.      HDPE

OUR STRENGTHS


     STRATEGIC FOCUS ON RAPIDLY GROWING CUSTOM PLASTIC CONTAINER
INDUSTRY. Changing consumer preferences and technological advancements have accelerated the conversion to plastic containers from other materials. The advantages of plastic containers, such as their lighter weight, shatter resistance, resealability and ease of opening and dispensing, as well as the improved economics and performance of plastics, have resulted from technological enhancements. We have been a leader domestically in the conversion to plastic packaging for many major product categories such as shelf-stable, chilled and frozen concentrate juices, food products, liquid laundry detergent, household cleaners and motor oil, and believe we are well positioned to benefit from the large number of containers which have yet to be converted to plastic. Our growing international presence positions us well to capitalize on growth in plastic packaging overseas which we expect, in many markets, to be driven by conversions similar to those experienced in the United States.


     After this offering and the concurrent transactions, we will be the only publicly traded company in North America that is solely focused on the manufacture and sale of customized plastic containers. While some of our competitors have significant plastic container operations, they also tend to have large concentrations of sales and capital invested in lower growth and declining packaging materials such as glass, metal and paper, or tend to produce more commodity-like plastic packaging with low value-added design and performance characteristics.


     LEADERSHIP POSITION IN CORE MARKETS. We enjoy leading positions in all of our core markets. We believe, based on internal estimates, that we have the leading domestic market position for plastic containers for juice, frozen concentrate, pasta sauce and yogurt drinks and the leading position in Europe for plastic containers for yogurt drinks. We are one of only three domestic market participants that are leading large-scale product conversions to hot-fill PET containers. We also believe, based on internal estimates, that we have the number one market position in the one quart/one liter motor oil container markets in the United States, Canada and Brazil. Our leadership positions in our core markets have enabled us to utilize high-speed production systems and achieve significant economies of scale, thereby making us a low cost manufacturer.


     SUPERIOR PRODUCT DESIGN AND DEVELOPMENT CAPABILITIES. Our ability to develop new, innovative containers to meet the design and performance requirements of our customers has established us as a market leader. We have demonstrated significant success in designing innovative plastic containers that require customized features such as complex shapes, reduced weight, handles, grips, view stripes, pouring features and graphic-intensive customized labeling, and often must meet specialized performance and structural requirements such as hot-fill capability, recycled material usage, oxygen barriers, flavor protection and multi-layering. In addition to increasing demand for our customers' products, we believe that our innovative packaging stimulates consumer demand and drives further conversion to plastic packaging. Consequently, our strong design capabilities have been especially important to our food and beverage customers, who generally use packaging to differentiate and add value to their brands while spending less on promotion and advertising. We have been awarded significant contracts based on these unique product design capabilities that we believe set us apart from our competition. Some of our recent design and conversion successes include:


     o hot-fill containers with oxygen barrier coating for conversion from glass bottles of Tropicana Season's Best brand, PepsiCo's Dole brand, Campbell's Splash brand, Snapple's Element brands, Welch's brand juices and Apple & Eve brand juices;


     o hot-fill PET wide-mouth jars for Ragu pasta sauce, Seneca and Treetop applesauce, Welch's jellies and jams and Golden Valley Foods salsa;


     o HDPE frozen juice container for Welch's in the largely unconverted metal and paper-composite can markets; and

     o the debut of single and multi-serve, brand-distinctive, custom plastic beverage packages, such as: Gatorade 10 ounce, Powerade and Minute Maid 12 ounce, Danimals 100 milliliter and 93 milliliter yogurt drinks, Snapple Tea 20 ounce, Snapple Elements 20 ounce, Ocean Spray 64 ounce, Treetop 64 ounce and Tropicana Twister 1.75 liter containers.

     Our innovative designs have also been recognized by a number of customers and industry organizations, including our Welch's Spreads jars (2000 AmeriStar design award), Ragu Pasta Sauce jars (2000 AmeriStar and WorldStar design awards), Hershey's Moolennium Syrup bottle (2000 AmeriStar and WorldStar design awards) and our complete product line of single-serve hot-fill barrier PET containers (2000 AmeriStar and WorldStar design awards).

     SUCCESSFUL BUSINESS MODEL UTILIZING ON-SITE FACILITIES. Over one third of our 55 manufacturing facilities are located on-site at our customers' plants, creating innovative operational arrangements. On-site plants enable us to work more closely with our customers, facilitating just-in-time inventory management, generating significant savings opportunities through process re-engineering, eliminating costly shipping and handling charges, reducing working capital needs and fostering long-term customer relationships. In many cases, our on-site operations are integrated with our customers' manufacturing operations so that deliveries are made, as needed, by direct conveyance to the customers' filling lines. Since the beginning of 1998, we have established seven new on-site facilities at customers' facilities, including the first on-site plant for Gatorade, which we believe is one of the largest hot-fill PET customers in the world, four new on-site plants in four countries for Danone, an on-site operation with Henkel in Germany, and are currently building three additional on-site facilities. We have also established an on-site pre-form plant at one of our resin supplier's facilities, which is unique in our industry and further demonstrates our innovative operational strategies. This plant supplies container pre-forms that are blown into containers at our blow molding facilities, enabling us to improve the quality and cost of our end products.

     DIVERSIFIED BLUE-CHIP CUSTOMER BASE. We have enjoyed long-standing relationships with most of our larger customers, with 81% of our net sales generated by our top 20 customers in 2001. The majority of these customers are under long-term contracts, with whom we have been doing business for an average of over 15 years. We are the leading custom plastic packaging supplier in several geographic regions and/or for several brands of most of our top customers. In addition, we are a sole source provider for many of our top customers. We have strengthened our customer relationships by forming joint initiatives with our customers relating to product design, cost-savings and production quality efforts. These efforts have led to awards by several of our major customers, including the Chevron Quality Achievement Award, the Dial Corporation Select Supplier Award for Quality, the Association of Post Consumer Plastic Recyclers Partners for Change Award and the Ocean Spray New Technology Award. In addition, we were named Ocean Spray's Technology Supplier of the Year for 2001 and Welch's Supplier of the Year for 2000.

     EXPERIENCED MANAGEMENT TEAM WITH STRONG EQUITY INCENTIVES. We have a talented senior management team, which has a track record of growing our company, implementing new packaging technology, entering new markets, maintaining and expanding our blue chip customer base. Our executive officers have an average of 25 years work experience in the packaging industry and 17 years with us. Our senior managers are meaningfully invested in our performance, which gives them an ongoing stake in the creation of shareholder value. After the IPO reorganization and the initial public offering of common stock, management will own approximately 5% of our common stock on a diluted basis.


OUR STRATEGY

     We intend to expand our leadership position in select value-added plastic packaging opportunities by maintaining our position at the forefront of the plastic conversion trend. We seek to achieve this objective by pursuing the following strategies:

     LEVERAGE OUR DESIGN AND ENGINEERING EXPERTISE TO CAPITALIZE ON CONVERSION TO PLASTIC CONTAINERS. We have demonstrated significant success in designing innovative, and often patented, plastic containers that add value through innovative design shapes and features, such as reduced weight, handles, grips, view stripes, pouring features, graphic-intensive customized labeling and customized blow molding and specialized performance and structural requirements, such as hot-fill capability, oxygen barriers, flavor protection, recycled material usage and multi-layering. We seek to compete in select plastic packaging areas which provide us with profitable, high-growth opportunities to supply our customers with customized value-added packaging that can increase demand for their products and help to accelerate the general plastic conversion trend. Significant opportunities exist in the United States and abroad to capture an even greater share of anticipated large scale plastic conversions in areas such as chilled, frozen and hot-fill beverages and hot-fill PET for shelf-stable food products including pickles, sauces, jellies and jams. In addition, we believe that significant conversion opportunities exist for product lines that have not yet begun to convert to plastic, but would benefit from distinctive product design and improved performance.

     MAINTAIN AND EXPAND POSITION WITH KEY CUSTOMERS. We plan to maintain and expand our position with global branded consumer companies that require highly customized features to differentiate their products on store shelves. Central to this strategy are the continued:

     o  delivery of superior customer service;

     o  development of innovative and distinctive packaging designs;

     o  opening of new on-site facilities;

     o  ongoing improvement of our low-cost manufacturing operations;

     o  global expansion alongside key customers; and

     o  proprietary technology development.

     TARGETED CAPITAL INVESTMENT AND EXPANSION OF OUR ON-SITE PLANT NETWORK. We expect to continue our disciplined approach to capital investments, whereby we carefully evaluate new business initiatives and our ability to generate targeted returns on new capital invested. As part of this strategy, we intend to expand our on-site network of manufacturing facilities with both existing and new customers. We will continue to focus on identifying opportunities both domestically and internationally where on-site relationships would provide a strategic benefit for both us and our customers and further strengthen our relationship. Seven out of ten domestic and international facilities that we have established since the beginning of 1998 have been located on-site at customer and vendor facilities, including three on-site facilities that are currently under construction, and we are currently evaluating additional on-site facilities with several of our customers. In addition to our primary strategy of organic growth, we plan to consider select investments, joint ventures and strategic acquisitions to complement our growth objectives as opportunities arise.


COMPANY HISTORY

     Graham Container Corporation was formed in the early 1970s, by Donald C. Graham, in York, Pennsylvania as a manufacturer of plastic containers. In April 1989, Graham Container and Sonoco Products Company merged their plastic container operations into Sonoco Graham Company, owned 60% by Graham and 40% by Sonoco. In April 1991, Graham Container acquired Sonoco Products' interest in the jointly-owned company and changed its name to Graham Packaging Company, L.P. Graham Packaging Company, L.P. expanded internationally during the 1990s, acquiring, taking majority interests in, or entering into joint ventures with, a variety of established off-shore packaging businesses. Mr. Graham sold a controlling interest in Graham Packaging to the Blackstone Group in February 1998 in a recapitalization transaction. Since 1998, we have continued to expand our operations, both domestically and internationally, through capital expenditures and through acquisitions.


CUSTOMERS

     Substantially all of our sales are made to major branded consumer products companies. Our customers demand a high degree of packaging design and engineering to accommodate complex container shapes, performance and material requirements and quick and reliable delivery. As a result, many customers opt for long-term contracts, many of which have terms up to ten years. A majority of our top 20 customers are under long-term contracts and accounted for over 81% of our net sales in 2001. Our contracts typically contain provisions allowing for price adjustments based on the market price of resins and colorants and the cost of energy and labor, among other factors. In many cases, we are the sole supplier of our customers' custom plastic container requirements nationally, regionally or for a specific brand. For the year ended December 31, 2001, PepsiCo, through its Gatorade, Tropicana and Dole product lines, accounted for 17.4% of our total net sales and was the only customer that accounted for over 10% of our net sales for the year. PepsiCo acquired Quaker Oats, which produces Gatorade, in 2001. Our sales to PepsiCo were $63.4 million in 1999, $98.9 million in 2000 and $160.8 million in 2001, which includes our sales to Quaker Oats prior to its acquisition.


INTERNATIONAL OPERATIONS

     We have significant operations outside the United States in the form of wholly owned subsidiaries, cooperative joint ventures and other arrangements. We have 21 plants located in countries outside of the United States, including Argentina (2), Belgium (1), Brazil (4), Canada (2), France (4), Germany (2), Hungary (1), Mexico (1), Poland (2), Spain (1) and Turkey (1).

     Argentina, Brazil and Mexico. In Brazil, we have three on-site plants for motor oil packaging, including one for Petrobras Distribuidora S.A., the national oil company of Brazil. We also have an off-site plant in Brazil for our motor oil and agricultural and chemical container businesses. On April 30, 1997, we acquired 80% of the operating assets and liabilities of Rheem-Graham Embalagens Ltda. in Brazil, which is now known as "Graham Packaging do Brasil". In February 1998, we acquired the residual 20% ownership interest in Graham Packaging do Brasil. In Argentina, we purchased 100% of the capital stock of Dodisa, S.A., Amerpack, S.A., Lido Plast, S.A. and Lido Plast San Luis, S.A. in July 1998. In April 2000, Dodisa, S.A., Amerpack, S.A. and Lido Plast, S.A. were dissolved without liquidation and merged into Graham Packaging Argentina, S.A. In June 2000, in order to maximize efficiency, we shifted some of the volume produced for Brazilian customers from our Argentine operations to our Brazilian facilities and consolidated business from two of our facilities in Argentina. In Mexico, we entered into a joint venture agreement with Industrias Innopack, S.A. de C.V. in December 1999 to manufacture, sell and distribute custom plastic containers in Mexico, the Caribbean and Central America.

     Europe. We have an on-site plant in each of Belgium, Germany, Hungary, Poland and Spain and seven off-site plants in France, Germany, Poland and Turkey, for the production of plastic containers for liquid food, household and personal care, automotive and agricultural chemical products. Through Masko Graham Spolka Z.O.O., a 51% owned joint venture in Poland, we manufacture HDPE containers for household and personal care and liquid food products.

     Canada. We have one off-site facility and one on-site facility in Canada to service Canadian and northern U.S. customers. Both facilities are near Toronto. These facilities produce products for all three of our target end-use markets.

     Additional geographical operating segment information is provided in the financial statements included in the prospectus.


COMPETITION

     We face substantial regional and international competition across our product lines from a number of well-established businesses. Our primary competitors include Owens-Illinois, Inc., Ball Corporation, Crown Cork & Seal Company, Inc., Consolidated Container Company LLC, Plastipak, Inc., Silgan Holdings Inc., Schmalbach-Lubeca Plastic Containers USA Inc. (which recently announced its sale to Amcor Limited), Pechiney Plastic Packaging, Inc. and Alpla Werke Alwin Lehner GmbH. Several of these competitors are larger and have greater financial and other resources than we do. We believe long-term success is dependent on our ability to provide superior levels of service, our speed to market and our ability to develop product innovations and improve our production technology and expertise. Other important competitive factors include rapid delivery of products, production quality and price.


MARKETING AND DISTRIBUTION

     Our sales are made through our own direct sales force; agents or brokers are not utilized to conduct sales activities with customers or potential customers. Sales activities are conducted from our corporate headquarters in York, Pennsylvania and from field sales offices located in Houston, Texas; Levittown, Pennsylvania; Maryland Heights, Missouri; Mississauga, Ontario, Canada; Rancho Cucamonga, California; Paris, France; Buenos Aires, Argentina; Sao Paulo, Brazil; and Sulejowek, Poland. Our products are typically delivered by truck, on a daily basis, in order to meet our customers' just-in-time delivery requirements, except in the case of on-site operations. In many cases, our on-site operations are integrated with our customers' manufacturing operations so that deliveries are made, as needed, by direct conveyance to the customers' filling lines.


MANUFACTURING

     A critical component of our strategy is to locate manufacturing plants on-site, reducing expensive shipping and handling charges and increasing production and distribution efficiencies. We are a leader in providing on-site manufacturing arrangements, with over one third of our 55 facilities on-site at customer and vendor facilities. Within our 55 plants, we run over 400 production lines. We sometimes dedicate particular production lines within a plant to better service customers. Our plants generally operate 24 hours a day, five to seven days a week, although not every production line is run constantly. When customer demand requires, we run our plants seven days a week. Our manufacturing historically has not been subject to seasonal fluctuations.

     We maintain a program of quality control with respect to suppliers, line performance and packaging integrity for our containers. Our production lines are equipped with various automatic inspection machines that electronically inspect containers. Additionally, we inspect and test our product samples on the production line for proper dimensions and performance. We also inspect our products after packaging. We crush and recycle containers not meeting our standards. We monitor and update our inspection programs to keep pace with modern technologies and customer demands. Quality control laboratories are maintained at each manufacturing facility to test our products.

     We have highly modernized equipment in our plants, consisting primarily of rotational wheel systems and shuttle systems, both of which are used for HDPE and PP blow molding, and injection-stretch blow molding systems for custom PET containers. We are also pursuing development initiatives in barrier technologies to strengthen our position in the food and beverage business. In the past, we have achieved substantial cost savings in our manufacturing process by productivity and process enhancements, including increasing line speeds, utilizing recycled products, reducing scrap and optimizing plastic volume requirements for each product's specifications.

     Total capital expenditures for 1999 were $171.0 million, for 2000 $163.4 million and for 2001 $74.3 million. We believe that capital investment to maintain and upgrade property, plant and equipment is important to remain competitive. We estimate that the annual capital expenditures required to maintain our current facilities are currently approximately $30 million per year. For 2002, we expect to make capital expenditures of approximately $90 million to expand capacity.


PRODUCTS AND RAW MATERIALS

     PET containers, which are transparent, are utilized for products where glasslike clarity is valued and shelf stability is required, such as carbonated soft drinks, juice, juice drinks and teas. HDPE containers, which are nontransparent, are utilized to package products such as motor oil, fabric care, dish care and personal care products, some food products, chilled juices and frozen juice concentrates.

     PET and HDPE resins constitute the primary raw materials used to make our products. These materials are available from a number of suppliers, and we are not dependent upon any single supplier. We maintain what we believe is an adequate inventory to meet demands, but there is no assurance this will be true in the future. Our gross profit has historically been substantially unaffected by fluctuations in resin prices because industry practice permits substantially all changes in resin prices to be passed through to customers through appropriate changes in product pricing. However, a sustained increase in resin prices, to the extent that those costs are not passed on to the end-consumer, would make plastic containers less economical for our customers and could result in a slower pace of conversions to plastic containers.

     Through our wholly owned subsidiary, Graham Recycling Company, L.P., we operate one of the largest HDPE bottles-to-bottles recycling plants in the world, and more than 63% of our North American HDPE units produced contain recycled HDPE bottles. The recycling plant is located near our headquarters in York, Pennsylvania.


EMPLOYEES

     As of December 31, 2001, we had approximately 4,100 employees, 2,400 of which were located in the United States. Approximately 81% of our employees are hourly wage employees, 49% of whom are represented by various labor unions and are covered by various collective bargaining agreements that expire between May 2002 and September 2006. We believe that we enjoy good relations with our employees.


ENVIRONMENTAL MATTERS

     Our operations, both in the U.S. and abroad, are subject to national, state, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, regulated materials and waste, and impose liability for the costs of investigating and cleaning up, and damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials. Environmental laws can be complex and may change often, capital and operating expenses to comply can be significant, and violations may result in substantial fines and penalties. In addition, environmental laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as "Superfund" in the United States, impose strict, and in some cases, joint and several, liability on responsible parties for the investigation and cleanup of contaminated soil, groundwater and buildings, and liability for damages to natural resources, at a wide range of properties. Contamination at properties that we formerly owned or operated as well as at properties that we currently own or operate, and properties to which we sent hazardous substances, may result in our liability under environmental laws. We are not aware of any material noncompliance with the environmental laws currently applicable to us and we are not the subject of any material claim for liability with respect to contamination at any location. We believe that it is not reasonably possible that losses related to existing environmental liabilities, in aggregate, could be material to our financial position, results of operations and liquidity. For our operations to comply with environmental laws, we have incurred and will continue to incur costs, which were not material in fiscal 2001 and are not expected to be material in the future.

     A number of governmental authorities both in the U.S. and abroad have considered, are expected to consider, or have passed legislation aimed at reducing the amount of disposed plastic wastes. Those programs have included, for example, mandating rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, and/or requiring retailers or manufacturers to take back packaging used for their products. That legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for plastic packaging, result in greater costs for plastic packaging manufacturers, or otherwise impact our business. Some consumer products companies, including some of our customers, have responded to these governmental initiatives and to perceived environmental concerns of consumers by using bottles made in whole or in part of recycled plastic. We operate one of the largest HDPE bottles-to-bottles recycling plants in the world and more than 63% of our HDPE units produced in North America contain materials from recycled HDPE bottles. We believe that to date these initiatives and developments have not materially adversely affected us.


INTELLECTUAL PROPERTY

     We hold various patents and trademarks. While in the aggregate our patents are of material importance to our business, we believe that our business is not dependent upon any one patent or trademark. We also rely on unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. Others could, however, obtain knowledge of this proprietary know-how through independent development or other access by legal means. In addition to our own patents and proprietary know-how, we are a party to licensing arrangements and other agreements authorizing us to use other proprietary processes, know-how and related technology and/or to operate within the scope of certain patents owned by other entities. The duration of our licenses generally ranges from 9 to 20 years. In some cases licenses granted to us are perpetual and in other cases the term of the license is related to the life of the patent associated with the license. We also have licensed or sublicensed some of our intellectual property rights to third parties.


PROPERTIES

     We currently own or lease 55 plants located in the United States, Canada, Argentina, Brazil, Belgium, France, Germany, Hungary, Mexico, Poland, Spain, and Turkey. Twenty-one of our plants are located on-site at customer and vendor facilities. Our operation in Poland is pursuant to a joint venture arrangement where we own a 51% interest. In 1999, we consolidated and relocated our headquarters to a facility located in York, Pennsylvania. We believe that our plants, which are of varying ages and types of construction, are in good condition, are suitable for our operations and generally are expected to provide sufficient capacity to meet our requirements for the foreseeable future.

     The following table sets forth the location of our plants and administrative facilities, whether on-site or off-site, whether leased or owned, and their approximate current square footage.




                                          ON-SITE                            SIZE
LOCATION                                OR OFF-SITE     LEASED/OWNED     (SQUARE FEET)
------------------------------------   -------------   --------------   --------------
U.S. Packaging Facilities (a)
------------------------------------
 1.   York, Pennsylvania               Off-Site             Owned          395,554
 2.   Maryland Heights, Missouri       Off-Site             Owned          308,961
 3.   Holland, Michigan                Off-Site            Leased          218,128
 4.   York, Pennsylvania               Off-Site            Leased          210,370
 5.   Selah, Washington                On-Site              Owned          170,553
 6.   Atlanta, Georgia                 On-Site             Leased          165,000
 7.   Montgomery, Alabama              Off-Site            Leased          150,143
 8.   Emigsville, Pennsylvania         Off-Site            Leased          148,300
 9.   Levittown, Pennsylvania          Off-Site            Leased          148,000
10.   Evansville, Indiana              Off-Site            Leased          146,720
11.   Rancho Cucamonga, California     Off-Site            Leased          143,063
12.   Santa Ana, California            Off-Site             Owned          127,680
13.   Muskogee, Oklahoma               Off-Site            Leased          125,000
14.   Woodridge, Illinois              Off-Site            Leased          124,137
15.   Atlanta, Georgia                 Off-Site            Leased          112,400
16.   Cincinnati, Ohio                 Off-Site            Leased          111,669
17.   Bradford, Pennsylvania           Off-Site            Leased           90,350
18.   Berkeley, Missouri               Off-Site             Owned           75,000
19.   Jefferson, Louisiana             Off-Site            Leased           58,799
20.   Cambridge, Ohio                  On-Site             Leased           57,000

                                           ON-SITE                                   SIZE
LOCATION                                 OR OFF-SITE         LEASED/OWNED        (SQUARE FEET)
-------------------------------------   -------------   ---------------------   --------------
21.   Port Allen, Louisiana             On-Site         Leased                       56,721
22.   Shreveport, Louisiana             On-Site         Leased                       56,400
23.   Richmond, California              Off-Site        Leased                       54,985
24.   Houston, Texas                    Off-Site        Owned                        52,500
25.   Lakeland, Florida                 Off-Site        Leased                       49,000
26.   New Kensington, Pennsylvania      On-Site         Leased                       48,000
27.   N. Charleston, South Carolina     On-Site         Leased                       45,000
28.   Darlington, South Carolina        On-Site         Leased                       43,200
29.   Bradenton, Florida                On-Site         Leased                       33,605
30.   Vicksburg, Mississippi            On-Site         Leased                       31,200
31.   Bordentown, New Jersey            On-Site         Leased                       30,000
32.   West Jordan, Utah                 On-Site         Leased                       25,573
33.   Wapato, Washington                Off-Site        Leased                       20,300

Canadian Packaging Facilities
-------------------------------------
34.   Mississauga, Ontario              Off-Site        Owned                        78,416
35.   Toronto, Ontario                  On-Site         (c)                           5,000

European Packaging Facilities
-------------------------------------
36.   Assevent, France                  Off-Site        Owned                       186,000
37.   Noeux les Mines, France           Off-Site        Owned                       120,000
38.   Blyes, France                     Off-Site        Owned                        89,000
39.   Sulejowek, Poland (b)             Off-Site        Owned                        83,700
40.   Bad Bevensen, Germany             Off-Site        Owned/Leased (e)             80,000
41.   Meaux, France                     Off-Site        Owned                        80,000
42.   Aldaia, Spain                     On-Site         Leased                       75,350
43.   Istanbul, Turkey                  Off-Site        Owned                        50,000
44.   Rotselaar, Belgium                On-Site         Leased                       15,070
45.   Bierun, Poland (b)                On-Site         Leased                       10,652
46.   Genthin, Germany                  On-Site         Leased                        6,738
47.   Nyirbator, Hungary                On-Site         Leased                        5,000

Latin American Packaging Facilities
-------------------------------------
48.   Sao Paulo, Brazil                 Off-Site        Leased                       66,092
49.   Buenos Aires, Argentina           Off-Site        Owned                        33,524
50.   Leon, Mexico (d)                  Off-Site        Leased                       24,000
51.   Rio de Janeiro, Brazil            On-Site         Owned/Leased (e)             22,604
52.   Rio de Janeiro, Brazil            On-Site         Leased                       16,685
53.   Rio de Janeiro, Brazil            On-Site         (c)                          11,000
54.   San Luis, Argentina               Off-Site        Owned                         8,070

Graham Recycling
-------------------------------------
55.   York, Pennsylvania                Off-Site        Owned                        44,416

Administrative Facilities
-------------------------------------
 o    York, Pennsylvania                N/A             Leased                       70,071
 o    Mississauga, Ontario, Canada      N/A             Owned                         4,800
 o    Rueil, Paris, France              N/A             Leased                        4,300
 o    Sao Paulo, Brazil                 N/A             Leased                        3,800

----------
(a) Substantially all of our domestic tangible and intangible assets will be pledged as collateral pursuant to the terms of the new senior credit agreement.
(b) This facility is owned by Masko Graham, in which we hold a 51% interest through Graham Packaging Poland L.P.
(c)  We operate these on-site facilities without leasing the space we occupy.

(d) This facility is leased by Graham Innopack S.de.R.L. de C.V., in which Graham Packaging Latin America, LLC, holds a 50% interest.
(e)  The building is owned and the land is leased.


LEGAL PROCEEDINGS


     We are party to various litigation matters arising in the ordinary course of business. We cannot estimate with certainty our ultimate legal and financial liability with respect to litigation, but we believe, based on our examination of these matters, our experience to date and our discussions with counsel, that ultimate liability from our various litigation matters will not be material to our business, financial condition or results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers prior to the IPO reorganization have been Philip R. Yates, John E. Hamilton, Chinh E. Chu and David A. Stonehill. Set forth below are the names, ages as of May 31, 2002 and positions with our company of the persons who will serve as the directors and executive officers of Graham Packaging Company Inc. upon the consummation of our IPO reorganization.




NAME                  AGE                            POSITION
-------------------- ----- ------------------------------------------------------------
Philip R. Yates      54    Chief Executive Officer and Chairman of the Board
Roger M. Prevot      43    President and Chief Operating Officer
John E. Hamilton     43    Chief Financial Officer
G. Robinson Beeson   54    Senior Vice President and General Manager, North America
                           Automotive and South America
Scott G. Booth       45    Senior Vice President and General Manager, North America
                           Household and Personal Care
John A. Buttermore   55    Senior Vice President and General Manager, North America
                           Food and Beverage PET
Ashok Sudan          49    Senior Vice President and General Manager, Europe and North
                           America Food and Beverage Polyolefins
Jay W. Hereford      51    Vice President, Finance and Administration
Chinh E. Chu         35    Director
Howard A. Lipson     38    Director
David A. Stonehill   33    Director

     Philip R. Yates will serve as our Chief Executive Officer and Chairman of our Board of Directors after the IPO reorganization. From February 2000 until the IPO reorganization, Mr. Yates served as Chief Executive Officer of Graham Packaging Company, L.P.. From February 1998 until February 2000. Mr. Yates served as the Chief Executive Officer and President. Prior to February 1998, Mr. Yates served as our President and Chief Operating Officer.

     Roger M. Prevot will serve as our President and Chief Operating Officer after the IPO reorganization. From February 2000 until the IPO reorganization, Mr. Prevot served as President and Chief Operating Officer. From February 1998 to February 2000 Mr. Prevot served as Senior Vice President or Vice President and General Manager, Food and Beverage. Prior to February 1998, Mr. Prevot served as our Vice President and General Manager, U.S. Food and Beverage.

     John E. Hamilton will serve as our Chief Financial Officer after the IPO reorganization. From January 1999 until the IPO reorganization, Mr. Hamilton served as Chief Financial Officer. From February 1998 to January 1999, Mr. Hamilton served as our Senior Vice President or Vice President, Finance and Administration. Prior to February 1998, Mr. Hamilton served as our Vice President, Finance and Administration, North America.

     G. Robinson Beeson will serve as our Senior Vice President and General Manager, North America Automotive and South America after the IPO reorganization. From February 1998 until the IPO reorganization, Mr. Beeson served as Senior Vice President and General Manager, Automotive and Latin America or Senior Vice President and General Manager, Automotive or Vice President and General Manager, Automotive. Prior to February 1998, Mr. Beeson served as our Vice President and General Manager, U.S. Automotive.

     Scott G. Booth will serve as our Senior Vice President and General Manager, North America Household and Personal Care after the IPO reorganization. From February 1998 until the IPO reorganization, Mr. Booth served as Senior Vice President or Vice President and General Manager, Household and Personal Care or Senior Vice President, Household and Personal Care. Prior to February 1998, Mr. Booth served as our Vice President and General Manager, U.S. Household and Personal Care.

     John A. Buttermore will serve as our Senior Vice President and General Manager, North America Food and Beverage PET after the IPO reorganization. From February 2000 until the IPO reorganization, Mr. Buttermore served as Senior Vice President or Vice President and General Manager, Food and Beverage. Prior to joining us in November 1998, Mr. Buttermore served as Category Manager, Food Products at Plastipak Packaging Co.

     Ashok Sudan will serve as our Senior Vice President and General Manager, Europe and North America Food and Beverage Polyolefins after the IPO reorganization. From September 1, 2000 until the IPO reorganization Mr. Sudan served as Senior Vice President and General Manager or Vice President and General Manager, Europe. Prior to September 1, 2000, Mr. Sudan served as Vice President Operations, Food & Beverage/PET; a position he entered in 1998. Prior to that Mr. Sudan held various management positions in manufacturing. Mr. Sudan has been with us and our predecessor companies since 1977.

     Jay W. Hereford will serve as our Vice President, Finance and Administration after the IPO reorganization. From November 1998 until the IPO reorganization, Mr. Hereford served as Vice President, Finance and Administration. Prior to joining us in November 1998, Mr. Hereford served as Vice President, Treasurer and Chief Financial Officer of Continental Plastic Containers, Inc. from 1992 until November 1998.

     Chinh E. Chu will serve as a Director after the IPO reorganization. From February 1998 until the IPO reorganization Mr. Chu served as a Member of the Advisory Committee. Mr. Chu is a Senior Managing Director of The Blackstone Group, L.P., which he joined in 1990. Prior to 1990, Mr. Chu was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. Mr. Chu currently serves on the Boards of Directors of Prime Succession Inc. and Haynes International, Inc.

     Howard A. Lipson will serve as a Director after the IPO reorganization. From February 1998 until the IPO reorganization Mr. Lipson served as a Member of the Advisory Committee. Mr. Lipson is a Senior Managing Director of Blackstone. Since joining Blackstone in 1988, Mr. Lipson has been responsible for and involved in the execution of Blackstone's purchase of Six Flags (a joint venture with TimeWarner), the acquisition of Graham Packaging Company, L.P., and Blackstone's investments in Universal Orlando, Allied Waste Industries, Volume Services America, Ritvik Toys, UCAR, US Radio, and Transtar among others. Mr. Lipson currently serves as Director of AMF, Allied Waste Industries, Volume Services America, Prime Succession Inc., Ritvik Toys, and Universal Orlando. Prior to joining Blackstone, Mr. Lipson was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. Mr. Lipson graduated with honors from the Wharton School of the University of Pennsylvania.

     David A. Stonehill will serve as a Director after the IPO reorganization. From July 2000 until the IPO reorganization Mr. Stonehill served as a Member of the Advisory Committee. Mr. Stonehill is a Principal of The Blackstone Group L.P., which he joined in May 2000. Prior to joining Blackstone, Mr. Stonehill served as a Senior Vice President at Chartwell Investments Inc. since September 1996.

     Except as described above, there are no arrangements or understandings between any director or executive officer and any other person pursuant to which that person was elected or appointed as a director or executive officer.

DIRECTOR COMPENSATION

     Our employee and affiliated directors do not receive compensation for their services as directors. We expect to pay non-employee and non-affiliated
directors an annual fee of $    , plus $     for each regularly scheduled
meeting attended and an additional fee of $     for service on each committee
of the board of directors or $      for chairing a committee.

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid to our chief executive officer and our four other most highly compensated executive officers, or named executive officers, for the fiscal years ended December 31, 1999, 2000 and 2001, and their respective titles at December 31, 2001.

                          SUMMARY COMPENSATION TABLE





                                          ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                ---------------------------------------- ---------------------------------------------
                                                                                  AWARDS                 PAYOUTS
                                                                         ------------------------- -------------------
                                                                  OTHER   RESTRICTED   SECURITIES               ALL
                                                       BONUS     ANNUAL      STOCK     UNDERLYING     LTIP     OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY    EARNED (1)    COMP.     AWARDS       OPTIONS    PAYOUTS   COMP.(2)
-----------------------------   ------ ----------- ------------ -------- ------------ ------------ --------- ---------
Philip R. Yates .............   2001    $435,011     $630,766      $--        $--          $--        $--     $ 4,260
Chief Executive Officer and     2000     397,070           --       --         --           --         --       4,258
 Chairman of the Board          1999     310,978      315,000       --         --                      --       4,417

Roger M. Prevot .............   2001     315,672      400,380       --         --                      --       3,600
President and Chief Operating   2000     285,427           --       --         --           --         --       3,843
 Officer                        1999     202,999      205,000       --         --                      --       3,606

John E. Hamilton ............   2001     219,154      231,635       --         --           --         --       3,774
Chief Financial Officer         2000     201,966           --       --         --           --         --       3,752
                                1999     171,098      175,000       --         --                      --       3,553

Ashok Sudan .................   2001     172,022      240,000       --         --           --         --       3,803
Vice President and General      2000     163,380           --       --         --           --         --       3,782
 Manager, Europe and            1999     152,246       75,000       --         --           --         --       3,627
 North America Food and
 Beverage Polyolefins

John A. Buttermore ..........   2001     177,565      240,000       --         --           --         --       4,231
Vice President and General      2000     171,301           --       --         --           --         --       3,906
 Manager, North America         1999     151,104       65,000       --         --           --         --      72,007
 Food and Beverage PET


----------
(1) Represents bonus earned in the current year and paid in March of the following year under our annual discretionary bonus plan.

(2) Represents contributions to our 401(k) plan, amounts attributable to group term life insurance and payment of relocation costs.


MANAGEMENT AWARDS

     In February 1998, we made cash payments to approximately 20 senior level managers equal to approximately $7.0 million, which represented the aggregate value payable under our former equity appreciation plan and additional cash bonuses.

     In February 1998, we granted to approximately 100 middle level managers stay bonuses aggregating approximately $4.6 million, which are payable over a period of up to three years.

     In February 1998, we made additional cash payments to approximately 15 senior level managers equal to approximately $5.0 million, which represented additional cash bonuses and the taxes payable by those managers in respect of the awards described in this paragraph. In addition, (a) we made additional cash payments to those managers equal to approximately $3.1 million, which were used by the recipients to purchase shares of restricted common stock of BMP/Graham Holdings Corp., a limited partner of a predecessor to Graham Packaging Company Inc. and (b) each recipient was granted the same number of additional restricted shares as the shares purchased pursuant to clause (a). Those restricted shares vest over a period of three years.

     As a result of those equity awards, management will own an aggregate of
approximately   % of our outstanding common stock after the IPO reorganization and the initial public offering of common stock.

SUPPLEMENTAL INCOME PLAN

     Mr. Yates is the sole participant in the Graham Engineering Corporation Amended Supplemental Income Plan, or SIP. Graham Packaging Company, L.P. assumed Graham Engineering's obligations under the SIP. The SIP provides that upon attaining age 65, Mr. Yates shall receive a fifteen-year annuity providing annual payments equal to 25% of his final salary. The SIP also provides that the annuity payments shall be increased annually by a 4% cost of living adjustment. The SIP permits Mr. Yates to retire at or after attaining age 55 without any reduction in the benefit, although that benefit would not begin until Mr. Yates attained age 65. In the event that Mr. Yates were to retire prior to attaining age 55 (the benefit would still commence at age 65), then the annuity payments would be reduced. In the event that we terminate Mr. Yates' employment without "just cause," as defined in the SIP, then upon attaining age 65, he would receive the entire annuity. The SIP provides for similar benefits in the event of a termination of employment on account of death or disability.


MANAGEMENT OPTION PLAN

     In February 1998, Graham Packaging Holdings Company adopted the management option plan which provided for the grant of options to purchase units in the company. Pursuant to the terms of the plan, we will provide that upon the IPO reorganization, the management option plan will be adjusted to provide for the grant to our management employees of options to purchase shares of our common stock, prior to any dilution resulting from any interests granted pursuant to the management option plan. The aggregate number of shares of common stock with respect to which options may be granted under the management option plan shall
not exceed       shares, representing a total of up to 5% of the equity of
Graham Packaging Company Inc. after the IPO reorganization, but before the initial public offering of common stock. The management option plan is intended to advance our best interests by allowing employees to acquire an ownership interest in us, thereby motivating them to contribute to our success and to remain employed by us.

     Each option granted to purchase units prior to the IPO reorganization will be appropriately adjusted into an option to purchase a number of shares of our common stock. The exercise price per share for those shares granted will be
appropriately adjusted to $     to reflect the IPO reorganization. In general,
50% of the options vest and become exercisable in 20% increments annually over five years so long as the holder of the option is still an employee, which options are referred to as "time options;" and 50% of the options vest and become exercisable in 20% increments annually over five years so long as we achieve specified earnings targets for each year, although these options do become exercisable in full without regard to our achievement of these targets on the ninth anniversary of the date of grant, so long as the holder of the option is still an employee on that date, which options are referred to as "performance options." The number and type of securities covered by outstanding options and exercise prices may be adjusted to reflect events such as recapitalizations, mergers or reorganizations of or by us.

     A committee administers the management option plan, including the determination of the employees to whom grants will be made, the number of shares subject to each grant, and the various terms of the grants. The committee may provide that an option cannot be exercised after the merger or consolidation of our company into another company or corporation, the exchange of all or substantially all of our assets for the securities of another corporation, the acquisition by a corporation of 80% or more of our common stock or the liquidation or dissolution of our company, and if the committee so provides, it will also provide either by the terms of the option or by a resolution adopted prior to the occurrence of a merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for ten business days prior to that event, the option will be exercisable as to all shares subject thereto, notwithstanding anything to the contrary in any provisions of that option and that, upon the occurrence of an event, the option will terminate and be of no further force or effect. The committee may also provide that even if the option shall remain exercisable after any event, from and after the event, any of the options shall be exercisable only for the kind and amount of securities and other property, including cash, or the cash equivalent thereof, receivable as a result of that event by the holder of a number of shares of common stock for which that option could have been exercised immediately prior to that event. In addition, all time options become fully vested and exercisable upon the occurrence of a change of control of our company, as that term is defined in the management option plan. No suspension, termination or amendment of or to the management option plan will materially and adversely affect the rights of any participant with respect to options issued hereunder prior to the date of suspension, termination or amendment without the consent of the holder.

     The following table provides information with respect to options granted to the named executive officers for the year ended December 31, 2001, assuming
an exchange ratio of      is used to adjust for each option of Graham Packaging
Holdings Company into an option to purchase our common stock in connection with the IPO reorganization. This exchange ratio has been calculated on the basis
that we will issue       shares of our common stock in exchange for the 10,000
partnership units of Graham Packaging Holdings Company. Each partnership unit is defined as 0.01% of Graham Packaging Holdings Company resulting in an
exchange ratio of       shares per partnership unit, which is being applied to
both outstanding partnership units as well as partnership units issuable under the Management Option Plan.


                       OPTION GRANTS IN LAST FISCAL YEAR


INDIVIDUAL GRANTS





                                                                                     POTENTIAL REALIZABLE
                                                                                          VALUE AT
                                                                                     ASSUMED ANNUAL RATES
                             NUMBER OF      PERCENT OF                                    OF STOCK
                             SECURITIES    TOTAL OPTIONS                             PRICE APPRECIATIONS
                             UNDERLYING     GRANTED TO     EXERCISE OR                 FOR OPTION TERM
                              OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION  -------------------
NAME                        GRANTED (#)     FISCAL YEAR      ($/SH)         DATE       5% ($)    10% ($)
-------------------------  -------------  --------------  ------------  -----------  ---------  --------
Roger M. Prevot .........                 30.4%                         4/1/10       200,000    490,000
President and Chief
 Operating Officer

     Additionally, in January 2002, we granted four members of our management
options to purchase an aggregate of             shares of common stock.

     The following table sets forth certain information with respect to the total options granted to the named executive officers at December 31, 2001
assuming an exchange ratio of       is used to adjust for each option of Graham
Packaging Holdings Company into an option to purchase our common stock in connection with the IPO reorganization.


                   TOTAL OPTION GRANTS AT DECEMBER 31, 2001




                                              NUMBER OF
                                              SECURITIES
                                              UNDERLYING
                                             UNEXERCISED             VALUE OF          OPTIONS AT END OF
                                          OPTIONS AT END OF     UNEXERCISED IN THE        FISCAL YEAR
NAME                                         FISCAL YEAR           MONEY OPTIONS          EXERCISABLE
--------------------------------------   -------------------   --------------------   ------------------
Philip R. Yates ......................                                  $--
 Chief Executive Officer and Chairman
   of the Board
                                                                         --
Roger M. Prevot ......................
 President and Chief Operating Officer
                                                                         --
John E. Hamilton .....................
 Chief Financial Officer
                                                                         --
Ashok Sudan (1) ......................

                                            NUMBER OF
                                            SECURITIES
                                            UNDERLYING
                                           UNEXERCISED             VALUE OF          OPTIONS AT END OF
                                        OPTIONS AT END OF     UNEXERCISED IN THE        FISCAL YEAR
NAME                                       FISCAL YEAR           MONEY OPTIONS          EXERCISABLE
------------------------------------   -------------------   --------------------   ------------------
 Vice President and General Manager,
   Europe and North America Food and
   Beverage Polyolefins
                                                             --
John A. Buttermore (2) .............
 Vice President and General Manager,
   North America Food and Beverage
   PET

----------
(1) In January 2002, we granted Mr. Sudan options to purchase shares of common stock.

(2) In January 2002, we granted Mr. Buttermore options to purchase shares of common stock.


2002 STOCK INCENTIVE PLAN

     We adopted the stock incentive plan effective    , 2002. The stock
incentive plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to employees, directors or consultants of Graham Packaging
Company Inc. or our affiliates. A maximum of     shares of common stock may be
subject to awards under the stock incentive plan. The maximum number of shares of common stock for which options and stock appreciation rights may be granted
during a calendar year to any participant will be    . The number of shares
issued or reserved pursuant to the stock incentive plan (or pursuant to outstanding awards) is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by awards that expire, terminate or lapse will again be available for grant under the stock incentive plan.

     Administration. The stock incentive plan is administered by the Compensation Committee of our board of directors, which may delegate its duties and powers to any subcommittee thereof. The committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the stock incentive plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and other stock-based awards are granted by the committee to employees, directors and consultants in such numbers and at such times during the term of the stock incentive plan as the committee shall determine.

     Options. The committee determines the option price for each option; provided, however, that incentive stock options must have an exercise price that is at least equal to the fair market value of the common stock on the date the option is granted. An option holder may exercise an option by written notice and payment of the option price in (1) cash, (2) by the surrender of a number of shares of common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, (3) a combination of cash and common stock (as qualified by clause (2)); or (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to the Company an amount out of the proceeds of the sale equal to the aggregate option price for the shares being purchased.

     Stock Appreciation Rights. The committee may grant stock appreciation rights independent of or in connection with an option. The exercise price per share of a stock appreciation right shall be an amount determined by the committee. Generally, each stock appreciation right shall entitle a participant upon exercise to an amount equal to (1) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, times (2) the number of shares of common stock covered by the stock appreciation right. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, all as shall be determined by the committee.

     Other Stock-Based Awards. The committee may grant awards of restricted stock units, common stock, restricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. The other stock-based awards will be subject to the terms and conditions established by the committee.

     Transferability. Unless otherwise determined by the committee, awards granted under the stock incentive plan are not transferable other than by will or by the laws of descent and distribution.

     Amendment and Termination. Our board of directors may amend, alter or discontinue the stock incentive plan in any respect at any time, but no amendment may diminish any of the rights of a participant under any awards previously granted, without his or her consent.


PENSION PLANS

     In the year ended December 31, 2001, Graham Packaging Holdings Company participated in a noncontributory, defined benefit pension plan for salaried and hourly employees other than employees covered by collectively bargained plans. Graham Packaging Holdings Company also sponsored other noncontributory defined benefit plans under collective bargaining agreements. These plans covered substantially all of our U.S. employees. As of the IPO reorganization, we will assume the sponsorship of, and all liabilities under, each of these defined benefit plans. The defined benefit plan for salaried employees provides retirement benefits based on the final five years average compensation and years of service, while plans covering hourly employees provide benefits based on years of service. See Note 12 to the financial statements for each of the three years in the period ended December 31, 2001 included elsewhere in this prospectus.

     The following table shows estimated annual benefits upon retirement under the defined benefit plan for salaried employees, based on the final five years average compensation and years of service, as specified therein:


                               PENSION PLAN TABLE




                                          YEARS OF SERVICE
                   --------------------------------------------------------------
  REMUNERATION         15           20           25           30           35
----------------   ----------   ----------   ----------   ----------   ----------
$  125,000          $ 26,651     $ 35,535     $ 44,418     $ 53,302     $ 54,864
   150,000            32,651       43,535       54,418       65,302       67,177
   175,000            38,651       51,535       64,418       77,302       79,489
   200,000            44,651       59,535       74,418       89,302       91,802
   225,000            50,651       67,535       84,418      101,302      104,114
   250,000            56,651       75,535       94,418      113,302      116,427
   300,000            68,651       91,535      114,418      137,302      141,052
   400,000            92,651      123,535      154,418      185,302      190,302
   450,000           104,651      139,535      174,418      209,302      214,927
   500,000           116,651      155,535      194,418      233,302      239,552

Note: The amounts shown are based on 2001 covered compensation of $37,212 for an individual born in 1936. In addition, these figures do not reflect the salary limit of $170,000 and benefit limit of $140,000 under the plan's normal form in 2001.

     The compensation covered by the defined benefit plan for salaried employees is an amount equal to "total wages". This amount includes the annual salary and bonus amounts shown in the Summary Compensation Table above for the five named executive officers who participated in the plan. The estimated credited years of service for the year ended December 31, 2001 for each of the five named executive officers participating in the plan was as follows: Philip
R. Yates, 30 years; Roger M. Prevot, 14 years; John E. Hamilton, 18 years; Ashok Sudan, 25 years; and John A. Buttermore, three years. Benefits under the plan are computed on the basis of straight-life annuity amounts. Amounts set forth in the pension plan table are not subject to deduction for Social Security or other offset amounts.

401(K) PLAN


     During 2001, Graham Packaging Holdings Company also participated in a defined contribution plan under Internal Revenue Code Section 401(k), which covered all of our U.S. employees except those represented by a collective bargaining unit. Graham Packaging Holdings Company also sponsored other noncontributory defined contribution plans under collective bargaining agreements. Our contributions were determined as a specified percentage of employee contributions, subject to certain maximum limitations. Costs for the salaried and non-collective bargaining hourly plan for 1999, 2000, and 2001 were $875,000, $1,009,000, and $1,111,000, respectively. See Note 12 to our financial statements for each of the last three years in the period ended December 31, 2001. As of the IPO reorganization, Graham Packaging Company Inc. will assume the sponsorship of, and all liabilities under, each of these defined contribution plans.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During the fiscal year ended December 31, 2001, the members of the compensation committee of the Advisory Committee of Graham Packaging Holdings Company, were William H. Kerlin, Jr. and Howard A. Lipson. Mr. Kerlin previously served as our Chief Executive Officer and Vice Chairman of the Advisory Committee of Graham Packaging Holdings Company, and prior to that, as a Vice President. The Advisory Committee did not have the powers of a corporate board of directors. See "-- Directors and Executive Officers".


EMPLOYMENT AGREEMENTS


     In    2002, we entered into employment agreements with Messrs. Yates,
Prevot, Hamilton, Beeson, Booth, Buttermore and Sudan. The term of each agreement is for one year but automatically extends for an additional year unless either party gives 90 days written notice prior to the end of the term. Under each agreement, the executive is entitled to a base salary and an annual bonus based on the achievement of performance criteria established by our board. In the event that an executive is terminated by us without cause (as defined in each agreement), (including our election not to renew the term so that the term ends prior to the fifth anniversary of the agreement), or the executive resigns with good reason (as defined in the agreement), the executive will be entitled to (1) full vesting of all equity awards granted to the executive, (2) a pro rata bonus for the year of termination, (3) monthly payments for a period of 24 months (36 months with respect to Mr. Yates following a change of control (as defined in the agreement)) of the executive's base salary and average annual bonus, (4) continued health and dental benefits for a period of 24 months and (5) outplacement services for a period of 12 months. If we elect not to extend the term so that the term ends following the fifth anniversary of the agreement, upon executive's termination of employment, executive will be entitled to the same benefits described above except that the executive will only be entitled to continued monthly payments and health and dental benefits for a period of 12 months, rather than 24 months. During the term and for a period of 18 months following the term (12 months if the executive's employment is terminated due to our election not to renew the term so that the term ends following the fifth anniversary of the agreement), each executive is subject to a covenant not to compete with us or solicit our clients or employees. Each executive has also covenanted not to reveal our confidential information during the term of employment or thereafter and to assign any inventions created by the executive while employed by us. If any payments by us to the executive would result in an excise tax under Section 280G of the Internal Revenue Code, the executive will be entitled to an additional payment so that the executive will receive an amount equal to the payments the executive would be entitled to receive without the imposition of the excise tax.

                          RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH THE GRAHAM FAMILY AND AFFILIATES

     We have engaged in a number of transactions with entities controlled by or affiliated with Donald C. Graham, a previous chairman of the Advisory Committee of Graham Packaging Holdings Company, and/or members of his immediate family. These entities controlled by Mr. Graham and/or members of his immediate family include Graham Capital Company, Graham Engineering Corporation, Graham Europe Limited, Graham Family Growth Partnership, Graham Packaging Corporation, Graham Partners, Inc. and York Transportation and Leasing, Inc.

     We and Graham Engineering entered into an equipment sales, service and licensing agreement in 1998, which provides that, with specified exceptions:

     o Graham Engineering will sell to us and our affiliates some of Graham Engineering's larger-sized proprietary extrusion blow molding wheel systems, or Graham Wheel Systems, at a price to be determined on the basis of a percentage mark-up of material, labor and overhead costs that is as favorable to us as the percentage mark-up historically offered by Graham Engineering to us and is as favorable as the mark-up on comparable equipment offered to other parties;

     o each party will provide consulting services to the other party at hourly rates ranging from $60 to $200, (adjusted annually for inflation); and

     o Graham Engineering will grant to us a nontransferable, nonexclusive, perpetual, royalty-free right and license to use technology.

     Subject to exceptions and conditions, including the condition that we purchase high output extrusion blow molding equipment, described in the equipment sales, service and licensing agreement, we and our affiliates will have the exclusive right to purchase, lease or otherwise acquire the applicable Graham Wheel Systems in North America and South America, the countries comprising the European Economic Community as of February 2, 1998 and any other country in or to which we have produced or shipped extrusion blow molded plastic containers representing sales in excess of $1.0 million in the most recent calendar year. The equipment sales agreement terminates on December 31, 2007, unless mutually extended by the parties. Since December 31, 1998, both parties have had the right to terminate the other party's right to receive consulting services. Effective January 21, 2000 we terminated Graham Engineering's rights to receive consulting services from us.

     Graham Engineering supplies us with services and equipment. We paid Graham Engineering approximately $2.3 million, $20.4 million, $8.5 million and $10.3 million for services and equipment for the quarter ended March 31, 2002 and the years ended December 31, 1999, 2000, and 2001, respectively. We have provided services to Graham Engineering, for which we received approximately $2.5 million for the year ended December 31, 1999.

     Graham Family Growth Partnership has supplied advisory services to us since February 1998, and will continue to provide advisory services to us for $1.0 million per annum until the Graham family's holdings in our common stock are reduced to a specified level. We paid Graham Family Growth Partnership $0.3 million for services for the quarter ended March 31, 2002 and $1.0 million for each of the years ended December 31, 2001, 2000, and 1999.

     Innopack, S.A., minority shareholder of Graham Innopack de Mexico S. de R.L. de C.V., has supplied us with goods, for which we paid $1.1 million and $1.3 million for the year ended December 31, 2001 and the quarter ended March 31, 2002, respectively.

     On each of September 29, 2000 and March 29, 2001, the Graham family made an equity contribution of $7.5 million to Graham Packaging Holdings Company.

REGISTRATION RIGHTS AGREEMENT

     We entered into a Registration Rights Agreement with Blackstone and the Graham family on February 2, 1998. Under the terms of this agreement, we agreed to provide Blackstone and the Graham family with registration rights for their shares of our common stock.

     Demand Registration. Blackstone has an unlimited number of demand registration rights that it may exercise at any time after the initial public offering of common stock and the Graham family has two demand registration rights that may be exercised at any time after the initial public offering of common stock.


     Incidental Registration. Until all of the securities subject to the registration rights agreement have been registered, if we propose to register any of our equity securities for public sale, we must, subject to specified exceptions, use reasonable efforts to also register any shares of our common stock held by Blackstone, the Graham family, DB Capital Partners or a management investor, at that holder's request.


     Rule 144. Under the agreement, we have agreed to use reasonable efforts to comply with the filing requirements of Rule 144(c)(1) to enable Blackstone and the Graham family to sell their shares without registration.


     Expenses and Indemnification. We agreed to pay all expenses incurred in connection with the registration of shares under the registration rights agreement. We also agreed to indemnify all holders whose shares are registered from liability arising under the Securities Act.


MANAGEMENT STOCKHOLDERS AGREEMENT


     Blackstone, our company and members of our management are party to a Management Stockholders' Agreement, dated as of February 3, 1998. Under the terms of that agreement, members of management acquired shares of BMP/Graham Holdings Corporation, a limited partner in Graham Packaging Holdings Company, in connection with the 1998 recapitalization. Management investors have the same incidental registration rights as other holders under the registration rights agreement described above.


OTHER TRANSACTIONS WITH BLACKSTONE


     Under the terms of a monitoring agreement entered into among Blackstone, us and Graham Packaging Company, Blackstone receives a monitoring fee of $1.0 million per annum, and will be reimbursed for reasonable out-of-pocket expenses. We paid Blackstone $0.3 million for the quarter ended March 31, 2002 and $1.0 million for each of the three years ended December 31, 1999, 2000 and 2001. In the future, an affiliate or affiliates of Blackstone may receive customary fees for advisory and other services rendered to us. If those services are rendered in the future, the fees will be negotiated from time to time on an arm's length basis and will be based on the services performed and the prevailing fees then charged by third parties for comparable services.


     On each of September 29, 2000 and March 29, 2001, Blackstone made an equity contribution of $39.3 million to Graham Packaging Holdings Company.

                            DESCRIPTION OF THE NOTES

     The notes, which we refer to in this description as the Senior Subordinated Notes, will be issued under an indenture, dated as of February 2, 1998, which we refer to as the Senior Subordinated Indenture, by and among Graham Packaging Company, L.P., GPC Capital Corp. I, Graham Packaging Holdings Company, as guarantor, and United States Trust Company of New York, as trustee. The issuers previously issued $150,000,000 aggregate principal amount of Senior Subordinated Notes under the Senior Subordinated Indenture, which we refer to in this prospectus as the existing notes and $75,000,000 aggregate principal amount of Floating Rate Subordinated Term Securities due 2008 under the Senior Subordinated Indenture. The Senior Subordinated Indenture is governed by the Trust Indenture Act of 1939, or the TIA. The following summary of certain provisions of the Senior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended, and to all of the provisions of the Senior Subordinated Indenture, including the definitions of certain terms therein and those terms made a part of the Senior Subordinated Indenture by reference to the TIA as in effect on the date of the Senior Subordinated Indenture. A copy of the Senior Subordinated Indenture may be obtained from us or the Underwriters. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions". For purposes of this section, the word "Company" refers solely to Graham Packaging Company, L.P., and does not include any of its subsidiaries or its parent company. In this description, references to the "Company Issuers" refer only to Graham Packaging Company, L.P., and GPC Capital Corp. I, and not to any of their respective subsidiaries or their parent company.

     You should read the Senior Subordinated Indenture because it, and not this description, defines your rights as a holder of these notes. A copy of the Senior Subordinated Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.


GENERAL

     The Senior Subordinated Notes will be unsecured obligations of the Company Issuers, ranking subordinate, in right of payment to all of the Company Issuers' Senior Indebtedness.

     The Senior Subordinated Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000.


PRINCIPAL, MATURITY AND INTEREST

     The Senior Subordinated Notes will be limited to $325,000,000 aggregate principal amount, of which $100,000,000 will be issued in this offering. The Senior Subordinated Notes will mature on January 15, 2008. Interest on the Senior Subordinated Notes will be payable semiannually in cash on each January 15 and July 15, commencing on January 15, 2003, to the persons who are registered holders at the close of business on the January 1 or July 1 immediately preceding the applicable interest payment date. Interest on the Senior Subordinated Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Senior Subordinated Notes will not be entitled to the benefit of any mandatory sinking fund.

     Interest on the Senior Subordinated Notes will accrue at the rate of     %
per year.


REDEMPTION

     Optional Redemption. The Senior Subordinated Notes will be redeemable at the Company Issuers' option, in whole at any time or in part from time to time, on or after January 15, upon not less than 30 nor more than 60 days' notice at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

YEAR                                PERCENTAGE
--------------------------------   ------------
   2003 ........................             %
   2004 ........................             %
   2005 ........................             %
   2006 and thereafter .........      100.000%

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the Senior Subordinated Notes are to be redeemed at any time or if more Senior Subordinated Notes are tendered pursuant to an Asset Sale Offer or a Change of Control Offer than the Company Issuers are required to purchase, then the selection of such Senior Subordinated Notes for redemption or purchase, as the case may be, will be made by the trustee in compliance with the requirements, if any, of the principal national securities exchange on which the Senior Subordinated Notes are listed, or, if such Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such other method as the trustee deems fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Senior Subordinated Notes of $1,000 or less shall be purchased or redeemed in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date, to each holder of Senior Subordinated Notes to be purchased or redeemed at such holder's registered address. If any Senior Subordinated Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereon that has been or is to be purchased or redeemed.

     A new Senior Subordinated Note in principal amount equal to the unpurchased or unredeemed portion of any Senior Subordinated Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Senior Subordinated Note. On and after the purchase or redemption date, unless the Company Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on portions thereof purchased or called for redemption.


SUBORDINATION

     The payment of all Obligations on the Senior Subordinated Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness. Upon any payment or distribution of assets of the Company Issuers of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of either of the Company Issuers or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to either of the Company Issuers or their respective property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Senior Subordinated Notes, or for the acquisition of any of the Senior Subordinated Notes for cash or property or otherwise (except that holders of the Senior Subordinated Notes may receive Permitted Junior Securities and payments from a trust described under "Legal Defeasance and Covenant Defeasance" below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Notes without violating the subordination provisions described herein). If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of either of the Company Issuers or any other Person on either of their behalf with respect to any Obligations on the Senior Subordinated Notes or to acquire any of the Senior Subordinated Notes for cash or property or otherwise (except that holders of the Senior Subordinated Notes may receive payments from a trust described under "Legal Defeasance and Covenant Defeasance" below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Notes without violating the subordination provisions described herein).

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither of the Company Issuers nor any other Person on either of their behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Senior Subordinated Notes or (y) acquire any of the Senior Subordinated Notes for cash or property or otherwise (except that holders of the Senior Subordinated Notes may receive payments from a trust described under "Legal Defeasance and Covenant Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Notes without violating the subordination provisions described herein). Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the Default Notice is delivered and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of either of the Company Issuers, creditors of the Company Issuers who are not holders of Senior Indebtedness, including the holders of the Senior Subordinated Notes, may recover less, ratably, than holders of Senior Indebtedness.


COMPANY ISSUERS' STRUCTURE

     The Company is a wholly owned operating subsidiary of Graham Packaging Company Inc., which we sometimes refer to in this section as "Holdings", and CapCo I is a subsidiary corporation of the Company with no material operations of its own and only limited assets.


GRAHAM PACKAGING COMPANY INC. GUARANTEE

     The obligations of the Company Issuers under the Senior Subordinated Notes and the Senior Subordinated Indenture will be guaranteed on a senior subordinated basis by Graham Packaging Company Inc., the parent of the Company Issuers. The guarantee will be subordinated to all Senior Indebtedness of Graham Packaging Company Inc. to the same extent that the Senior Subordinated Notes are subordinated to Senior Indebtedness of the Company Issuers. You should not rely on the guarantee in evaluating an investment in the Senior Subordinated Notes.


CHANGE OF CONTROL

     The Senior Subordinated Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Company Issuers purchase all or a portion of such holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

     The Senior Subordinated Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company Issuers shall: (1) repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other such Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such senior indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (2) obtain the requisite consents under the New Credit Facility and all other Senior Indebtedness to permit the repurchase of the Senior Subordinated Notes as provided below. The Company Issuers shall first comply with the covenant in the immediately preceding sentence before they shall be required to repurchase Senior Subordinated Notes pursuant to the provisions described below. The Company Issuers' failure to comply with the covenant described in the second preceding sentence or the immediately succeeding paragraph may constitute an Event of Default described in clause (3) (and not in clause (2)) under "Events of Default" below.

     Within 30 days following the date upon which the Change of Control occurred, the Company Issuers shall send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, must be no earlier than 30 days nor later than 60 days from the date that notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Senior Subordinated Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note completed, to the paying agent ("Paying Agent") at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company Issuers will have available funds sufficient to pay the Change of Control purchase price for all the Senior Subordinated Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event that the Company Issuers are required to purchase outstanding Senior Subordinated Notes pursuant to a Change of Control Offer, the Company Issuers expect that they would seek third party financing to the extent they do not have available funds to meet their purchase obligations. However, there can be no assurance that the Company Issuers would be able to obtain such financing.

     Neither the Board of Directors of either Company Issuer nor the trustee may waive the covenant relating to a holder's right to repurchase upon a Change of Control. Restrictions in the Senior Subordinated Indenture described herein on the ability of the Company Issuers to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Holdings or the Company Issuers, whether favored or opposed by the management of Holdings or the Company Issuers. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Senior Subordinated Notes, and there can be no assurance that the Company Issuers or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Holdings or, either of the Company Issuers or any of their respective Subsidiaries by the management of Graham Packaging Company Inc. or the respective Company Issuers. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Senior Subordinated Indenture may not afford the holders of Senior Subordinated Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Senior Subordinated Indenture, the Company Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the Senior Subordinated Indenture by virtue thereof.


CERTAIN COVENANTS

     The Senior Subordinated Indenture will contain, among others, the following covenants:

     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock. (1) the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness), (2) the Company and any Guarantor will not issue any shares of Disqualified Stock and (3) the Company will not permit any of its Restricted Subsidiaries that are not Guarantors (other than CapCo I) to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.00 (determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period).

     The foregoing limitations will not apply to:

         (a) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the New Credit Facility and the issuance and creation of letters of credit and banker's acceptances thereunder (with letters of credit and banker's acceptances being deemed to have a principal amount equal to the face amount thereof up to an aggregate principal amount of $650.0 million outstanding at any one time;

         (b) the incurrence by the Company Issuers of Indebtedness represented by the Senior Subordinated Notes in an aggregate principal amount not to exceed $225,000,000;

         (c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

         (d) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (d), does not exceed 15% of Total Assets at the time of the respective incurrence;

         (e) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

         (f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

         (g) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness shall be subordinated in right of payment to the Senior Subordinated Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

         (h) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an issuance of such shares of preferred stock;

         (i) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such indebtedness from a Restricted Subsidiary that is not a Guarantor, such Indebtedness shall be subordinated in right of payment to the Guarantee of such Guarantor; and provided, further, that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

         (j) Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

         (k) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

         (l) Indebtedness of any Guarantor in respect of such Guarantor's Guarantee;

         (m) Indebtedness or Disqualified Stock of the Company and any of its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and incurred pursuant to this clause
     (m), does not exceed $50.0 million at any one time outstanding;

         (n)(1) any guarantee by the Company or by any Restricted Subsidiary that is a Guarantor of Indebtedness or other obligations of the Company or any of the Company's Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary or the Company, as the case may be, is permitted under the terms of the Senior Subordinated Indenture and (2) any Excluded Guarantee of a Restricted Subsidiary;

         (o) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund, refinance or restructure any Indebtedness incurred as permitted under the first paragraph of this covenant, this clause (o) and clauses (b) and (c) above and (q) below, or any Indebtedness issued to so refund, refinance or restructure such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness
     (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced,
     (2) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Senior Subordinated

     Notes, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes at least to the same extent as the Indebtedness being refinanced or refunded and (3) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and provided further that subclauses (1) and (2) of this clause
     (o) will not apply to any refunding or refinancing of any Senior Indebtedness;

         (p) other Indebtedness in an amount not greater than twice the amount of Permanent Qualified Equity Contributions after the Issue Date at any one time outstanding; and

         (q) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition, either (1) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (2) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

         (2) purchase or otherwise acquire or retire for value any Equity Interests of the Company;

         (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness (other than (A) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the covenant described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"); or

         (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:
     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of "Limitations on Incurrence of Indebtedness and

     Issuance of Disqualified Stock"; and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the repurchase, retirement or other acquisition of Retired Capital Stock pursuant to clause (a) thereof and the payment of dividends on Retired Capital Stock pursuant to clause (b) thereof), (5), (6), (9) and (10) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (1) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day after the Issue Date to the date of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (2) 100% of the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Company), received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (including Refunding Capital Stock (as defined) but excluding Disqualified Stock), including such Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options, plus (3) 100% of the aggregate amount of contributions to the capital of the Company since the Issue Date (other than Excluded Contributions), plus (4) 100% of the aggregate amount received in cash and the fair market value of property other than cash (as determined in good faith by the Company) received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, plus (5) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Company or a Restricted Subsidiary, the fair market value (as determined in good faith by the Company) of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

     The foregoing provisions will not prohibit:

         (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

         (2)(A) the repurchase, retirement or other acquisition of any Equity Interests (the "Retired Capital Stock") or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock) or contributions to the common equity capital of the Company (the "Refunding Capital Stock"), and (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Refunding Capital Stock;

         (3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of and accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to the Senior Subordinated Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

         (4) the repurchase, retirement or other acquisition for value (or a dividend or distribution to fund any such repurchase, retirement or other acquisition) of Equity Interests of the Company, Holdings or Investor LP held by any future, present or former employee, director or consultant of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (4) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds from the sale of Equity Interests of the Company (or of Holdings or Investor LP which are contributed to the Company) to members of management, directors or consultants of the Company and its Subsidiaries that occurs after the Issue Date (provided that such proceeds have not been included with respect to determining whether a previous Restricted Payment was permitted pursuant to the first paragraph of this covenant) plus (2) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

         (5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock";

         (6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available preceding the date of declaration of any such dividend or distribution, after giving effect to such dividend or distribution as a Fixed Charge on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 1.75 to 1.00;

         (7) investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

         (8) repurchases of (or a dividend or distribution to fund the repurchases of) Equity Interests of the Company, Holdings or Investor LP deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

         (9) the payment of dividends on the Company's Common Stock (or the payment to Holdings to fund the payment by Holdings of dividends on Holdings' Common Stock) following the first public offering of Common Stock of the Company or Holdings, as the case may be, after the Issue Date, of up to 6% per annum of the net proceeds received by the Company or contributed to the Company by Holdings, as the case may be, in such public offering;

         (10) the repurchase, retirement or other acquisition for value after the first anniversary of the Issue Date (or dividend or distribution to fund the repurchase, retirement or other acquisition of) of Equity Interests of Holdings, the Company or Investor LP in existence on the Issue Date and which are not held by Blackstone or any of their Affiliates or the Management Group on the Issue Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), provided that (A) the aggregate amounts paid under this clause
     (10) shall not exceed (1) $15.0 million on or prior to the second anniversary of the Issue Date or (2) $30.0 million at any time after the second anniversary of the Issue Date and (B) after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock";

         (11) Investments that are made with Excluded Contributions;

         (12) other Restricted Payments in an aggregate amount not to exceed $15.0 million;

         (13) the payment of any dividend or distribution on Equity Interests of the Company to the extent necessary to permit direct or indirect beneficial owners of such Equity Interests to receive tax distributions in an amount equal to the taxable income of the Company allocated to a partner multiplied by the highest combined federal and state income tax rate (including, to the extent applicable, alternative minimum tax) solely as a result of the Company (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or similar pass-through entity for federal income tax purposes ("Permitted Tax Distributions");

         (14) the payment of dividends or distributions to Holdings to fund cash interest payments on the Senior Discount Notes commencing July 15, 2003 in accordance with the terms of the Senior Discount Notes;

         (15) Restricted Payments made on the Issue Date contemplated by the Recapitalization Agreement; and

         (16) any dividend or distribution to Holdings in respect of overhead expenses, legal, accounting, Commission reporting and other professional fees and expenses of Holdings that are directly attributable to the operations of the Company and its Restricted Subsidiaries; provided, however that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (9), (10), (12) and (14) (other than with respect to Defaults and Events of Default set forth in clause (3) or
     (6) under "Events of Default"), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the immediately preceding paragraph, only the amounts expended under clauses
     (1), (2) (with respect to the repurchase, retirement or other acquisition of Retired Capital Stock pursuant to clause (a) thereof and the payment of dividends on Retired Capital Stock pursuant to clause (b) thereof), (5),
     (6), (9) and (10) shall be included.

     As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (7), (11) or
(12)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

     Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets without recourse to the Company or any of the Restricted Subsidiaries,
(B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such

Asset Sale, (C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (D) any assets received in exchange for assets related to a Similar Business of comparable market value in the good faith determination of, the Board of Directors of the Company, shall be deemed to be cash for purposes of this provision.

     Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (1) to permanently reduce Obligations under the New Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Senior Subordinated Notes if the Senior Subordinated Notes are then redeemable or, if the Senior Subordinated Notes may not be then redeemed, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at 100% of the principal amount thereof the amount of Senior Subordinated Notes that would otherwise be redeemed) or Indebtedness of a Restricted Subsidiary,
(2) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (3) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Senior Subordinated Indenture will provide that any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Senior Subordinated Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company Issuers shall make an offer to all holders of Senior Subordinated Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture. The Company Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the trustee. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate or partnership purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the Senior Subordinated Notes to be purchased in the manner described under the caption "Selection and Notice of Redemption" above. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Company Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (a)(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on their Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
   (2) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; except (in each case) for such encumbrances or restrictions existing under or by reason of:

         (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the New Credit Facility and its related documentation and the Senior Discount Indenture;

         (2) the Senior Subordinated Indenture and the Senior Subordinated
       Notes;

         (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

         (4) applicable law or any applicable rule, regulation or order;

         (5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

         (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

         (7) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Limitation on Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

         (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (9) other Indebtedness of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock";

         (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

         (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

         (12) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors (or the general partners with regard to a partnership) of such Company Issuer engaged in such transaction, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

         (13) any encumbrances or restrictions that are no more restrictive than those contained in the New Credit Facility as in effect on the Issue Date; or

         (14) which will not in the aggregate cause the Company Issuers not to have the funds necessary to pay the principal of, premium, if any, or interest on, the Senior Subordinated Notes.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Senior Subordinated Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     The Senior Subordinated Indenture will provide that no Guarantor will directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any Pari Passu Indebtedness or Subordinated Indebtedness of such Guarantor on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Guarantee of such Guarantor is equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     Limitation on Other Senior Subordinated Indebtedness. The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary that is a Guarantor, as the case may be, unless such Indebtedness is either:

     (a) pari passu in right of payment with the notes or such Guarantor's Guarantee, as the case may be; or

     (b) subordinate in right of payment to the Senior Subordinated Notes, or such Guarantor's Guarantee, as the case may be, in the same manner and at least to the same extent as the Senior Subordinated Notes are subordinate to Senior Indebtedness or such Guarantor's Guarantee is subordinate to such Guarantor's Senior Indebtedness, as the case may be.

     Merger, Consolidation and Sale of Assets. The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (1) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the "Successor Company"); (2) the Successor Company (if other than the Company or CapCo 1) expressly assumes all the obligations of the Company under the Senior Subordinated Indenture and the Senior Subordinated Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the trustee; (3) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor

Company (if other than CapCo 1) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" or (B) the Fixed Charge Coverage Ratio for the Successor Company (if other than CapCo 1) and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and (5) the Company shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Indenture. The Successor Company will succeed to, and be substituted for, the Company under the Senior Subordinated Indenture and the Senior Subordinated Notes. Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and
(b) the Company may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reincorporating or reforming the Company in another State of the United States or changing the legal structure of the Company to a corporation so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby (it being understood that after the transfer of such property and assets for the purpose of changing its legal structure to a corporation, the Company may dissolve).


     Each Guarantor, if any, shall not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (1) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor"); (2) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Senior Subordinated Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the trustee; (3) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; and (4) the Guarantor shall have delivered or caused to be delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Indenture. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Senior Subordinated Indenture and such Guarantor's Guarantee.


     Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

   The foregoing provisions will not apply to the following:

         (1) transactions between or among the Company and/or any of its Restricted Subsidiaries;

         (2) Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant "Limitation on Restricted Payments";

         (3) the payment of annual management, consulting, monitoring and advisory fees and related expenses to Blackstone, Graham Packaging Corporation and their respective Affiliates;

         (4) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

         (5) payments by the Company or any of its Restricted Subsidiaries to Blackstone and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by, the majority of the Board of Directors of the Company, in good faith;

         (6) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

         (7) payments or loans to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

         (8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Senior Subordinated Notes in any material respect) or any transaction contemplated thereby;

         (9) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, the Recapitalization Agreement, or any agreement contemplated thereunder (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the holders of the Senior Subordinated Notes in any material respect;

         (10) the payment of all fees, expenses, bonuses and awards related to the transactions contemplated by the Recapitalization Agreement, including fees to Blackstone; and

         (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the majority of the Board of Directors of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitations on Guarantees of Indebtedness by Restricted Subsidiaries. (a) The Company will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a guarantee of payment of the Senior Subordinated Notes by such Restricted Subsidiary, except that (A) if the Senior Subordinated Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior

Subordinated Notes are subordinated to such Indebtedness under the Senior Subordinated Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Senior Subordinated Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes; provided that this paragraph (a) shall not be applicable to any guarantee by any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) that guarantees the payment of Obligations of the Company or any Restricted Subsidiary under the New Credit Facility or any other bank facility which is designated as Senior Indebtedness and any refunding, refinancing or replacement thereof, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act (other than securities issued pursuant to any bank or similar credit facility (including the New Credit Facility), which private placement provides for registration rights under the Securities Act (any guarantee excluded by operations of this clause (y) being an "Excluded Guarantee").

     (b) Notwithstanding the foregoing and the other provisions of the Senior Subordinated Indenture, any Guarantee by a Restricted Subsidiary of the Senior Subordinated Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Senior Subordinated Indenture) or (2) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

     Reports to Holders. The Company Issuers will deliver to the trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company Issuers are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Senior Subordinated Indenture further provides that, notwithstanding that the Company Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the "Commission"), the Senior Subordinated Indenture will require the Company Issuers to file with the Commission (and provide the trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the Commission), (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and (d) any other information, documents and other reports which the Company Issuers would be required to file with the Commission if they were subject to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company Issuers shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company Issuers will make available such information to prospective purchasers of Senior Subordinated Notes, in addition to providing such information to the trustee and the holders, in each case within 15 days after the time the Company Issuers would be required to file such information with the Commission, if they were subject to Sections 13 or 15(d) of the Exchange Act. The above reporting requirements with respect to the Company Issuers may be satisfied through the filing and provision of such reports, information and documents by the Holdings Issuers in lieu of the Company Issuers. The Company Issuers will also comply with the other provisions of TIA Section 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Senior Subordinated Indenture as "Events of Default":

         (1) the failure to pay interest on any Senior Subordinated Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Senior Subordinated Indenture);

         (2) the failure to pay the principal on any Senior Subordinated Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Senior Subordinated Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer which has actually been made) (whether or not such payment shall be prohibited by the subordination provisions of the Senior Subordinated Indenture);

         (3) a default in the observance or performance of any other covenant or agreement contained in the Senior Subordinated Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the outstanding principal amount of the Senior Subordinated Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

         (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time;

         (5) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any Significant Restricted Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

         (6) any Guarantee by a Significant Restricted Subsidiary shall become null or void or unenforceable (other than in accordance with the terms of the Senior Subordinated Indenture) or any such Guarantor shall deny its obligations under its Guarantee; or

         (7) certain events of bankruptcy affecting the Company or any of its Significant Restricted Subsidiaries.

     If an Event of Default (other than an Event of Default specified in clause
(7) with respect to the Company) shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding Senior Subordinated Notes may declare the principal of and accrued interest on all the Senior Subordinated Notes to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 Business Days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing. If an Event of Default specified in clause
(7) with respect to the Company occurs, then the principal of and any accrued interest on the Senior Subordinated Notes shall ipso facto become immediately due and payable without any further action by the trustee or the holders.

     The Senior Subordinated Indenture will provide that, at any time after a declaration of acceleration with respect to the Senior Subordinated Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Senior Subordinated Notes may rescind and cancel such declaration and its consequences (1) if the rescission would not conflict with any judgment or decree, (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (4) if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.


     The holders of a majority in principal amount of the Senior Subordinated Notes may waive any existing Default or Event of Default under the Senior Subordinated Indenture, and its consequences, except a default in the payment of the principal of or interest on any Senior Subordinated Notes.


     Holders of the Senior Subordinated Notes may not enforce the Senior Subordinated Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Indenture and under the TIA. Subject to the provisions of the Senior Subordinated Indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the Senior Subordinated Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.


     Under the Senior Subordinated Indenture, the Company is required to provide an Officers' Certificate to the trustee promptly upon it obtaining knowledge of any Default or Event of Default (provided that such certification shall be provided at least annually whether or not the Company knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE


     The Company Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the outstanding Senior Subordinated Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, except for (1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due, (2) the Company Issuers' obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payments, (3) the rights, powers, trust, duties and immunities of the trustee and the Company Issuers' obligations in connection therewith and (4) the Legal Defeasance provisions of the Senior Subordinated Indenture. In addition, the Company Issuers may, at their option and at any time, elect to have the obligations of the Company Issuers released with respect to certain covenants that are described in the Senior Subordinated Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     (2) in the case of Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Subordinated Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Subordinated Indenture (and shall not conflict with the subordination provisions contained herein at the time the respective payments are made into the respective defeasance trust) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries are bound;

     (6) the Company shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (7) the Company shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (8) the Company shall have delivered to the trustee an opinion of counsel (which may be subject to customary assumptions and exclusions) to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9) certain other customary conditions precedent are satisfied.


SATISFACTION AND DISCHARGE

     The Senior Subordinated Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Senior Subordinated Notes, as expressly provided for in the Senior Subordinated Indenture) as to all outstanding Senior Subordinated Notes when (1) all the Senior Subordinated Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company Issuers and thereafter repaid to the Company Issuers or discharged from such trust) have been delivered to the trustee for cancellation and (2) the Company has paid all other sums payable under the Senior Subordinated Indenture by the Company.


MODIFICATION OF THE SENIOR SUBORDINATED INDENTURE

     From time to time, the Company Issuers and the trustee, without the consent of the holders, may amend the Senior Subordinated Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Senior Subordinated Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding Senior Subordinated Notes issued under the Senior Subordinated Indenture, except that, without the consent of each holder affected thereby, no amendment may:

     (1) reduce the amount of Senior Subordinated Notes whose holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Subordinated Notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Subordinated Notes, or change the date on which any Senior Subordinated Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (4) make any Senior Subordinated Notes payable in money other than that stated in the Senior Subordinated Notes;

     (5) make any change in provisions of the Senior Subordinated Indenture protecting the right of each holder to receive payment of principal of and interest on such Senior Subordinated Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Senior Subordinated Notes to waive Defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of the Company Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

     (7) modify or change any provision of the Senior Subordinated Indenture or the related definitions affecting the subordination or ranking of the Senior Subordinated Notes in a manner which adversely affects the holders.


GOVERNING LAW

     The Senior Subordinated Indenture will provide that it and the Senior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


THE SENIOR SUBORDINATED TRUSTEE

     The Senior Subordinated Indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the Senior Subordinated Indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the Senior Subordinated Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Senior Subordinated Indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of either of the Company Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.


CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Senior Subordinated Indenture. Reference is made to the Senior Subordinated Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary thereof (each referred to in this definition as a "disposition") or (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than: (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Certain Covenants--Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture; (c) any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "Limitation on Restricted Payments;" (d) any disposition of assets with an aggregate fair market value of less than $2.0 million; (e) any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business; (g) any financing transaction with respect to property built or acquired by the Company or any of its Restricted Subsidiaries after the Issue Date including, without limitation, sale-leasebacks and asset securitizations; (h) foreclosures on assets; and (i) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

     "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P. and its Affiliates.

     "Board of Directors" means, as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, if such Person is a partnership, its general partner) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

     "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

     "CapCo I" means GPC Capital Corp. I, a Delaware corporation.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

     "Capital Stock" means (1) in the case of a corporation, corporate stock,
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (1) U.S. dollars (and foreign currency exchanged into U.S. dollars within 180 days), (2) securities issued or directly and fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof, (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million, (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above, (5) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (6) investment funds investing 95% of their assets in securities of the types described in clauses (1)-(5) above, (7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (8) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

     "Change of Control" means the occurrence of any of the following: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Person other than the Permitted Holders and their Related Parties; or (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) provision for taxes based on income or profits of such Person, or Permitted Tax Distributions made by such Person, for such period deducted in computing Consolidated Net Income, plus (b) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization expense was deducted in computing Consolidated Net Income, plus
(d) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be incurred by the Senior Subordinated Indenture (whether or not successful) and fees, expenses or charges related to the transactions contemplated by the Recapitalization Agreement (including fees to Blackstone), plus (e) the amount of any non-recurring charges (including any one-time costs incurred in connection with acquisitions after the Issue Date) deducted in such period in computing Consolidated Net Income, plus (f) without duplication, any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), plus (g) the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus (h) special charges and unusual items during any period ending on or prior to the second anniversary of the Issue Date not to exceed $15.0 million in the aggregate, plus (1) the amount of management, consulting monitoring and advisory fees paid to Blackstone and its Affiliates during such period not to exceed $1.0 million during any four-quarter period, less, without duplication
(j) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedging Obligations to the extent included in Consolidated Interest Expense and excluding amortization of deferred financing fees), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and (c) on and after January 15, 2004, the interest expense of Holdings with respect to the Senior Discount Notes.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that
(1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (2) any increase in the cost of sales or other incremental expenses resulting from purchase accounting in relation to any acquisition, net of taxes, shall be excluded, (3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (4) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (5) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded, (6) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
(7) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (8) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived and (9) the Net Income for such period of the Company and its Restricted Subsidiaries shall be decreased by the amount of Permitted Tax Distributions during such period.

     "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Preferred Stock" means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under "Limitation on Restricted Payments."

     "Designated Senior Indebtedness" means (1) Indebtedness under or in respect of the New Credit Facility (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the New Credit Facility, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of succeeding clause (2)) and (2) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount or accreted value of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company Issuers.


     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, in each case prior to the maturity date of the Senior Subordinated Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's death or disability.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of common stock or preferred stock of the Company or Holdings (other than Disqualified Stock), other than (1) public offerings with respect to the Common Stock registered on Form S-8 and (2) any such public or private sale the proceeds of which have been designated by the Company as an Excluded Contribution or Permanent Qualified Equity Contributions.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Excluded Contributions" means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the "Limitation on Restricted Payments" covenant.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. With respect to any Calculation Date that occurs on or after January 15, 2003 and prior to January 15, 2004, the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the interest expense of Holdings with respect to the Holdings Senior Discount Notes as if such interest expense was Consolidated Interest Expense of the Company. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made as determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments in the reasonable determination of the Company as set forth in an Officers' Certificate, to (i) reflect operating expense reductions reasonably expected to result from any acquisition or merger or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Income.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period and (b) the product of (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person or its Restricted Subsidiaries and (y) (A) if such Person is not a taxable entity for U.S. federal income tax purposes, one, or (B) if such Person is an entity taxable for U.S. federal income tax purposes, a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal,

     "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Senior Subordinated Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

     "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     "Guarantee" means any guarantee of the obligations of the Company Issuers under the Senior Subordinated Indenture and the Senior Subordinated Notes by any Restricted Subsidiary in accordance with the provisions of the Senior Subordinated Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "Guarantor" means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the Senior Subordinated Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates or commodity prices.

     "Holdings" means Graham Packaging Holdings Company, until a successor shall have become such pursuant to the applicable provisions of the Senior Subordinated Indenture and thereafter "Holdings" shall mean such successor and shall include, in any event, CapCo II following any reorganization of Holdings in connection with its initial public offering.

     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (1) in respect of borrowed money, (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof), (3) representing the balance, deferred and unpaid, of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (4) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

     "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

     "Investment Grade Securities" means (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances between and among the respective Company Issuers and their respective Subsidiaries, and (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants--Limitation on Restricted Payments," (1) "Investments" shall include the portion (proportionate to the Company's equity interest in its such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

     "Issue Date" means the closing date for the sale and original issuance of the Senior Subordinated Notes under the Senior Subordinated Indenture (i.e. February 2, 1998).

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Management Group" means the group consisting of the executive officers of the Company,

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than required by clause (1) of the second paragraph of "Certain Covenants--Limitation on Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "New Credit Facility" means that certain credit facility among Bankers Trust Company, the Company and certain of its Subsidiaries and affiliates and the lenders from time to time party thereto, together with any related documents, instruments and agreements executed in connection therewith (including, without limitation, any guaranty agreements and security documents), in each case as such credit facility and related documents, instruments and agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding additional obligors or guarantors thereunder) all or any portion of the Indebtedness under such credit facility or any successor or replacement credit facility and whether by the same or any other agent, lender or group of lenders.

     "Obligations" means all obligations for principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Senior Subordinated Notes shall not include fees or indemnifications in favor of the trustee and other third parties other than the holders of the Senior Subordinated Notes.

     "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

     "Officers' Certificate" of any Person means a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements set forth in the Senior Subordinated Indenture.

     "Pari Passu Indebtedness" means with respect to the Senior Subordinated Notes or a Guarantee, Indebtedness which ranks pari passu in right of payment to the Senior Subordinated Notes or such Guarantee, as the case may be.

     "Permanent Qualified Equity Contributions" means net cash proceeds to the Company in form of contributions to the common equity capital of the Company or from the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan of the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Permanent Qualified Equity Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the "Limitation on Restricted Payments" covenant.

     "Permitted Holders" means Blackstone and any of its Affiliates.

     "Permitted Investments" means (a) any Investment in the Company or any Restricted Subsidiary; (b) any Investment in cash and Cash Equivalents or Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary in a Person that is a Similar Business if as a result of such Investment (1) such Person becomes a Restricted Subsidiary or (2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "Certain Covenants--Limitation on Asset Sales" or any other disposition of assets not constituting an Asset Sale; (e) any Investment existing on the Issue Date; (f) advances to employees not in excess of $10.0 million outstanding at any one time, in the aggregate; (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Hedging Obligations permitted under clause (j) of the "Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (j) any Investment in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding, not to exceed 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (k) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the "Limitation on Restricted Payments" covenant; (l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed $10.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (m) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of clauses (3) and (11) of the second paragraph of the covenant described under "Certain Covenants--Transactions with Affiliates"; (n) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries; (o) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and (p) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business.

     "Permitted Junior Securities" shall mean debt or equity securities of a Company Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of a Company Issuer that are subordinated to the payment of all then outstanding Senior Indebtedness at least to the same extent that the Senior Subordinated Notes are subordinated to the payment of all Senior Indebtedness on the Issue Date, so long as (1) the effect of the use of this defined term in the subordination provisions described under the caption "Subordination" is not to cause the Senior Subordinated Notes to be treated as part of (a) the same class of claims as the Senior Indebtedness or
(b) any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of a Company Issuer and (2) to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan or reorganization or readjustment are not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan or reorganization or readjustment of (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Indebtedness not paid in full in cash.

     "Permitted Liens" means the following types of Liens:

         (1) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (2) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

         (3) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

         (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (5) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (6) Liens securing Indebtedness under Hedging Obligations;

         (7) Liens securing Acquired Indebtedness incurred in accordance with the "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and
     (B) such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such Restricted Subsidiary;

         (8) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (9) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of Social Security, including any Lien securing letters of credit issued in the ordinary course of business, consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

         (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Recapitalization Agreement" means the Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 by and among the Company, BMP/Graham Holdings Corporation and the other parties thereto.

     "Related Parties" means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

     "S&P" means Standard and Poor's Ratings Group.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Holdings, the Company Issuers or such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Holdings Guarantee, the Senior Subordinated Notes or the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of Holdings, the Company Issuers or a Guarantor under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses, indemnities and Hedging Obligations related thereto, in each case whether outstanding on the Issue Date or thereafter incurred and (y) all monetary obligations (including guarantees thereof) of every nature of the Company Issuers, Holdings and any Guarantor with respect to Hedging Obligations, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (1) any Indebtedness of Holdings, the Company or a Guarantor to a

Subsidiary thereof, (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Holdings, the Company or a Guarantor or any Subsidiary thereof (including, without limitation, amounts owed for compensation), (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (other than amounts incurred under the New Credit Facility), (4) Indebtedness represented by Disqualified Stock, (5) any liability for federal, state, local or other taxes owed or owing, (6) that portion of any Indebtedness incurred in violation of the Senior Subordinated Indenture provisions set forth under "Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Senior Subordinated Indenture), (7) Indebtedness which, when incurred and without respect to any election under Section 1111 (b) of Title II, United States Code, is without recourse to Holdings, the Company or a Guarantor, as the case may be, and (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Holdings, the Company or a Guarantor, as the case may be.

     "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Similar Business" means a business, the majority of whose revenues are derived from the manufacture, marketing or sale of containers or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     "Subordinated Indebtedness" means with respect to the Senior Subordinated Notes or a Guarantee, any Indebtedness of the Company or a Guarantor, as the case may be, which is by its terms subordinated in right of payment to the Senior Subordinated Notes or the Guarantee of such Guarantor, as the case may be.

     "Subsidiary" means, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns, or holds any Lien on, any property of, the Company or any Subsidiary thereof (other than any Subsidiary of the Subsidiary to be so designated), provided that each Subsidiary to be so designated and its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock" or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Company shall be notified by the Company to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.


     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by
(2) the sum of all such payments.


     "Wholly-Owned Restricted Subsidiary" is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.


     "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

                         BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the notes will be issued in fully registered form without interest coupons.


THE GLOBAL NOTES

     We expect that pursuant to procedures established by the Depository Trust Company, or DTC, (1) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the notes.

     Payments of the principal of, premium (if any), interest (including additional interest) on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including additional interest) on the global notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.


     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


CERTIFICATED SECURITIES


     Certificated securities shall be issued in exchange for beneficial interests in the global notes (1) if requested by a holder of such interests or
(2) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW SENIOR CREDIT AGREEMENT

     We expect that the new senior credit agreement will have the following terms and conditions:

     The new senior credit agreement will consist of a term loan to the issuers with initial term loan commitments totaling $550.0 million and a revolving loan facility to the issuers totaling $150.0 million. Unused availability under the revolving credit facilities at March 31, 2002, on a pro forma basis, after giving effect to this offering and the concurrent transactions and the application of estimated proceeds therefrom, would have been $150.0 million. The obligations of the issuers under the new senior credit agreement will be guaranteed by Graham Packaging Company Inc. and its U.S. subsidiaries. The term loan will be payable in quarterly installments through July 31, 2009, and will require payments of $0 million in 2002, $5.0 million in 2003, $5.0 million in 2004, $25.0 million in 2005, $50.0 million in 2006, $50.0 million in 2007,
$207.5 million in 2008 and $207.5 million in 2009. The term loan facility will become due on July 15, 2007 if the existing $225.0 million senior subordinated notes due 2008 and the new $100.0 million senior subordinated notes due offered
hereby have not been refinanced prior to      , 2007. The revolving loan
facility will expire on the earlier of July 31, 2007 and the term loan maturity date.

     In addition, the new senior credit agreement contains affirmative and negative covenants relating to our operations and financial condition, as well as restrictions on the payment of dividends and other distributions to Graham Packaging Company Inc. Substantially all of our domestic tangible and intangible assets will be pledged as collateral pursuant to the terms of the new senior credit agreement.

     Under the new senior credit agreement, the issuers will be subject to restrictions on the payment of dividends or other distributions to Graham Packaging Company Inc.; provided that, subject to limitations, the issuers may pay dividends or other distributions to Graham Packaging Company Inc. in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses, to fund purchases and redemptions of equity interests held by present or former officers or employees, Graham Packaging Company, L.P. or its subsidiaries or by any employee stock ownership plan upon that person's death, disability, retirement or termination of employment or other circumstances with annual dollar limitations and to finance, starting on July 15, 2003, the payment of cash interest due semi-annually on any senior discount notes that remain outstanding after the tender offer.


SENIOR DISCOUNT NOTES AND SENIOR SUBORDINATED NOTES

     In February 1998, the issuers issued $225.0 million of senior subordinated notes and Graham Packaging Holdings Company and GPC Capital Corp. II issued $169.0 million aggregate principal amount at maturity of senior discount notes, with gross proceeds of $100.6 million. The senior subordinated notes are unconditionally guaranteed on a senior subordinated basis by us and mature on January 15, 2008, with interest payable on $150.0 million at a fixed rate of 8.75% and with interest payable on $75.0 million at LIBOR plus 3.625%. The senior discount notes mature on January 15, 2009, with cash interest payable semi-annually beginning July 15, 2003 at 10.75%. The effective interest rate to maturity on the senior discount notes is 10.75%.

     The fixed rate senior subordinated notes may be redeemed at any time, in whole or in part, on or after January 15, 2003 at a redemption price equal to 104.375% of the principal amount of the notes in the first year and declining yearly to par at January 15, 2006, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. The floating rate senior subordinated notes may be redeemed at any time, in whole or in part, from the date of issue at a redemption price equal to 105% of the principal amount of the notes in the first year and declining yearly to par at January 15, 2003, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. The senior discount notes may be redeemed at any time, in whole or in part, on or after January 15, 2003 at a redemption price equal to 105.375% of the principal amount of the notes in the first year and declining yearly to par at January 15, 2006, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

     Upon the occurrence of a change of control, each holder of senior subordinated notes, or senior discount notes, as appropriate, will have the right to require us or Graham Packaging Company, L.P. as applicable, to repurchase that holder's notes at a price equal to 101% of their principal amount, or accreted value, as applicable, plus accrued and unpaid interest to the repurchase date.


     The indentures governing the senior subordinated notes and the senior discount notes contain covenants that, among other things, limit our ability to:


     o  incur additional indebtedness or issue specified types of capital stock;

     o  repay other indebtedness;

     o  pay dividends or make other distributions;

     o  repurchase equity interests;

     o  consummate asset sales;

     o  incur liens;

     o  allow our subsidiaries to make dividend payments;

     o merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets or those of subsidiaries;

     o  enter into transactions with affiliates; and

     o  enter into guarantees of indebtedness.

     Concurrent with this offering, Graham Packaging Company Inc. intends to offer to purchase for cash in a tender offer all $169.0 million aggregate principal amount at maturity of its outstanding senior discount notes. In conjunction with the tender offer, Graham Packaging Company Inc. intends to solicit consents of the registered holders of the senior discount notes to proposed amendments to the indenture under which the senior discount notes were issued. The effect of the proposed amendments will be to eliminate all of the material restrictive covenants from the indenture, in the event that any senior discount notes remain outstanding after the tender offer.

                             PRINCIPAL STOCKHOLDERS


     The following table and accompanying footnotes show information regarding the beneficial ownership, after giving effect to the IPO reorganization and the initial public offering by Graham Packaging Company Inc. of its common stock, par value $.01 per share by:


     o each person who is known by us to own beneficially more than 5% of our common stock,


     o each member of our board of directors and each of our named executive officers and


     o all members of our board of directors and our executive officers as a group.




NAME OF BENEFICIAL OWNER                    NUMBER     PERCENT
----------------------------------------   --------   --------
   Blackstone (1)
   The Graham Family (2)
   Philip R. Yates (3)
   Roger M. Prevot (3)
   John E. Hamilton (3)
   G. Robinson Beeson (3)
   Scott G. Booth (3)
   John A. Buttermore (3)
   Ashok Sudan (3)
   Jay W. Hereford (3)
   Chinh E. Chu (1)
   Howard A. Lipson (1)
   David A. Stonehill
   All directors and executive officers
     as a group (11 persons)

----------
(1)   Of the            shares,            are held by Blackstone Capital
      Partners III Merchant Banking Fund L.P.,           are held by Blackstone
      Offshore Capital Partners III L.P. and           are held by Blackstone
      Family Investment Partnership III L.P. Blackstone Management Associates III L.L.C. is the general partner of each of such entities. Messrs. Howard A. Lipson and Chinh E. Chu are members of Blackstone Management Associates III L.L.C., which has investment and voting control over the shares held or controlled by each of these entities. Messrs. Lipson and Chu disclaim beneficial ownership of their shares. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of Blackstone and, as such may also be deemed to share beneficial ownership of the shares held or controlled by each of these entities. The address of each of the Blackstone entities is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.


(2)   Of the           shares,           shares are held by GPC Holdings, L.P.
      and         shares are held by Graham Packaging Corporation. The
      shareholders of Graham Packaging Corporation are Graham Capital Company and Graham Engineering Corporation. GPC Holdings, L.P. is controlled by its general partner GPC Investments, LLC. Graham Capital Company is controlled by its general partner Graham Capital, LLC. Donald C. Graham is the controlling shareholder/member of Graham Engineering Corporation, GPC Investments, LLC and Graham Capital, LLC. The address for each of the Graham Family Entities is c/o Graham Capital Company, 1420 Sixth Avenue, York, Pennsylvania 17403.


(3) Includes options to purchase shares of common stock expected to be exercisable within 60 days from the date of the consummation of the IPO reorganization and the offering.

                        MATERIAL UNITED STATES FEDERAL
                  INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following summary describes material U.S. federal income tax consequences of the ownership of notes by a non-U.S. holder (as defined below) as of the date hereof. This discussion deals only with notes purchased pursuant to the initial offering and held as capital assets by non-U.S. holders. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     As used herein, a non-U.S. holder of a note means a beneficial owner that is for U.S. federal income tax purposes, an individual, corporation, trust or estate other than (1) a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if it (A) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

     (a) No withholding of U.S. federal income tax will be required with respect to the payment by Graham Packaging Company, L.P. or any paying agent of principal or interest of a note owned by a non-U.S. holder, provided that (1) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Graham Packaging Company Inc. (or of GPC Capital Corp. I) entitled to vote or 10% or more of the capital or profits interest in Graham Packaging Company, L.P., in each case, within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (2) the beneficial owner is not a controlled foreign corporation that is related to Graham Packaging Company Inc. or the issuers within the meaning of Section 881(c)(3)(C), (3) the beneficial owner is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code and (4) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

     (b) No withholding of U.S. federal income tax generally will be required with respect to any gain realized by a non-U.S. holder upon the sale, exchange, retirement or other disposition of a note.

     (c) A note beneficially owned by an individual who at the time of death is a non-U.S. holder will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Graham Packaging Company Inc. (or of GPC Capital Corp. I) entitled to vote, or 10% or more of the capital or profits interest in Graham Packaging Company, L.P., in each case within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

     To satisfy the requirement referred to in (a)(4) above, the beneficial owner of such note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent on the notes with a statement to the effect that the beneficial owner is not a U.S. holder and that such income is not effectively connected with the conduct of a U.S. trade or business. These requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. holder on an Internal Revenue Service Form W-8BEN or (2) a financial institution holding the note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. The statement requirement referred to in
(a)(4) above may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. Special certification and other rules apply to non-U.S. holders that are pass-through entities.

     If a non-U.S. holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such non-U.S. holder will be subject to a 30% withholding tax unless the beneficial owner of the note provides Graham Packaging Company Inc. or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) Internal Revenue Service Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Alternative documentation may be applicable.

     If a non-U.S. holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the non-U.S. holder, although exempt from the withholding tax provided that the certification requirements discussed above are satisfied, will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if it were a U.S. holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, (or lesser rate under an applicable treaty,) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

     Any gain realized upon the sale, exchange, retirement or other disposition of a note will not be subject to U.S. federal income tax unless (1) such gain or income is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, or (2) in the case of a non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and other conditions are met.

     Special rules may apply to non-U.S. holders, such as financial institutions, insurance companies, dealers and traders in securities, partnerships or other pass-through entities, "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies" and certain expatriates that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     Graham Packaging Company Inc. must report annually to the IRS and to each non-U.S. holder the amount of interest paid on a note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

     Backup withholding will not be required for payments made by Graham Packaging Company Inc. or any paying agent to non-U.S. holders if a statement described in (a)(4) above has been received and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder.

     Backup withholding and information reporting may apply to the proceeds of the sale of a note within the United States or conducted through U.S. related financial intermediaries unless the statement described in (a)(4) above has been received and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder or the holder otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

                                 UNDERWRITING

     Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus, each underwriter named below has severally agreed to purchase, and the issuers have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.




                                               PRINCIPAL
                                                AMOUNT
NAME                                           OF NOTES
---------------------------------------   ------------------
Deutsche Bank Securities Inc. .........   $
Salomon Smith Barney Inc. .............   $
                                          ---------------
   Total ..............................   $   100,000,000
                                          ===============

     The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

     The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus and some of the notes to certain dealers at the public offering price less a
concession not to exceed    % of the principal amount of the notes. The
underwriters may allow, and such dealers may reallow, a concession not to
exceed    % of the principal amount of the notes on sales to other dealers.
After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions.

     The following table shows the underwriting discounts and commissions that the issuers pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).




                                                                    PAID BY
                                                                  THE ISSUERS
                                                                  ------------
Per note ........................................................           %

     In connection with this offering, Deutsche Bank Securities Inc. and Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Deutsche Bank Securities Inc. or Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

     Any of these activities may have the effect of preventing or retarding a decline in the price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     Some of the underwriters or their affiliates have provided investment banking services to us and our affiliates in the past and may do so in the future. They receive customary fees and commissions for these services. Salomon Smith Barney Inc. and an affiliate of Deutsche Bank Securities Inc. acted as initial purchasers in the 1998 offerings by Graham Packaging Holdings Company of 10.75% senior discount notes due 2009 and by the issuers of 8.75% senior subordinated notes due 2008. An affiliate of Deutsche Bank Securities Inc. is the administrative agent, collateral agent and a lender under the existing senior credit agreement. In addition, an affiliate of Deutsche Bank Securities Inc. acquired approximately 4.8% of the equity interests in BMP/Graham Holdings Corporation in connection with the 1998 recapitalization and, after giving effect to the IPO reorganization and the concurrent transactions, that
affiliate will own approximately       % of Graham Packaging Company Inc.'s
common stock. In addition, we anticipate that affiliates of Deutsche Bank Securities Inc. and Salomon Smith Barney Inc. will be lenders under the new senior credit agreement.


                                 LEGAL MATTERS


     Certain legal matters relating to this offering will be passed upon for us by Simpson Thacher & Bartlett, New York, New York, and certain legal matters relating to Pennsylvania law will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Cahill Gordon & Reindel, New York, New York.


                                    EXPERTS


     The consolidated financial statements of Graham Packaging Holdings Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in this prospectus and the related financial statement schedules included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus and elsewhere in the registration statement, and have been so included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION


     Graham Packaging Holdings Company files annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read our Commission filings over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy documents at the Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.


     The issuers and the parent guarantor have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the notes offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since the prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

                         INDEX TO FINANCIAL STATEMENTS




                                                                                              PAGE
                                                                                             NUMBER
                                                                                            -------
Independent Auditors' Report ............................................................    F-2
Audited Financial Statements
 Consolidated Balance Sheets at December 31, 2000 and 2001 ..............................    F-3
 Consolidated Statements of Operations for the years ended December 31, 1999, 2000 and
   2001 .................................................................................    F-4
 Consolidated Statements of Partners' Capital (Deficit) for the years ended December 31,
   1999, 2000 and 2001 ..................................................................    F-5
 Consolidated Statements of Cash Flows for the years ended December 31, 1999, 2000
   and 2001 .............................................................................    F-6
 Notes to Consolidated Financial Statements .............................................    F-7
Unaudited Condensed Consolidated Financial Statements
 Condensed Consolidated Balance Sheets at December 31, 2001 and March 31, 2002 ..........   F-30
 Condensed Consolidated Statements of Operations for the quarters ended
   April 1, 2001 and March 31, 2002 .....................................................   F-31
 Condensed Consolidated Statements of Partners' Capital (Deficit) for the year ended
   December 31, 2001 and quarter ended March 31, 2002 ...................................   F-32
 Condensed Consolidated Statements of Cash Flows for the quarters ended April 1, 2001
   and March 31, 2002 ...................................................................   F-33
 Notes to Condensed Consolidated Financial Statements ...................................   F-34

Note: Upon completion of the IPO reorganization, in which GPC Capital Corp. II will change its name to Graham Packaging Company Inc. and issue common stock in exchange for all of the general and limited partnership interests of Graham Packaging Holdings Company, Graham Packaging Company Inc. will become the ultimate parent of the Graham Packaging Group. Prior to the IPO reorganization, the sole purpose of GPC Capital Corp. II has been to act as co-obligor with Graham Packaging Holdings Company on the senior discount notes and as co-guarantor with Graham Packaging Holdings Company under the existing senior credit agreement. GPC Capital Corp. II has had only nominal assets, does not conduct any operations and did not receive any proceeds from co-issuing the senior discount notes.

                         INDEPENDENT AUDITORS' REPORT


To the Partners
Graham Packaging Holdings Company


     We have audited the accompanying consolidated balance sheets of Graham Packaging Holdings Company and subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included financial statement schedules I and II listed in the index at Item 16(a). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP




Philadelphia, Pennsylvania
March 19, 2002

                       GRAHAM PACKAGING HOLDINGS COMPANY

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)




                                                                                DECEMBER 31,
                                                                         ---------------------------
                                                                             2000           2001
                                                                         ------------   ------------
                             ASSETS
Current assets:
 Cash and cash equivalents ...........................................   $  9,844       $  9,032
 Accounts receivable, net ............................................    112,329         90,182
 Inventories .........................................................     65,401         60,476
 Prepaid expenses and other current assets ...........................     12,572         14,054
                                                                         ---------      ---------
Total current assets .................................................    200,146        173,744
Property, plant and equipment:
 Machinery and equipment .............................................    807,086        883,692
 Land, buildings and leasehold improvements ..........................    108,245         97,578
 Construction in progress ............................................     97,249         39,689
                                                                         ---------      ---------
                                                                         1,012,580      1,020,959
 Less accumulated depreciation and amortization ......................    440,787        471,374
                                                                         ---------      ---------
                                                                          571,793        549,585
Other assets .........................................................     49,360         35,232
                                                                         ---------      ---------
Total assets .........................................................   $821,299       $758,561
                                                                         =========      =========
LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
 Accounts payable ....................................................   $146,659       $ 95,749
 Accrued expenses ....................................................     67,160         79,381
 Current portion of long-term debt ...................................     27,359         30,585
                                                                         ---------      ---------
Total current liabilities ............................................    241,178        205,715
Long-term debt .......................................................   1,032,820      1,021,806
Other non-current liabilities ........................................     11,618         13,582
Minority interest ....................................................         62          2,512
Commitments and contingent liabilities (see Notes 18 and 19) .........         --             --
Partners' capital (deficit):
 Partners' capital (deficit) .........................................   (433,997)      (427,911)
 Notes and interest receivable for ownership interests ...............     (1,147)        (2,443)
 Accumulated other comprehensive income ..............................    (29,235)       (54,700)
                                                                         ---------      ---------
Total partners' capital (deficit) ....................................   (464,379)      (485,054)
                                                                         ---------      ---------
Total liabilities and partners' capital (deficit) ....................   $821,299       $758,561
                                                                         =========      =========

                See accompanying notes to financial statements.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)




                                                                    YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------
                                                              1999           2000            2001
                                                          -----------   -------------   -------------
Net sales .............................................    $731,586       $ 842,551       $ 923,068
Cost of goods sold ....................................     588,933         708,037         771,201
                                                           --------       ---------       ---------
Gross profit ..........................................     142,653         134,514         151,867
Selling, general, and administrative expenses .........      48,016          56,200          58,230
Impairment charges ....................................          --          21,056          37,988
Special charges and unusual items .....................       4,553           1,118             147
                                                           --------       ---------       ---------
Operating income ......................................      90,084          56,140          55,502
Interest expense ......................................      88,260         102,202          99,052
Interest income .......................................        (786)           (509)           (612)
Other (income) expense ................................        (729)            265             199
Minority interest .....................................        (442)           (623)            530
                                                           --------       ---------       ---------
Income (loss) before income taxes .....................       3,781         (45,195)        (43,667)
Income tax provision ..................................       2,526             442             303
                                                           --------       ---------       ---------
Net income (loss) .....................................    $  1,255       $ (45,637)      $ (43,970)
                                                           ========       =========       =========

                See accompanying notes to financial statements.

                       GRAHAM PACKAGING HOLDINGS COMPANY

            CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                                (IN THOUSANDS)




                                                                         NOTES AND INTEREST    ACCUMULATED
                                                                           RECEIVABLE FOR         OTHER
                                                     PARTNERS' CAPITAL        OWNERSHIP       COMPREHENSIVE
                                                         (DEFICIT)            INTERESTS       INCOME (LOSS)       TOTAL
                                                    ------------------- -------------------- --------------- --------------
Consolidated balance at January 1, 1999 ...........     $ (442,271)                 --          $   3,477      $ (438,794)
 Net income for the year ..........................          1,255                  --                 --           1,255
 Cumulative translation adjustment ................             --                  --            (22,325)        (22,325)
                                                                                                               ----------
 Comprehensive income (loss) ......................                                                               (21,070)
 Recapitalization .................................          1,893                  --                 --           1,893
                                                        ----------                  --          ---------      ----------
Consolidated balance at December 31, 1999 .........       (439,123)                 --            (18,848)       (457,971)
 Net loss for the year ............................        (45,637)                 --                 --         (45,637)
 Cumulative translation adjustment ................             --                  --            (10,387)        (10,387)
                                                                                                               ----------
 Comprehensive income (loss) ......................                                                               (56,024)
 Capital contribution .............................         50,000            $ (1,147)                --          48,853
 Recapitalization .................................            763                  --                 --             763
                                                        ----------            --------          ---------      ----------
Consolidated balance at December 31, 2000 .........       (433,997)             (1,147)           (29,235)       (464,379)
 Net loss for the year ............................        (43,970)                 --                 --         (43,970)
 Cumulative effect of change in accounting for
   derivatives ....................................             --                  --                392             392
 Changes in fair value of derivatives .............             --                  --            (13,537)        (13,537)
 Additional minimum pension liability .............             --                  --             (1,937)         (1,937)
 Cumulative translation adjustment ................             --                  --            (10,383)        (10,383)
                                                                                                               ----------
 Comprehensive income (loss) ......................                                                               (69,435)
 Capital contribution .............................         50,000              (1,296)                --          48,704
 Recapitalization .................................             56                  --                 --              56
                                                        ----------            --------          ---------      ----------
Consolidated balance at December 31, 2001 .........     $ (427,911)           $ (2,443)         $ (54,700)     $ (485,054)
                                                        ==========            ========          =========      ==========

                See accompanying notes to financial statements.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)




                                                                       YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------
                                                                 1999            2000            2001
                                                             ------------   -------------   -------------
Operating activities:
 Net income (loss) .......................................    $    1,255     $  (45,637)     $  (43,970)
   Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Depreciation and amortization ........................        53,247         66,200          71,707
    Impairment charges ...................................            --         21,056          37,988
    Amortization of debt issuance fees ...................         4,749          4,658           4,637
    Accretion of Senior Discount Notes ...................        12,395         13,588          14,959
    Minority interest ....................................          (442)          (623)            530
    Equity in (earnings) loss of joint venture ...........          (231)           (63)            246
    Foreign currency transaction (gain) loss .............           (11)           292             219
    Other non-cash Recapitalization expense ..............         1,865            763              56
Changes in operating assets and liabilities, net of
 acquisitions of businesses:
    Accounts receivable ..................................       (25,262)        (6,898)         21,029
    Inventories ..........................................       (12,315)       (13,753)          4,020
    Prepaid expenses and other current assets ............        (2,955)         4,191          (2,151)
    Other non-current assets and liabilities .............         1,099         (1,406)         (7,180)
    Accounts payable and accrued expenses ................        22,131         48,523         (49,453)
                                                              ----------     ----------      ----------
Net cash provided by operating activities ................        55,525         90,891          52,637
Investing activities:
 Net purchases of property, plant and equipment ..........      (170,972)      (163,429)        (74,315)
 Acquisitions of/investments in businesses, net of
   cash acquired .........................................       (10,284)          (109)           (163)
 Other ...................................................          (500)        (1,145)         (2,680)
                                                              ----------     ----------      ----------
 Net cash used in investing activities ...................      (181,756)      (164,683)        (77,158)
Financing activities:
 Proceeds from issuance of long-term debt ................       480,462        443,496         708,542
 Payment of long-term debt ...............................      (354,152)      (412,986)       (733,202)
 Notes and interest for ownership interests ..............            --         (1,147)         (1,296)
 Capital contributions ...................................            --         50,000          50,000
 Contributions from (to) minority shareholders ...........            --             68             (15)
 Debt issuance fees and other ............................          (123)        (1,038)            106
                                                              ----------     ----------      ----------
Net cash provided by financing activities ................       126,187         78,393          24,135
Effect of exchange rate changes ..........................        (1,449)          (740)           (426)
                                                              ----------     ----------      ----------
(Decrease) increase in cash and cash equivalents .........        (1,493)         3,861            (812)
Cash and cash equivalents at beginning of year ...........         7,476          5,983           9,844
                                                              ----------     ----------      ----------
Cash and cash equivalents at end of year .................    $    5,983     $    9,844      $    9,032
                                                              ==========     ==========      ==========


                See accompanying notes to financial statements.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

     The consolidated financial statements include the operations of Graham Packaging Holdings Company, a Pennsylvania limited partnership formerly known as Graham Packaging Company, L.P. ("Holdings"); Graham Packaging Company, L.P., a Delaware limited partnership formerly known as Graham Packaging Holdings I, L.P. (the "Operating Company"); Graham Packaging Italy, S.r.L.; Graham Packaging France Partners; Graham Packaging Poland, L.P.; Graham Packaging do Brasil Industria e Comercio S.A.; Graham Packaging Canada Limited; Graham Recycling Company, L.P.; Graham Packaging U.K. Ltd.; Graham Plastik Ambalaj A.S.; Graham Packaging Deutschland GmbH; subsidiaries thereof; and land and buildings that were used in the operations, owned by the control group of owners and contributed to the Company (as defined below). In addition, the consolidated financial statements of the Company include GPC Capital Corp. I, a wholly owned subsidiary of the Operating Company and GPC Capital Corp. II, a wholly owned subsidiary of Holdings. The purpose of GPC Capital Corp. I is solely to act as co-obligor with the Operating Company under the Senior Subordinated Notes (as herein defined) and as co-borrower with the Operating Company under the existing Senior Credit Agreement (as herein defined), and the purpose of GPC Capital Corp. II is solely to act as co-obligor with Holdings under the Senior Discount Notes and as co-guarantor with Holdings of the existing Senior Credit Agreement. GPC Capital Corp. I and GPC Capital Corp. II have only nominal assets and do not conduct any independent operations. Furthermore, since July 1, 1999 the consolidated financial statements of the Company include the operations of Graham Packaging Argentina S.A. as a result of the acquisition of companies in Argentina. Since July 6, 1999 the consolidated financial statements of the Company include the operations of PlasPET Florida, Ltd. as a result of an investment made in a limited partnership. Since March 30, 2001 the consolidated financial statements of the Company include the operations of Masko Graham Spolka Z.O.O. ("Masko Graham") as a result of acquiring an additional 1% interest, for a total of 51% interest, in a joint venture. (Refer to Note 3 for a discussion of each of these investments). These entities and assets are referred to collectively as Graham Packaging Holdings Company (the "Company"). All amounts in the financial statements are those reported in the historic financial statements of the individual operations. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     Since the Recapitalization (as herein defined -- see Note 2), Holdings has had no assets, liabilities or operations other than its direct and indirect investments in the Operating Company, its ownership of GPC Capital Corp. II, having only nominal assets and not conducting any independent operations, and the Senior Discount Notes and related unamortized issuance costs. Holdings has fully and unconditionally guaranteed the Senior Subordinated Notes of the Operating Company and GPC Capital Corp. I on a senior subordinated basis. Holdings is jointly and severally liable with GPC Capital Corp. II with respect to al obligations on the Senior Discount Notes (as herein defined) and GPC Capital Corp. II.

 Description of Business

     The Company sells plastic packaging products principally to large, multinational companies in the food and beverage, household and personal care and automotive lubricants industries. The Company has manufacturing facilities in Argentina, Belgium, Brazil, Canada, France, Germany, Hungary, Italy, Mexico, Poland, Spain, Turkey, the United Kingdom and the United States.

 Revenue Recognition

     Sales are recognized as products are shipped and upon passage of title to the customer.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

 Cash and Cash Equivalents

     The Company considers cash and investments with a maturity of three months or less when purchased to be cash and cash equivalents.

 Inventories

     Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out ("FIFO") method (see Note 5).

 Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the various assets ranging from 3 to 31.5 years. Lease amortization is included in depreciation expense. Interest costs are capitalized during the period of construction of capital assets as a component of the cost of acquiring these assets.

 Other Assets

     Other assets include debt issuance fees, goodwill, and other intangible assets. Debt issuance fees totaled $24.0 million and $19.3 million as of December 31, 2000 and 2001, respectively. These amounts are net of accumulated amortization of $13.2 million and $17.8 million as of December 31, 2000 and 2001, respectively. Amortization is computed by the effective interest method over the term of the related debt for debt issuance fees and by the straight-line method for goodwill, license fees and other intangible assets. The term used in computing amortization for goodwill is twenty years, and for license fees and other intangible assets, from three to ten years. Goodwill was $17.6 million and $6.4 million as of December 31, 2000 and 2001, respectively. These amounts are net of accumulated amortization of $2.6 million and $3.5 million as of December 31, 2000 and 2001, respectively. Goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the goodwill may not be recoverable. See Note 6.

 Long-Lived Assets

     Long-lived assets, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Statement of Financial Accounting Standards ("SFAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company uses an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. Any impairment loss, if indicated, is measured on the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk involved. Enterprise goodwill not associated with assets being tested for impairment under SFAS 121 is evaluated based on a comparison of discounted future cash flows of the enterprise compared to the related net book value of the enterprise.

 Derivatives

     On January 1, 2001 the Company adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 138. These standards establish accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portion of the change in the fair value of the derivative will be recorded in other comprehensive income ("OCI") and will be recognized in the

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

income statement when the hedged item affects earnings. On January 1, 2001, in connection with the adoption of SFAS 133, the Company recorded $0.4 million in OCI as a cumulative transition adjustment for derivatives designated as cash flow hedges prior to adopting SFAS 133. The Company enters into interest rate swap agreements to hedge the exposure to increasing rates with respect to its Existing Senior Credit Agreement. These interest rate swaps are accounted for as cash flow hedges. The effective portion of the change in the fair value of the interest rate swaps is recorded in OCI and was $13.5 million for the year ended December 31, 2001. Approximately 73% of the amount recorded within OCI is expected to be recognized as interest expense in the next twelve months. SFAS 133 defines new requirements for designation and documentation of hedging relationships as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings.


     The Company also enters into forward exchange contracts, when considered appropriate, to hedge the exchange rate exposure on transactions that are denominated in a foreign currency. These forward contracts are accounted for as fair value hedges. During the year ended December 31, 2001, there was no net gain or loss recognized in earnings as a result of fair value hedges. The Company has no outstanding forward exchange contracts as of December 31, 2001.


 Foreign Currency Translation


     The Company uses the local currency as the functional currency for principally all foreign operations. All assets and liabilities of foreign operations are translated into U.S. dollars at year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are included in accumulated other comprehensive income as a component of partners' capital (deficit).


 Comprehensive Income


     Foreign currency translation adjustments, changes in fair value of derivatives designated and accounted for as cash flow hedges and additional minimum pension liability are included in OCI and added with net income to determine total comprehensive income, which is displayed in the Statements of Partners' Capital (Deficit).


 Income Taxes


     The Company does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners. For the Company's foreign operations subject to tax in their local jurisdictions, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.


 Management Option Plan


     The Company accounts for equity based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") 25, "Accounting for Stock Issued to Employees". SFAS 123, "Accounting For Stock Based Compensation", established accounting and disclosure requirements using a fair-value based method of accounting for equity based employee compensation plans. The Company has elected to remain on its current method of accounting as described above and has adopted the disclosure requirements of SFAS 123.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

 Postemployment Benefits

     The Company maintains a supplemental income plan, which provides postemployment benefits to a certain employee of the Company. Accrued postemployment benefits of approximately $1.0 million and $1.1 million as of December 31, 2000 and 2001, respectively, were included in other non-current liabilities.

 Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Reclassifications

     Certain reclassifications have been made to the 1999 and 2000 financial statements to conform to the 2001 presentation.

 New Accounting Pronouncements Not Yet Adopted

     On June 29, 2001, SFAS 142, "Goodwill and Other Intangible Assets", was approved by the Financial Accounting Standards Board ("FASB"). SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of SFAS 142. The Company is required to implement SFAS 142 on January 1, 2002. Management does not believe that adoption of SFAS 142 will have a significant impact on the Company's results of operations or financial position.

     On October 3, 2001, SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", was approved by the FASB. SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. The Company is required to implement SFAS 144 on January 1, 2002. Management does not believe that adoption of SFAS 144 will have a significant impact on the Company's results of operations or financial position.


2. RECAPITALIZATION

     Pursuant to an Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 (the "Recapitalization Agreement"), (i) Holdings, (ii) the then owners of the Company (the "Graham Entities") and (iii) BMP/Graham Holdings Corporation, a Delaware corporation ("Investor LP") formed by Blackstone Capital Partners III Merchant Banking Fund L.P., and BCP/Graham Holdings L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Investor LP ("Investor GP" and together with Investor LP, the "Equity Investors") agreed to a recapitalization of Holdings (the "Recapitalization"). Closing under the Recapitalization Agreement occurred on February 2, 1998 ("Closing").

     The principal components and consequences of the Recapitalization included the following:

     o  A change in the name of Holdings to Graham Packaging Holdings Company;

     o The contribution by Holdings of substantially all of its assets and liabilities to the Operating Company, which was renamed "Graham Packaging Company, L.P.";

     o The contribution by certain Graham Entities to the Company of their ownership interests in certain partially-owned subsidiaries of Holdings and certain real estate used but not owned by Holdings and its subsidiaries;

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     o The initial borrowing by the Operating Company of $403.5 million (the "Bank Borrowings") in connection with the Existing Senior Credit Agreement entered into by and among the Operating Company, Holdings and a syndicate of lenders;


     o The issuance of $225.0 million Senior Subordinated Notes by the Operating Company and $100.6 million gross proceeds ($169.0 million aggregate principal amount at maturity) Senior Discount Notes by Holdings. A wholly owned subsidiary of each of the Operating Company and Holdings serves as co-issuer with its parent for its respective issue of notes;


     o The repayment by the Operating Company of substantially all of the existing indebtedness and accrued interest of Holdings and its subsidiaries;


     o The distribution by the Operating Company to Holdings of all of the remaining net proceeds of the Bank Borrowings and the Senior Subordinated Notes (other than amounts necessary to pay certain fees and expenses and payments to Management);


     o The redemption by Holdings of certain partnership interests in Holdings held by the Graham Entities for $429.6 million;


     o The purchase by the Equity Investors of certain partnership interests in Holdings held by the Graham Entities for $208.3 million;


     o The repayment by the Graham Entities of amounts owed to Holdings under the $20.2 million promissory notes;


     o The recognition of additional compensation expense under an equity appreciation plan;


     o The payment of certain bonuses and other cash payments and the granting of certain equity awards to senior and middle level management;


     o  The execution of various other agreements among the parties; and


     o The payment of a $6.2 million tax distribution by the Operating Company on November 2, 1998 to certain Graham Entities for tax periods prior to the Recapitalization.


     As a result of the consummation of the Recapitalization, Investor LP owns an 81% limited partnership interest in Holdings, and Investor GP owns a 4% general partnership interest in Holdings. Certain Graham Entities or affiliates thereof or other entities controlled by Donald C. Graham and his family, have retained a 1% general partnership interest and a 14% limited partnership interest in Holdings. Additionally, Holdings owns a 99% limited partnership interest in the Operating Company, and GPC Opco GP L.L.C., a wholly owned subsidiary of Holdings, owns a 1% general partnership interest in the Operating Company.


3. ACQUISITIONS


 Purchase of Graham Packaging Argentina S.A.


     On July 1, 1999 the Company acquired selected companies located in Argentina for a total purchase price (including acquisition-related costs) of $8.6 million, net of liabilities assumed. The acquisition was recorded under the purchase method of accounting and accordingly, the results of operations of the acquired operations are included in the financial statements of the Company beginning on July 1, 1999. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values. Goodwill is being amortized over 20 years on the straight-line basis.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):



   Current assets ........................    $ 2,831
   Property, plant and equipment .........      4,840
   Goodwill ..............................      9,153
                                              -------
   Total .................................     16,824
   Less liabilities assumed ..............      8,244
                                              -------
   Net cost of acquisition ...............    $ 8,580
                                              =======

 Investment in Limited Partnership of PlasPET Florida, Ltd.


     On April 26, 1999 the Company acquired 51% of the operating assets of PlasPET Florida, Ltd., while becoming the general partner on July 6, 1999, and on October 9, 2001 acquired the remaining 49%, for a total purchase price (including acquisition-related costs) of $3.3 million, net of liabilities assumed. The investment was accounted for under the equity method of accounting prior to July 6, 1999. The original acquisition was recorded on July 6, 1999 under the purchase method of accounting and accordingly, the results of operations of the acquired operations are included in the financial statements of the Company beginning on July 6, 1999. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values. Goodwill is being amortized over 20 years on the straight-line basis. The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):



   Current assets ........................    $   479
   Property, plant and equipment .........      4,689
   Other assets ..........................      1,052
   Goodwill ..............................      4,032
                                              -------
   Total .................................     10,252
   Less liabilities assumed ..............      6,906
                                              -------
   Net cost of acquisition ...............    $ 3,346
                                              =======

 Purchase of additional 1% interest in Masko Graham


     On March 30, 2001 the Company acquired an additional 1% interest in Masko Graham for a total interest of 51%. The total purchase price (including acquisition-related costs) for the entire 51% interest in the operating assets was $1.4 million, net of liabilities assumed. The investment was accounted for under the equity method of accounting prior to March 30, 2001. The acquisition was recorded on March 30, 2001 under the purchase method of accounting and accordingly, the results of operations of Masko Graham are consolidated in the financial statements of the Company beginning on March 30, 2001. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values. Goodwill is being amortized over 20 years on the straight-line basis. The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001


   Current assets ........................    $ 3,743
   Property, plant and equipment .........      8,210
   Goodwill ..............................        954
                                              -------
   Total .................................     12,907
   Less liabilities assumed ..............     11,474
                                              -------
   Net cost of acquisition ...............    $ 1,433
                                              =======

 Pro Forma Information

     The following table sets forth unaudited pro forma results of operations, assuming that all of the above acquisitions had taken place at the beginning of each period presented:



                                 YEAR ENDED DECEMBER 31,
                         ---------------------------------------
                             1999          2000          2001
                         -----------   -----------   -----------
                                     (IN THOUSANDS)
   Net sales .........    $746,808      $ 851,946     $ 925,782
   Net loss ..........      (1,106)       (46,415)      (44,102)


     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect at the beginning of each period presented, or of future results of operations of the entities.

4. ACCOUNTS RECEIVABLE

     Accounts receivable are presented net of an allowance for doubtful accounts of $1.2 million and $2.4 million at December 31, 2000 and 2001, respectively. Management performs ongoing credit evaluations of its customers and generally does not require collateral.

     The Company had sales to two customers which exceeded 10% of total sales in any of the past three years. The Company's sales to one customer were 8.7%, 11.7% and 17.4% for the years ended December 31, 1999, 2000 and 2001, respectively. For the year ended December 31, 2001, nearly all sales to this customer were made in North America. The Company's sales to another customer were 10.2%, 11.4% and 9.4% for the years ended December 31, 1999, 2000 and 2001, respectively. For the year ended December 31, 2001, approximately 66%, 32% and 2% of the sales to this customer were made in North America, Europe and Latin America, respectively.

5. INVENTORIES

     Inventories consisted of the following:



                                            DECEMBER 31,
                                       -----------------------
                                          2000         2001
                                       ----------   ----------
                                           (IN THOUSANDS)
   Finished goods ..................    $43,085      $43,403
   Raw materials and parts .........     22,316       17,073
                                        -------      -------
                                        $65,401      $60,476
                                        =======      =======


6. IMPAIRMENT CHARGES

     During 2000, the Company evaluated the recoverability of its long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     o  United Kingdom (Europe) -- operating losses experienced and projected


     o Certain plants in France (Europe) -- operating losses experienced and projected


     o Anjou, Canada (North America) -- operating losses experienced and projected


     o Brazil (Latin America) -- a significant change in the ability to utilize certain assets


     During 2001, the Company evaluated the recoverability of its long-lived assets in the following locations (with the operating segment under which it reports in parentheses) due to indicators of impairment as follows:


     o Argentina (Latin America) -- operating losses and cash flow deficits experienced, the loss or reduction of business and the severe downturn in the Argentine economy


     o Italy (Europe) -- operating losses and reduction of business, as well as the Company's commitment to a plan to sell these locations


     o Certain plants in France (Europe) -- the Company's commitment to a plan to sell or close these locations


     o Bad Bevensen, Germany (Europe) -- the Company's commitment to a plan to sell or close this location


     o United Kingdom (Europe) -- the Company's commitment to a plan to close this location


     o Burlington, Canada (North America) -- the Company's commitment to a plan to close this location


     o Turkey (Europe) -- a significant change in the ability to utilize certain assets


     For assets to be held and used, the Company determined that the undiscounted cash flows were below the carrying value of certain long-lived assets in these locations. Accordingly, the Company adjusted the carrying values of these long-lived assets in these locations to their estimated fair values, resulting in impairment charges of $15.8 million and $4.1 million for the years ended December 31, 2000 and 2001, respectively. For assets to be disposed of, the Company adjusted the carrying values of these long-lived assets in these locations to the lower of their carrying values or their estimated fair values less costs to sell, resulting in impairment charges of $0.5 million and $24.8 million for the years ended December 31, 2000 and 2001, respectively. These assets have a remaining carrying amount as of December 31, 2001 of $0.1 million. Similarly, the Company evaluated the recoverability of its enterprise goodwill, and consequently recorded impairment charges of $4.8 million and $9.1 million for the years ended December 31, 2000 and 2001, respectively. Goodwill was evaluated for impairment and the resulting impairment charge recognized based on a comparison of the related net book value of the enterprise to projected discounted future cash flows of the enterprise.


     As of December 31, 2001, all of the assets in Italy and certain assets in France, Germany, the United Kingdom and Canada were held for disposal. Operating income (loss) for the United Kingdom for each of the three years ended December 31, 1999, 2000 and 2001 was $1.7 million, $(9.1) million and $(3.7) million, respectively. Operating loss for Italy for each of the three years ended December 31, 1999, 2000 and 2001 was $1.8 million, $1.5 million and $7.8 million, respectively. Discrete financial information is not available for the other locations whose assets are held for disposal.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

7. ACCRUED EXPENSES

     Accrued expenses consisted of the following:



                                                               DECEMBER 31,
                                                          -----------------------
                                                             2000         2001
                                                          ----------   ----------
                                                              (IN THOUSANDS)
   Accrued employee compensation and benefits .........    $22,800      $23,930
   Accrued interest ...................................     14,962       12,361
   Other ..............................................     29,398       43,090
                                                           -------      -------
                                                           $67,160      $79,381
                                                           =======      =======

     For the year ended December 31, 2000, the Company incurred reorganization costs in North America and Europe of $4.5 million, which included the legal liability of severing 53 employees. For the year ended December 31, 2001, the Company incurred costs of employee termination benefits in Burlington, Canada of $0.9 million, which included the legal liability of severing 139 employees, in the United Kingdom of $0.6 million, which included the legal liability of severing 26 employees and in Bad Bevensen, Germany of $0.6 million, which included the legal liability of severing 22 employees. The following table reflects a rollforward of the reorganization costs, primarily included in accrued employee compensation and benefits, (in thousands):



                                                EUROPE &                         UNITED
                                             NORTH AMERICA     BURLINGTON,      KINGDOM       GERMANY
                                               REDUCTION          CANADA       REDUCTION     REDUCTION
                                                IN FORCE         SHUTDOWN       IN FORCE     IN FORCE       TOTAL
                                            ---------------   -------------   -----------   ----------   -----------
Reserves at December 31, 1999 ...........      $     --            $ --         $   --         $ --       $     --
Increase in reserves ....................         4,513              --             --           --          4,513
Cash payments ...........................          (908)             --             --           --           (908)
                                               --------            ----         ------         ----       --------
Reserves at December 31, 2000 ...........         3,605              --             --           --          3,605
(Decrease) increase in reserves .........          (442)            895            595          564          1,612
Cash payments ...........................        (2,756)             --           (595)          --         (3,351)
                                               --------            ----         ------         ----       --------
Reserves at December 31, 2001 ...........      $    407            $895         $   --         $564       $  1,866
                                               ========            ====         ======         ====       ========

8. DEBT ARRANGEMENTS

     Long-term debt consisted of the following:




                                                          DECEMBER 31,
                                                  -----------------------------
                                                       2000            2001
                                                  -------------   -------------
                                                         (IN THOUSANDS)
   Term loan ..................................    $  546,900      $  526,950
   Revolving loan .............................       125,500         125,000
   Revolving credit facilities ................         5,805           5,111
   Senior Subordinated Notes ..................       225,000         225,000
   Senior Discount Notes ......................       136,680         151,638
   Capital leases .............................        17,849          16,041
   Other ......................................         2,445           2,651
                                                   ----------      ----------
                                                    1,060,179       1,052,391
   Less amounts classified as current .........        27,359          30,585
                                                   ----------      ----------
                                                   $1,032,820      $1,021,806
                                                   ==========      ==========

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     On February 2, 1998, as discussed in Note 2, the Company refinanced the majority of its existing credit facilities in connection with the Recapitalization and entered into a senior credit agreement (the "Existing Senior Credit Agreement") with a consortium of banks. The Existing Senior Credit Agreement was amended on August 13, 1998 to provide for an additional term loan borrowing of an additional $175 million and on March 30, 2000 as described below (the "Amendments"). The Existing Senior Credit Agreement and the Amendments consist of four term loans to the Operating Company with initial term loan commitments totaling $570 million (the "Term Loans" or "Term Loan Facilities"), a $155 million revolving credit facility (the "Revolving Credit Facility") and a $100 million growth capital revolving credit facility (the "Growth Capital Revolving Credit Facility" and, together with the Revolving Credit Facility, the "Revolving Credit Loans"). The unused availability of the revolving credit facilities under the Existing Senior Credit Agreement and the Amendments at December 31, 2001 and 2000 was $129.5 million and $128.3 million, respectively. The obligations of the Operating Company under the Senior Credit Agreement and Amendments are guaranteed by Holdings and certain other subsidiaries of Holdings. The Term Loans are payable in quarterly installments through January 31, 2007, and require payments of $25.0 million in 2002, $27.5 million in 2003, $93.0 million in 2004, $64.9 million in 2005 and $242.7 million in 2006. The Revolving Credit Loan facilities expire on January 31, 2004. Interest is payable at (a) the "Alternate Base Rate" (the higher of the Prime Rate or the Federal Funds Rate plus 0.50%) plus a margin ranging from 0% to 2.25%; or (b) the "Eurocurrency Rate" (the applicable interest rate offered to banks in the London interbank eurocurrency market) plus a margin ranging from 0.625% to 3.25%. A commitment fee ranging from 0.20% to 0.50% is due on the unused portion of the revolving loan commitment. As part of the Amendments, if certain events of default were to occur, or if the Company's Net Leverage Ratio were above 5.15:1.0 at September 30, 2000, Blackstone agreed to make an equity contribution to the Company through the administrative agent of up to $50 million. An equity contribution of $50 million was made by the Company's owners to the Company on September 29, 2000, satisfying Blackstone's obligation under the Amendments. The Company's Net Leverage Ratio being above 5.15:1.0 at September 30, 2000 was not an event of default under the Existing Senior Credit Agreement and Amendments. The March 30, 2000 amendment changed the terms under which the Company can access $100 million of Growth Capital Revolving Loans from a dollar for dollar equity match to a capital call with various test dates based on certain leverage tests for quarters ending on or after June 30, 2001. The March 30, 2000 amendment provided for up to an additional $50 million equity contribution by Blackstone; allowed the proceeds of the equity contribution to be applied to Revolving Credit Loans; and changed certain covenants, principally to increase the amount of permitted capital expenditures in 2000 and subsequent years. Pursuant to the terms of the Capital Call Agreement, an additional equity contribution of $50 million was made by the Company's owners to the Company on March 29, 2001, satisfying Blackstone's final obligation under the Capital Call Agreement dated as of August 13, 1998, as amended on March 29, 2000. This equity contribution was made in advance and in satisfaction of any capital call tests for quarters ending on or after June 30, 2001. The Company used the proceeds of the Capital Calls to reduce its outstanding Revolving Credit Loans. In addition, the Existing Senior Credit Agreement and Amendments contain certain affirmative and negative covenants as to the operations and financial condition of the Company, as well as certain restrictions on the payment of dividends and other distributions to Holdings. On December 31, 2001 the Company was in compliance with all covenants.

     Substantially all domestic tangible and intangible assets of the Company are pledged as collateral pursuant to the terms of the Existing Senior Credit Agreement and Amendments.

     The Recapitalization also included the issuance of $225 million in Senior Subordinated Notes of the Operating Company and $100.6 million gross proceeds in Senior Discount Notes ($169 million aggregate principal amount at maturity) of Holdings. The Senior Subordinated Notes are

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

unconditionally guaranteed on a senior subordinated basis by Holdings and mature on January 15, 2008, with interest payable on $150 million at a fixed rate of 8.75% and with interest payable on $75 million at LIBOR plus 3.625%. The Senior Discount Notes mature on January 15, 2009, with cash interest payable beginning January 15, 2003 at 10.75%. The effective interest rate to maturity on the Senior Discount Notes is 10.75%.

     At December 31, 2001, the Operating Company had entered into three U.S. Dollar interest rate swap agreements that effectively fix the Eurocurrency Rate on $500 million of the term loans, on $200 million through April 9, 2002 at 5.8075%, on $100 million through April 9, 2003 at 5.77% and on $200 million through September 10, 2003 at 4.99%.

     Under the Existing Senior Credit Agreement, the Operating Company is subject to restrictions on the payment of dividends or other distributions to Holdings; provided that, subject to certain limitations, the Operating Company may pay dividends or other distributions to Holdings:

     o in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses;

     o to fund purchases and redemptions of equity interests of Holdings or Investor LP held by then present or former officers or employees of Holdings, the Operating Company or their Subsidiaries (as defined) or by any employee stock ownership plan upon such person's death, disability, retirement or termination of employment or other circumstances with certain annual dollar limitations; and

     o to finance, starting on July 15, 2003, the payment of cash interest payments on the Senior Discount Notes.

     On September 8, 1998, Holdings and GPC Capital Corp. II consummated an exchange offer for all of their outstanding Senior Discount Notes Due 2009 which had been issued on February 2, 1998 (the "Senior Discount Old Notes") and issued in exchange therefor their Senior Discount Notes Due 2009, Series B (the "Senior Discount Exchange Notes"), and the Operating Company and GPC Capital Corp. I consummated exchange offers for all of their outstanding Senior Subordinated Notes Due 2008 which had been issued on February 2, 1998 (the "Senior Subordinated Old Notes" and, together with the Senior Discount Old Notes, the "Old Notes") and issued in exchange therefor their Senior Subordinated Notes Due 2008, Series B (the "Senior Subordinated Exchange Notes" and, together with the Senior Discount Exchange Notes, the "Exchange Notes"). Each issue of Exchange Notes has the same terms as the corresponding issue of Old Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended, and do not include the restrictions on transfer applicable to the Old Notes. The Senior Subordinated Old Notes were, and the Senior Subordinated Exchange Notes are, fully and unconditionally guaranteed by Holdings on a senior subordinated basis.

     The Company's weighted average effective rate on the outstanding borrowings under the Term Loans and Revolving Credit Loans was 9.77% and 4.70% at December 31, 2000 and 2001, respectively, excluding the effect of interest rate swaps.

     The Company had several variable-rate revolving credit facilities denominated in U.S. Dollars, French Francs and Italian Lira, with aggregate available borrowings at December 31, 2001 equivalent to $3.5 million. The Company's average effective rate on borrowings of $5.8 million on these credit facilities at December 31, 2000 was 9.53%. The Company's average effective rate on borrowings of $5.1 million on these credit facilities at December 31, 2001 was 11.64%.

     Interest paid during 1999, 2000 and 2001, net of amounts capitalized of $3.7 million, $4.2 million and $2.6 million, respectively, totaled $66.2 million, $90.6 million and $81.9 million, respectively.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     The annual debt service requirements of the Company for the succeeding five years are as follows: 2002 -- $30.6 million; 2003 -- $31.6 million; 2004 -- $220.1 million; 2005 -- $67.5 million; and 2006 -- $245.0 million.


9. FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVES

     The following methods and assumptions were used to estimate the fair values of each class of financial instruments:

 Cash and Cash Equivalents, Accounts Receivable and Accounts Payable

     The fair values of these financial instruments approximate their carrying amounts.

 Long-Term Debt

     The fair values of the variable-rate, long-term debt instruments approximate their carrying amounts. The fair value of other long-term debt was based on market price information. Other long-term debt includes the Senior Discount Notes and $150 million of Senior Subordinated Notes and totaled approximately $286.7 million and $301.6 million at December 31, 2000 and 2001, respectively. The fair value of this long-term debt, including the current portion, was approximately $140.7 million and $247.5 million at December 31, 2000 and 2001, respectively.

 Derivatives

     The Company is exposed to market risk from changes in interest rates and currency exchange rates. The Company manages these exposures on a consolidated basis and enters into various derivative transactions for selected exposure areas. The financial impacts of these hedging instruments are offset by corresponding changes in the underlying exposures being hedged. The Company does not hold or issue derivative financial instruments for trading purposes.

     Interest rate swap agreements are used to hedge exposure to interest rates associated with the Existing Senior Credit Agreement. Under these agreements, the Company agrees to exchange with a third party at specified intervals the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. Interest rate swaps are recorded on the balance sheet in accrued expenses and other non-current liabilities at fair value. The effective portion of cash flow hedges are recorded in OCI.

     The following table presents information for all interest rate swaps. The notional amount does not necessarily represent amounts exchanged by the parties and, therefore is not a direct measure of the Company's exposure to credit risk. The fair value approximates the cost to settle the outstanding contracts.





                                                      DECEMBER 31,
                                                -------------------------
                                                    2000          2001
                                                -----------   -----------
                                                     (IN THOUSANDS)
   Notional amount ..........................    $450,000      $ 500,000
   Fair value -- asset /(liability) .........         392        (13,145)

     Derivatives are an important component of the Company's interest rate management program, leading to acceptable levels of variable interest rate risk. Due to sharply declining interest rates in 2001, the effect of derivatives was to increase interest expense by $7.0 million compared to an entirely unhedged variable rate debt portfolio. Their incremental effect on interest expense for 1999 and 2000 was not significant.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     The Company manufactures and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. The Company utilizes foreign currency hedging activities to protect against volatility associated with purchase commitments that are denominated in foreign currencies for machinery, equipment and other items created in the normal course of business. The terms of these contracts are generally less than one year.


     Gains and losses related to qualifying hedges of foreign currency firm commitments or anticipated transactions are accounted for in accordance with SFAS 133. At December 31, 2000 the Company had foreign currency forward exchange contracts totaling $2.2 million with a fair value of $2.4 million. There were no currency forward contracts outstanding at December 31, 2001.


     Credit risk arising from the inability of a counterparty to meet the terms of the Company's financial instrument contracts is generally limited to the amounts, if any, by which the counterparty's obligations exceed the obligations of the Company. It is the Company's policy to enter into financial instruments with a diversity of creditworthy counterparties. Therefore, the Company does not expect to incur material credit losses on its risk management or other financial instruments.


10. LEASE COMMITMENTS


     The Company was a party to various leases involving real property and equipment during 1999, 2000 and 2001. Total rent expense for operating leases amounted to $15.6 million in 1999, $19.9 million in 2000 and $24.0 million in 2001. Minimum future lease obligations on long-term noncancelable operating leases in effect at December 31, 2001 are as follows: 2002 -- $15.4 million; 2003 -- $14.1 million; 2004 -- $11.4 million; 2005 -- $6.2 million; 2006 --
$5.3 million; and thereafter -- $23.6 million. Minimum future lease obligations on capital leases in effect at December 31, 2001 are as follows: 2002 -- $1.7 million; 2003 -- $1.9 million; 2004 -- $1.9 million; 2005 -- $2.2 million; 2006
-- $2.0 million; and thereafter -- $6.3 million. The gross amount of assets under capital leases was $20.5 million and $20.3 million as of December 31, 2000 and 2001, respectively.


11. TRANSACTIONS WITH AFFILIATES


     Transactions with entities affiliated through common ownership included the following:




                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                        1999       2000      2001
                                                                     ---------- --------- ----------
                                                                             (IN THOUSANDS)
   Equipment purchases from affiliates .............................  $20,367    $8,451    $10,269
   Goods purchased from affiliates .................................  $    --    $   --    $ 1,066
   Management services provided by affiliates, including
     management, legal, tax, accounting, insurance, treasury and
     employee benefits administration services .....................  $ 2,028    $2,020    $ 2,034
   Management services provided and sales to Graham
     Engineering Corporation, including engineering services and
     raw materials .................................................  $ 2,453    $   51    $     2
   Loans to Management for equity contribution .....................  $    --    $1,147    $ 1,146
   Interest income on notes receivable from owners .................  $    --    $   --    $   150

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     Account balances with affiliates include the following:




                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ---------------------
                                                                        2000        2001
                                                                     ---------   ---------
                                                                        (IN THOUSANDS)
   Accounts receivable ...........................................    $   95      $   --
   Accounts payable ..............................................    $  270      $1,964
   Notes and interest receivable for ownership interests .........    $1,147      $2,443

12. PENSION PLANS

     Substantially all employees of the Company participate in noncontributory, defined benefit or defined contribution pension plans.

     The U.S. defined benefit plan covering salaried employees provides retirement benefits based on the final five years average compensation, while plans covering hourly employees provide benefits based on years of service. The Company's policy is to fund the normal cost plus amounts required to amortize actuarial gains and losses and prior service costs over a period of ten years. U.S. plan assets consist of a diversified portfolio including U.S. Government securities, certificates of deposit issued by commercial banks and domestic common stocks and bonds.

     The following table sets forth the change in the Company's benefit obligation and pension plan assets at market value for the years ended December 31, 2000 and 2001:




                                                                                        2000            2001
                                                                                   -------------   -------------
                                                                                          (IN THOUSANDS)
  Change in benefit obligation:
  Benefit obligation at beginning of year ......................................     $ (33,375)      $ (37,606)
  Service cost .................................................................        (2,731)         (2,804)
  Interest cost ................................................................        (2,319)         (2,668)
  Benefits paid ................................................................           592             812
  Employee contribution ........................................................          (230)           (167)
  Change in benefit payments due to experience .................................           (89)           (414)
  Effect of exchange rate changes ..............................................           754             497
  Curtailments .................................................................            --             123
  Decrease (increase) in benefit obligation due to change in discount rate .....         1,607          (2,668)
  (Increase) decrease in benefit obligation due to plan experience .............          (949)          1,365
  Increase in benefit obligation due to plan change ............................          (866)           (238)
                                                                                     ---------       ---------
  Benefit obligation at end of year ............................................       (37,606)        (43,768)
                                                                                     =========       =========
  Change in plan assets:
  Plan assets at market value at beginning of year .............................        32,051          33,498
  Actual return on plan assets .................................................          (573)         (2,599)
  Foreign currency exchange rate changes .......................................          (704)           (426)
  Employer contribution ........................................................         3,084           3,783
  Employee contribution ........................................................           230             167
  Benefits paid ................................................................          (590)           (807)
                                                                                     ---------       ---------
  Plan assets at market value at end of year ...................................        33,498          33,616
                                                                                     =========       =========
  Funded status ................................................................        (4,108)        (10,152)
  Unrecognized net actuarial (loss) gain .......................................          (391)          6,571

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001


                                                                              2000           2001
                                                                          ------------   ------------
                                                                                (IN THOUSANDS)
  Unrecognized prior service cost .....................................        1,851          1,701
                                                                               -----          -----
  Net amount recognized ...............................................     $ (2,648)      $ (1,880)
                                                                            ========       ========
  Amounts recognized in the statement of financial position consist of:
   Prepaid benefit cost ...............................................     $    497       $     --
   Accrued benefit liability ..........................................       (3,145)        (4,888)
   Intangible asset ...................................................           --          1,071
   Accumulated other comprehensive income .............................           --          1,937
                                                                            --------       --------
  Net amount recognized ...............................................     $ (2,648)      $ (1,880)
                                                                            ========       ========

     The net amount recognized of $2.6 million at December 31, 2000 consists of $2.1 million accrued pension expense for the U.S. plan, $0.2 million accrued pension expense for the United Kingdom plan, $0.8 million accrued pension expense for the German plan and $0.5 million prepaid pension asset for the Canadian plan. The net amount recognized of $1.9 million at December 31, 2001 consists of $3.4 million accrued pension expense, $1.0 million intangible asset, and $1.2 million accumulated other comprehensive income for the United States plan, $0.6 million accrued pension expense, $0.1 million intangible assets and $0.7 million accumulated other comprehensive income for the Canadian plan, $0.1 million accrued pension expense for the United Kingdom plan, and $0.8 million accrued pension expense for the German plan.




                                                                        ACTUARIAL ASSUMPTIONS
                                                       -------------------------------------------------------
                                                          U.S.        CANADA      UNITED KINGDOM      GERMANY
                                                       ----------   ----------   ----------------   ----------
Discount rate -- 1999 ..............................       7.50%        7.00%           5.50%           6.00%
              -- 2000 ..............................       7.75%        7.00%           5.50%           6.00%
              -- 2001 ..............................       7.25%        6.50%           5.50%           6.00%
Long-term rate of return on plan assets -- 1999.....       8.00%        8.00%           8.00%           N/A
                                        -- 2000.....       9.00%        8.00%           7.75%           N/A
                                        -- 2001.....       9.00%        8.00%           7.75%           N/A
Weighted average rate of increase for future
 compensation levels -- 1999 .......................       5.00%        5.00%           4.25%           3.00%
                     -- 2000 .......................       5.00%        5.00%           4.00%           3.00%
                     -- 2001 .......................       4.75%        5.00%           4.00%           3.00%

     The Company's net pension cost for its defined benefit pension plans includes the following components:




                                                            YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------
                                                        1999          2000          2001
                                                    -----------   -----------   -----------
                                                                (IN THOUSANDS)
   Service cost .................................    $  2,739      $  2,731      $  2,804
   Interest cost ................................       1,975         2,319         2,668
   Net investment return on plan assets .........      (3,293)         (153)          318
   Curtailment loss .............................          --            --           310
   Net amortization and deferral ................       1,365        (2,497)       (3,054)
                                                     --------      --------      --------
   Net periodic pension costs ...................    $  2,786      $  2,400      $  3,046
                                                     ========      ========      ========


                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     The Company sponsors a defined contribution plan under Internal Revenue Code Section 401(k) which covers all hourly and salaried employees other than employees represented by a collective bargaining unit. The Company also sponsored other defined contribution plans under collective bargaining agreements. The Company's contributions are determined as a specified percentage of employee contributions, subject to certain maximum limitations. The Company's costs for these plans for 1999, 2000 and 2001 were $0.9 million, $1.0 million and $1.1 million, respectively.


13. PARTNERS' CAPITAL

     Holdings was formed under the name "Sonoco Graham Company" on April 3, 1989 as a limited partnership in accordance with the provisions of the Pennsylvania Uniform Limited Partnership Act, and on March 28, 1991, Holdings changed its name to "Graham Packaging Company, L.P." Upon the Closing of the Recapitalization, the name of Holdings was changed to "Graham Packaging Holdings Company." Holdings will continue until its dissolution and winding up in accordance with the terms of the Holdings Partnership Agreement (as defined below).

     As contemplated by the Recapitalization Agreement, upon the Closing, Graham Capital and its successors or assigns, Graham Family Growth Partnership, Graham Packaging Corporation ("Graham GP Corp"), Investor LP and Investor GP entered into a Fifth Amended and Restated Agreement of Limited Partnership (the "Holdings Partnership Agreement"). The general partners of the partnership are Investor GP and Graham GP Corp. The limited partners of the partnership are GPC Holdings, L.P. ("Graham LP") and Investor LP.

 Capital Accounts

     A capital account is maintained for each partner on the books of the Company. The Holdings Partnership Agreement provides that at no time during the term of the partnership or upon dissolution and liquidation thereof shall a limited partner with a negative balance in its capital account have any obligation to Holdings or the other partners to restore such negative balance. Items of partnership income or loss are allocated to the partners' capital accounts in accordance with their percentage interests except as provided in
Section 704(c) of the Internal Revenue Code with respect to contributed property where the allocations are made in accordance with the U.S. Treasury regulations thereunder.

 Distributions

     The Holdings Partnership Agreement requires certain tax distributions to be made if and when the Company has taxable income. Other distributions shall be made in proportion to the partners' respective percentage interests.

 Transfers of Partnership Interests

     The Holdings Partnership Agreement provides that, subject to certain exceptions including, without limitation, in connection with an IPO Reorganization (as defined below) and the transfer rights described below, general partners shall not withdraw from Holdings, resign as a general partner nor transfer their general partnership interests without the consent of all general partners, and limited partners shall not transfer their limited partnership interests.

     If either Graham GP Corp. and/or Graham LP (individually "Continuing Graham Partner" and collectively the "Continuing Graham Partners") wishes to sell or otherwise transfer its partnership interests pursuant to a bona fide offer from a third party, Holdings and the Equity Investors must be given a prior opportunity to purchase such interests at the same purchase price set forth in such offer. If Holdings and the Equity Investors do not elect to make such purchase, then such Continuing Graham Partner may sell or transfer such partnership interests to such third party upon the terms set

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

forth in such offer. If the Equity Investors wish to sell or otherwise transfer their partnership interests pursuant to a bona fide offer from a third party, the Continuing Graham Partners shall have a right to include in such sale or transfer a proportionate percentage of their partnership interests. If the Equity Investors (so long as they hold 51% or more of the partnership interests) wish to sell or otherwise transfer their partnership interests pursuant to a bona fide offer from a third party, the Equity Investors shall have the right to compel the Continuing Graham Partners to include in such sale or transfer a proportionate percentage of their partnership interests.

 Dissolution

     The Holdings Partnership Agreement provides that Holdings shall be dissolved upon the earliest of (i) the sale, exchange or other disposition of all or substantially all of Holdings' assets (including pursuant to an IPO Reorganization), (ii) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or bankruptcy of a general partner, or the occurrence of any other event which causes a general partner to cease to be a general partner unless (a) the remaining general partner elects to continue the business or (b) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue the partnership, or (iii) such date as the partners shall unanimously elect.


 IPO Reorganization

     "IPO Reorganization" means the transfer of all or substantially all of Holdings' assets and liabilities to GPC Capital Corp. II ("CapCo II") in contemplation of an initial public offering of the shares of common stock of CapCo II. The Holdings Partnership Agreement provides that, without the approval of each general partner, the IPO Reorganization may not be effected through any entity other than CapCo II.


14. MANAGEMENT OPTION PLAN

     Pursuant to the Recapitalization Agreement, the Company has adopted the Graham Packaging Holdings Company Management Option Plan (the "Option Plan").

     The Option Plan provides for the grant to certain management employees of Holdings and its subsidiaries of options ("Options") to purchase limited partnership interests in Holdings equal to 0.01% of Holdings (prior to any dilution resulting from any interests granted pursuant to the Option Plan), each 0.01% interest being referred to as a "Unit". The aggregate number of Units with respect to which Options may be granted under the Option Plan shall not exceed 500 Units, representing a total of up to 5% of the equity of Holdings.

     The exercise price per Unit shall be at or above the fair market value of a Unit on the date of grant. The number and type of Units covered by outstanding Options and exercise prices may be adjusted to reflect certain events such as recapitalizations, mergers or reorganizations of or by Holdings. The Option Plan is intended to advance the best interests of the Company by allowing such employees to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ of the Company.

     A committee has been appointed to administer the Option Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Units subject to each grant, and the various terms of such grants. During 1999, 22.8 Unit Options were forfeited and Options to purchase
123.7 Units were granted. During 2000, 13.8 Unit Options were forfeited and none were granted. During 2001 51.1 Unit Options were forfeited and Options to purchase 46.0 Units were granted. As of December 31, 2001, 481.1 Unit Options were outstanding at an exercise price of $25,789 per Unit and 245.6 Unit Options outstanding were vested.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     The Company applies APB 25 in accounting for the Option Plan. The exercise price of the Unit was equal to or greater than the fair market value of a Unit on the date of the grant and, accordingly no compensation cost has been recognized under the provisions of APB 25 for Units granted. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service (or vesting) period. Had compensation cost for the option plan been determined under SFAS 123, based on the fair market value at the grant dates, the Company's pro forma net income (loss) for 1999, 2000 and 2001 would have been reflected as follows (in thousands):




                                 YEAR ENDED DECEMBER 31,
                          --------------------------------------
                             1999         2000          2001
                          ---------  ------------- -------------
   As reported .........   $1,255      $ (45,637)    $ (43,970)
   Pro forma ...........      727        (46,150)      (44,223)


     The fair value of each Option is estimated on the date of the grant using the Minimum Value option pricing model with the following weighted-average assumptions used for Units granted in 1999: pay out yield 0%, expected volatility of 0%, risk free interest rate of 4.57%, and expected life of 3.6 years; and in 2001: pay out yield 0%, expected volatility of 0%, risk free interest rate of 4.22%, and expected life of 4.5 years.


15. SPECIAL CHARGES AND UNUSUAL ITEMS


     The special charges and unusual items were as follows:


                                                YEAR ENDED DECEMBER 31,
                                             -----------------------------
                                               1999       2000       2001
                                             --------   --------   -------
                                                    (IN THOUSANDS)
   Restructuring of facilities ...........    $  552     $   --     $ --
   System conversion .....................     1,304         --       --
   Recapitalization compensation .........     2,669      1,118      147
   Aborted acquisition costs .............        28         --       --
                                              ------     ------     ----
                                              $4,553     $1,118     $147
                                              ======     ======     ====

     The system conversion expenses relate to costs incurred by the Company as part of a multi-year project to ensure that its information systems and related hardware would be year 2000 compliant. The Company engaged outside consultants beginning in 1997 to assist with the evaluation and assessment of its information systems requirements and the selection and implementation of enterprise resource planning software.


     Recapitalization expenses relate to stay bonuses and the granting of certain ownership interests to Management pursuant to the terms of the Recapitalization (see Note 2). These expenses have been fully recognized over the three years from the date of the Recapitalization.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

16. OTHER EXPENSE (INCOME)


     Other expense (income) consisted of the following:



                                                                YEAR ENDED DECEMBER 31,
                                                           ----------------------------------
                                                              1999        2000        2001
                                                           ----------   --------   ----------
                                                                     (IN THOUSANDS)
   Foreign exchange (gain) loss ........................     $ (333)     $ 240       $ (176)
   Equity in (earnings) loss of joint ventures .........       (231)       (63)         246
   Other ...............................................       (165)        88          129
                                                             ------      -----       ------
                                                             $ (729)     $ 265       $  199
                                                             ======      =====       ======

17. INCOME TAXES


     Certain legal entities in the Company do not pay income taxes because their income is taxed to the owners. For those entities, the reported amount of their assets net of the reported amount of their liabilities are exceeded by the related tax bases of their assets net of liabilities by $347.5 million at December 31, 2000 and $271.7 million at December 31, 2001.


     Income of certain legal entities related principally to the foreign operations of the Company is taxable to the legal entities. The following table sets forth the deferred tax assets and liabilities that result from temporary differences between the reported amounts and the tax bases of the assets and liabilities of such entities:




                                                                                      DECEMBER 31,
                                                                               ---------------------------
                                                                                   2000           2001
                                                                               ------------   ------------
                                                                                     (IN THOUSANDS)
  DEFERRED TAX ASSETS:
   Net operating loss carryforwards ........................................    $  27,541      $  31,867
   Fixed assets, principally due to differences in depreciation and assigned
     values ................................................................        2,567          7,703
   Accrued retirement indemnities ..........................................          991          1,069
   Inventories .............................................................          766            434
   Accruals and reserves ...................................................          810            383
   Capital leases ..........................................................          501            431
   Other items .............................................................          102            300
                                                                                ---------      ---------
  Gross deferred tax assets ................................................       33,278         42,187
  Valuation allowance ......................................................      (26,729)       (34,565)
                                                                                ---------      ---------
  Net deferred tax assets ..................................................        6,549          7,622
  Deferred tax liabilities:
   Fixed assets, principally due to differences in depreciation and assigned
     values ................................................................        8,049          8,025
   Goodwill ................................................................           93             --
   Other items .............................................................           --            143
                                                                                ---------      ---------
  Gross deferred tax liabilities ...........................................        8,142          8,168
                                                                                ---------      ---------
  Net deferred tax liabilities .............................................    $   1,593      $     546
                                                                                =========      =========

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

     Current deferred tax assets of $0.05 million in 2000 and $0.3 million in 2001 are included in prepaid expenses and other current assets. Non-current deferred tax assets of none in 2000 and of $0.2 million in 2001 are included in other assets. Current deferred tax liabilities of $0.3 million in 2000 and $0.1 million in 2001 are included in accrued expenses. Non-current deferred tax liabilities of $1.3 million in 2000 and $1.0 million in 2001 are included in other non-current liabilities.


     The valuation allowance reduces the Company's deferred tax assets to an amount that Management believes is more likely than not to be realized.


     The 2001 provision for income taxes is comprised of $1.2 million of current provision and $0.9 million of deferred benefit. The amounts relate entirely to the Company's foreign legal entities.


     The difference between the 2001 actual income tax provision and an amount computed by applying the U.S. federal statutory rate for corporations to earnings before income taxes is attributable to the following:




                                                                        YEAR ENDED DECEMBER 31,
                                                                ---------------------------------------
                                                                    1999         2000          2001
                                                                ----------- ------------- -------------
                                                                            (IN THOUSANDS)
   Taxes at U.S. federal statutory rate .......................  $  1,323     $ (15,818)    $ (15,284)
   Partnership income not subject to federal income taxes .....    (1,178)        4,146           281
   Foreign loss without current tax benefit ...................     2,050        11,926        15,260
   Other ......................................................       331           188            46
                                                                 --------     ---------     ---------
                                                                 $  2,526     $     442     $     303
                                                                 ========     =========     =========

     At December 31, 2001, the Company's various taxable entities had net operating loss carryforwards for purposes of reducing future taxable income by approximately $87.6 million, for which no benefit has been recognized. Of this amount, $17.2 million related to carryforwards that will expire, if unused, at various dates ranging from 2002 to 2006 and the remaining carryforwards have no expiration date.


     At December 31, 2001, the unremitted earnings of non-U.S. subsidiaries totaling $8.2 million were deemed to be permanently invested. No deferred tax liability has been recognized with regard to the remittance of such earnings. If such earnings were remitted to the United States, approximately $0.4 million of withholding taxes would apply.


18. COMMITMENTS


     In connection with plant expansion and improvement programs, the Company had commitments for capital expenditures of approximately $26.8 million at December 31, 2001.


19. CONTINGENCIES AND LEGAL PROCEEDINGS


     The Company is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Company with respect to such litigation cannot be estimated with certainty, but Management believes, based on its examination of such matters, experience to date and discussions with counsel, that such ultimate liability will not be material to the business, financial condition or results of operations of the Company.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

20. SEGMENT INFORMATION


     The Company is organized and managed on a geographical basis in three operating segments: North America, which includes the United States and Canada, Europe and Latin America. The accounting policies of the segments are consistent with those described in Note 1. The Company's measure of profit or loss is operating income (loss).




                                                     NORTH                       LATIN
                                          YEAR      AMERICA        EUROPE       AMERICA      ELIMINATIONS       TOTAL
                                         ------   -----------   -----------   -----------   --------------   -----------
                                                                         (IN THOUSANDS)
Net sales ............................   1999      $566,202      $ 140,892     $ 24,492                       $731,586
                                         2000       667,301        146,189       29,192             (131)      842,551
                                         2001       742,450        154,268       26,350                        923,068

Special charges and unusual items.....   1999      $  3,750      $     848     $    (45)                      $  4,553
                                         2000         1,118             --           --                          1,118
                                         2001           147             --           --                            147

Operating income (loss) ..............   1999      $ 92,962      $  (4,250)    $  1,372                       $ 90,084
                                         2000        90,296        (32,009)      (2,147)                        56,140
                                         2001        98,756        (37,707)      (5,547)                        55,502

Depreciation and amortization ........   1999      $ 44,023      $  11,294     $  2,679                       $ 57,996
                                         2000        56,518         10,959        3,381                         70,858
                                         2001        62,584         10,800        2,960                         76,344

Impairment charges ...................   1999      $     --      $      --     $     --                       $     --
                                         2000           461         18,539        2,056                         21,056
                                         2001         1,135         31,274        5,579                         37,988

Interest expense (income), net .......   1999      $ 88,142      $    (629)    $    (39)                      $ 87,474
                                         2000       100,667            878          148                        101,693
                                         2001        96,639          1,326          475                         98,440

Income tax expense (benefit) .........   1999      $    521      $     859     $  1,146                       $  2,526
                                         2000            53            542         (153)                           442
                                         2001          (998)           586          715                            303

Identifiable assets ..................   1999      $724,985      $ 169,028     $ 43,545       $ (196,309)     $741,249
                                         2000       843,908        170,939       39,763         (233,311)      821,299
                                         2001       842,888        144,106       27,935         (256,368)      758,561

Capital expenditures, excluding
 acquisitions ........................   1999      $137,825      $  31,381     $  1,766                       $170,972
                                         2000       128,370         32,729        2,330                        163,429
                                         2001        46,242         23,683        4,390                         74,315

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

 Product Net Sales Information


     The following is supplemental information on net sales by product category (in millions):


                                  HOUSEHOLD
                                     AND
                     FOOD AND     PERSONAL
                     BEVERAGE       CARE       AUTOMOTIVE       TOTAL
                    ----------   ----------   ------------   -----------
   1999 .........    $  333.4     $  187.5      $  210.7      $  731.6
   2000 .........       416.2        210.6         215.8         842.6
   2001 .........       511.6        208.5         203.0         923.1


21. CONDENSED OPERATING COMPANY DATA

     Condensed financial data for the Operating Company as of December 31, 2000 and 2001 was as follows:


                                                DECEMBER 31,     DECEMBER 31,
                                                    2000             2001
                                               --------------   -------------
                                                       (IN THOUSANDS)
       Current assets ......................     $  207,139      $  180,737
       Non-current assets ..................        616,659         580,749
       Total assets ........................        823,798         761,486
       Current liabilities .................        241,178         205,715
       Non-current liabilities .............        907,820         886,261
       Partners' capital (deficit) .........       (325,200)       (330,490)

     Condensed financial data for the Operating Company for the years ended December 31, 1999, 2000, and 2001 was as follows:


                                                   YEAR ENDED
                                 -----------------------------------------------
                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                      1999             2000             2001
                                 --------------   --------------   -------------
                                                 (IN THOUSANDS)
   Net sales .................      $731,586        $ 842,551        $ 923,068
   Gross profit ..............       142,653          134,514          151,867
   Net income (loss) .........        13,824          (31,650)         (28,585)


     Full separate financial statements and other disclosures of the Operating Company have not been presented. Management has determined that such financial information is not material to investors.


22. SUBSEQUENT EVENTS -- SALE OF ASSETS/CLOSING OF OPERATIONS

     During the first quarter of 2002, the Company accepted an offer to sell the land and building at its plant in Burlington, Canada. The resulting gain is expected to be approximately $3.2 million. Also during the first quarter of 2002, the Company announced a second quarter closing of its operation located in Wrexham, Wales, United Kingdom and the sale of its Italian operations. The resulting gains or losses are not expected to be significant.


23.  SUBSEQUENT EVENTS -- EQUITY OFFERING AND CONCURRENT TRANSACTIONS
    (UNAUDITED)

     The Company currently is pursuing an initial public offering, which is expected to be completed during the second half of 2002. In connection with this contemplated public offering, the Company will effect a reorganization in which our wholly owned subsidiary, GPC Capital Corp. II, will:

    o exchange shares of its newly issued common stock for all of the general and limited partnership interests of Holdings,

    o exchange options to purchase shares of its common stock for all of, and on the same economic terms and conditions as the Holdings options,

    o change its name to Graham Packaging Company Inc.

     As a result of these transactions, Graham Packaging Company Inc. will be the parent company of the Graham Packaging Group.

     As a result of the reorganization, the Company will recognize a net deferred tax asset for the difference between the financial reporting and tax bases of the Company's assets and liabilities. This difference will be accounted for by recording a deferred tax asset of approximately $221.5 million, primarily resulting from the 1998 Recapitalization and the tax benefit at net operating losses incurred in the interim, with a corresponding credit to additional paid in capital, a deferred tax asset of approximately $3.5 million related to interest rate swaps and additional pension liability that the company will record as a reduction in our accumulated other comprehensive loss, offset, in part, by a deferred tax liability of approximately $43.0 million with a corresponding one-time charge to earnings.

     Also, as a result of the reorganization, the Group's taxable income will be subject to federal and state income taxes. The objective of the pro forma financial information is to show what the significant effects on the historical results of operations might have been had the Group been subject to federal and state income taxes at the effective tax rates that would have applied for all periods. The pro

                       GRAHAM PACKAGING HOLDINGS COMPANY

                               DECEMBER 31, 2001

forma effect of the reorganization on income tax provision and net income for the year ended December 31, 2001 (in thousands) is as follows.



     Pro forma income tax provision .........    $   1,896
     Pro forma net income (loss) ............      (45,563)

     Concurrent with the initial public offering, the Operating Company intends to offer $100 million aggregate principal amount of new senior subordinated notes due 2008. The terms of the new senior subordinated notes are expected to be identical to the terms of the Senior Subordinated Exchange Notes. (See Note
8)


     Concurrent with the initial public offering, the Operating Company will enter into a new senior credit agreement, which will replace the Existing Senior Credit Agreement and will consist of a $550.0 million term loan facility and a $150.0 million revolving credit facility to fund ongoing working capital requirements and general corporate purposes following the consummation of the initial public offering. Borrowings under the term loan facilities will be used, along with proceeds from the offering of $100.0 million aggregate principal amount of new senior subordinated notes and the remaining proceeds from this initial public offering not used to repurchase senior discount notes in the tender offer described below, to repay all of the borrowings under our existing senior credit agreement. As of March 31, 2002, there were $674.2 million of term and revolving loans and $2.4 million of accrued interest outstanding under the Existing Senior Credit Agreement. (See Note 8)


     The Company intends to offer to purchase for cash in a tender offer all $169 million aggregate principal amount at maturity of the Senior Discount Notes. The Company will use proceeds from the initial public offering to fund the purchase price of Senior Discount Notes tendered to it and pay associated premiums, fees and expenses. In conjunction with the tender offer, the Company intends to solicit consents of the registered holders of the Senior Discount Notes to proposed amendments to the indenture under which the Senior Discount Notes were issued. The effect of the proposed amendments will be to eliminate all of the material restrictive covenants from the indenture. In order to tender Senior Discount Notes in connection with the tender offer, a tendering holder will be obligated to consent to the proposed indenture amendments.


     Consummation of the tender offer will be subject to the satisfaction of conditions, including the consummation of the initial public offering, the Operating Company entering into the new senior credit agreement, the issuance by the Operating Company of $100.0 million of new senior subordinated notes, and the valid tender of and receipt of consents from at least a majority in aggregate principal amount of the Senior Discount Notes. Although the Company intends to tender for all of the Senior Discount Notes, it is possible that not all of the holders of the Senior Discount Notes will tender their Senior Discount Notes or that the tender offer will not be consummated. If less than a majority in aggregate principal amount of the Senior Discount Notes are tendered, we may decide to waive the minimum tender condition and purchase the principal amount of Senior Discount Notes actually tendered. If the proposed indenture amendments are not consented to by a majority of the aggregate principal amount of the Senior Discount Notes, the restrictions in the indenture relating to the Senior Discount Notes would remain in full force and effect. Those restrictions will affect, and in some circumstances limit, our ability to, among other things, incur additional indebtedness, pay dividends, make distributions or other payments, issue preferred stock of restricted subsidiaries, engage in transactions with subsidiaries and affiliates, create liens, engage in mergers and consolidations and make investments in unrestricted subsidiaries. The Company has the right to redeem any remaining Senior Discount Notes beginning on January 15, 2003 for 105.375% of their principal amount.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)




                                                                 DECEMBER 31,      MARCH 31,
                                                                     2001            2002
                                                                --------------   ------------
                                                                       (IN THOUSANDS)
                        ASSETS
Current assets:
 Cash and cash equivalents ..................................     $    9,032     $ 10,693
 Accounts receivable, net ...................................         90,182      115,808
 Inventories ................................................         60,476       55,240
 Prepaid expenses and other current assets ..................         14,054       12,644
                                                                  ----------     ---------
Total current assets ........................................        173,744      194,385
Property, plant and equipment, net ..........................        549,585      552,446
Goodwill ....................................................          6,400        5,890
Other non-current assets ....................................         28,832       28,861
                                                                  ----------     ---------
Total assets ................................................     $  758,561     $781,582
                                                                  ==========     =========
       LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses ......................     $  175,130     $165,880
 Current portion of long-term debt ..........................         30,585       33,681
                                                                  ----------     ---------
Total current liabilities ...................................        205,715      199,561
Long-term debt ..............................................      1,021,806     1,044,718
Other non-current liabilities ...............................         13,582       10,486
Minority interest ...........................................          2,512        2,785
Commitments and contingent liabilities (see Note 8) .........             --           --
Partners' capital (deficit) .................................       (485,054)    (475,968)
                                                                  ----------     ---------
Total liabilities and partners' capital (deficit) ...........     $  758,561     $781,582
                                                                  ==========     =========

                            See accompanying notes.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)




                                                              THREE MONTHS ENDED
                                                          ---------------------------
                                                            APRIL 1,       MARCH 31,
                                                              2001           2002
                                                          ------------   ------------
                                                                (IN THOUSANDS)
Net sales .............................................     $235,968       $231,519
Cost of goods sold ....................................      201,570        191,467
                                                            --------       --------
Gross profit ..........................................       34,398         40,052
Selling, general, and administrative expenses .........       13,891         14,442
Special charges and unusual items .....................          147             --
                                                            --------       --------
Operating income ......................................       20,360         25,610
Interest expense, net .................................       26,007         21,973
Other expense (income) ................................          551           (102)
Minority interest .....................................           --            273
                                                            --------       --------
(Loss) income before income taxes .....................       (6,198)         3,466
Income tax provision ..................................           14            224
                                                            --------       --------
Net (loss) income .....................................     $ (6,212)      $  3,242
                                                            ========       ========

                            See accompanying notes.

                       GRAHAM PACKAGING HOLDINGS COMPANY

       CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                                  (UNAUDITED)




                                                                       NOTES AND
                                                                       INTEREST         ACCUMULATED
                                                     PARTNERS'      RECEIVABLE FOR         OTHER
                                                      CAPITAL          OWNERSHIP       COMPREHENSIVE
                                                     (DEFICIT)         INTERESTS       INCOME (LOSS)         TOTAL
                                                  --------------   ----------------   ---------------   --------------
                                                                             (IN THOUSANDS)
Balance at January 1, 2001 ....................     $ (433,997)        $ (1,147)         $ (29,235)       $ (464,379)
 Net loss for the year ........................        (43,970)              --                 --           (43,970)
 Cumulative effect of change in accounting
   for derivatives ............................             --                                 392               392
 Changes in fair value of derivatives .........             --               --            (13,537)          (13,537)
 Additional minimum pension liability .........             --               --             (1,937)           (1,937)
 Cumulative translation adjustment ............             --               --            (10,383)          (10,383)
                                                                                                          ----------
 Comprehensive income (loss) ..................                                                              (69,435)
 Capital contribution .........................         50,000           (1,296)                --            48,704
 Recapitalization .............................             56               --                 --                56
                                                    ----------         --------          ---------        ----------
Balance at December 31, 2001 ..................       (427,911)          (2,443)           (54,700)         (485,054)
 Net income for the period ....................          3,242               --                 --             3,242
 Changes in fair value of derivatives .........             --               --              6,138             6,138
 Additional minimum pension liability .........             --               --                  1                 1
 Cumulative translation adjustment ............             --               --               (257)             (257)
 Comprehensive income .........................                                                                9,124
 Capital contribution .........................             --              (38)                --               (38)
                                                    ----------         --------          ---------        ----------
Balance at March 31, 2002 .....................     $ (424,669)        $ (2,481)         $ (48,818)       $ (475,968)
                                                    ==========         ========          =========        ==========


                            See accompanying notes.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)




                                                                             THREE MONTHS ENDED
                                                                         ---------------------------
                                                                           APRIL 1,       MARCH 31,
                                                                             2001           2002
                                                                         ------------   ------------
                                                                               (IN THOUSANDS)
Operating activities:
 Net (loss) income ...................................................    $  (6,212)     $   3,242
 Adjustments to reconcile net (loss) income to net cash (used in)
   provided by operating activities:
   Depreciation and amortization .....................................       18,374         17,472
   Amortization of debt issuance fees ................................        1,165          1,143
   Accretion of Senior Discount Notes ................................        3,540          4,015
   Minority interest .................................................           --            273
   Equity in loss of joint venture ...................................          246             --
   Foreign currency transaction loss .................................          238             15
   Other non-cash Recapitalization expense ...........................           56             --
 Changes in operating assets and liabilities, net of acquisition of business:
   Accounts receivable ...............................................      (14,472)       (26,510)
   Inventories .......................................................          291          4,787
   Prepaid expenses and other current assets .........................        1,076          1,530
   Other non-current assets and liabilities ..........................         (118)          (606)
   Accounts payable and accrued expenses .............................      (41,276)        (4,244)
                                                                          ---------      ---------
Net cash (used in) provided by operating activities ..................      (37,092)         1,117
Investing activities:
 Net purchases of property, plant and equipment ......................      (25,627)       (21,677)
 Loan to affiliate ...................................................       (2,606)            --
 Acquisition of/investment in business, net of cash acquired .........          453             --
 Proceeds from sale of business ......................................           --            307
 Other ...............................................................          (28)            --
                                                                          ---------      ---------
Net cash used in investing activities ................................      (27,808)       (21,370)
Financing activities:
 Net proceeds from issuance of long-term debt ........................       11,833         22,205
 Notes and interest receivable for ownership interests ...............       (1,146)           (38)
 Capital contributions ...............................................       50,000             --
                                                                          ---------      ---------
Net cash provided by financing activities ............................       60,687         22,167
Effect of exchange rate changes ......................................         (279)          (253)
                                                                          ---------      ---------
(Decrease) increase in cash and cash equivalents .....................       (4,492)         1,661
Cash and cash equivalents at beginning of period .....................        9,844          9,032
                                                                          ---------      ---------
Cash and cash equivalents at end of period ...........................    $   5,352      $  10,693
                                                                          =========      =========

                            See accompanying notes.

                       GRAHAM PACKAGING HOLDINGS COMPANY

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                MARCH 31, 2002


1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements of Graham Packaging Holdings Company ("Holdings"), a Pennsylvania limited partnership, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete annual financial statements. In the opinion of management, all adjustments (consisting only of usual recurring adjustments considered necessary for a fair presentation) are reflected in the condensed consolidated financial statements. The condensed consolidated balance sheet as of December 31, 2001 is derived from audited financial statements. The condensed consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2001. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the full year ending December 31, 2002.

     All entities and assets owned by Holdings are referred to collectively as the "Company." Graham Packaging Company, L.P. is referred to as the "Operating Company."


 Derivatives

     On January 1, 2001, in connection with the adoption of Statement of Financial Accounting Standards ("SFAS") 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138, the Company recorded $0.4 million in other comprehensive income ("OCI") as a cumulative transition adjustment for derivatives designated as cash flow hedges prior to adopting SFAS 133. The Company enters into interest rate swap agreements to hedge the exposure to increasing rates with respect to its Existing Senior Credit Agreement (as hereinafter defined). These interest rate swaps are accounted for as cash flow hedges. The effective portion of the change in the fair value of the interest rate swaps is recorded in OCI and was an unrealized gain of $6.1 million for the three months ended March 31, 2002. Approximately 81% of the amount recorded within OCI is expected to be recognized as interest expense in the next twelve months. Failure to properly document the Company's interest rate swaps as cash flow hedges would result in income statement recognition of all or part of the cumulative $7.0 million unrealized loss recorded in OCI as of March 31, 2002.


 Goodwill and Other Intangible Assets

     On January 1, 2002, SFAS 142, "Goodwill and Other Intangible Assets," was adopted by the Company. SFAS 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. The Company is in the process of completing step one of the transitional goodwill impairment test and has not determined the impact, if any, that the goodwill impairment test will have on its consolidated financial position or results of operations. The Company will complete step one of the transitional goodwill impairment test by June 30, 2002. See Note 12.

 Long Lived Assets

     On January 1, 2002, SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was adopted by the Company. SFAS 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. The Company has determined that there was no impact on the consolidated financial position or results of operations as a result of the adoption of SFAS 144.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

 Reclassifications


     Certain reclassifications have been made to the 2001 financial statements to conform to the 2002 presentation.


2. DEBT ARRANGEMENTS


     Long-term debt consisted of the following:



                                                DECEMBER 31,    MARCH 31,
                                                    2001          2002
                                               -------------- ------------
                                                     (IN THOUSANDS)
Term loans .................................     $  526,950    $  520,712
Revolving loans ............................        125,000       153,500
Revolving credit facilities ................          5,111         5,944
Senior Subordinated Notes ..................        225,000       225,000
Senior Discount Notes ......................        151,638       155,653
Capital leases .............................         16,041        15,577
Other. .....................................          2,651         2,013
                                                 ----------    ----------
                                                  1,052,391     1,078,399
Less amounts classified as current .........         30,585        33,681
                                                 ----------    ----------
                                                 $1,021,806    $1,044,718
                                                 ==========    ==========

     On February 2, 1998 the Company refinanced the majority of its existing credit facilities in connection with the Recapitalization and entered into a senior credit agreement (the "Existing Senior Credit Agreement") with a consortium of banks. The Existing Senior Credit Agreement was amended on August 13, 1998 to provide for an additional term loan borrowing of an additional $175 million and on March 30, 2000 as described below (the "Amendments"). The Existing Senior Credit Agreement and the Amendments consist of four term loans to the Operating Company with initial term loan commitments totaling $570 million (the "Term Loans" or "Term Loan Facilities"), a $155 million revolving credit facility (the "Revolving Credit Facility") and a $100 million growth capital revolving credit facility (the "Growth Capital Revolving Credit Facility" and, together with the Revolving Credit Facility, the "Revolving Credit Loans"). The unused availability of the revolving credit facilities under the Existing Senior Credit Agreement and the Amendments at March 31, 2002 was $101.0 million. The March 30, 2000 Amendment changed the terms under which the Company can access $100 million of growth capital revolving loans from a dollar for dollar equity match to a capital call with various test dates based on certain leverage tests for quarters ending on or after June 30, 2001. In addition, the Existing Senior Credit Agreement and Amendments contain certain affirmative and negative covenants as to the operations and financial condition of the Company, as well as certain restrictions on the payment of dividends and other distributions to Holdings. On March 31, 2002 the Company was in compliance with all covenants.


     Interest paid during the three months ended April 1, 2001 and March 31, 2002, net of amounts capitalized, totaled $27.2 million and $22.0 million, respectively.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

3. INVENTORIES

     Inventories consisted of the following:



                                        DECEMBER 31,     MARCH 31,
                                            2001           2002
                                       --------------   ----------
                                             (IN THOUSANDS)
   Finished goods ..................       $43,403       $39,143
   Raw materials and parts .........        17,073        16,097
                                           -------       -------
                                           $60,476       $55,240
                                           =======       =======



4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses included the following:



                                                           DECEMBER 31,     MARCH 31,
                                                               2001           2002
                                                          --------------   ----------
                                                                (IN THOUSANDS)
   Accounts payable. ..................................      $ 95,749       $ 93,341
   Accrued employee compensation and benefits .........        23,930         20,424
   Accrued interest ...................................        12,361          7,310
   Other ..............................................        43,090         44,805
                                                             --------       --------
                                                             $175,130       $165,880
                                                             ========       ========



     For the year ended December 31, 2000, the Company incurred reorganization costs in North America and Europe of $4.5 million, which included the legal liability of severing 53 employees. For the year ended December 31, 2001, the Company incurred costs of employee termination benefits in Burlington, Canada of $0.9 million, which included the legal liability of severing 139 employees and in Bad Bevensen, Germany of $0.6 million, which included the legal liability of severing 22 employees. For the three months ended March 31, 2002, the Company incurred costs of employee termination benefits in the United Kingdom of $1.7 million, which included the legal liability of severing 67 employees. Substantially all of the cash payments for these termination benefits are expected to be made by December 31, 2002. The following table reflects a rollforward of the reorganization costs, primarily included in accrued employee compensation and benefits (in thousands):



                                            EUROPE &
                                             NORTH
                                            AMERICA    BURLINGTON,    UNITED     GERMANY
                                           REDUCTION      CANADA      KINGDOM   REDUCTION
                                            IN FORCE     SHUTDOWN    SHUTDOWN   IN FORCE     TOTAL
                                          ----------- ------------- ---------- ---------- -----------
Reserves at December 31, 2001 .........      $ 407       $  895       $   --     $  564    $  1,866
Increase in reserves ..................         --           29        1,706         --       1,735
Cash payments .........................        (67)        (209)        (976)      (168)     (1,420)
                                             -----       ------       ------     ------    --------
Reserves at March 31, 2002 ............      $ 340       $  715       $  730     $  396    $  2,181
                                             =====       ======       ======     ======    ========


5. INCOME TAXES

     The Company does not pay United States federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

For the Company's foreign operations subject to tax in their local jurisdictions, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. During 2001 and 2002, some of the Company's various taxable entities incurred additional net operating losses for which no carryforward benefit has been recognized.


6. ACQUISITIONS

 Investment in Limited Partnership of PlasPET Florida, Ltd.

     On April 26, 1999 the Company acquired 51% of the operating assets of PlasPET Florida, Ltd., while becoming the general partner on July 6, 1999, and on October 9, 2001 acquired the remaining 49%, for a total purchase price (including acquisition-related costs) of $3.3 million, net of liabilities assumed. The investment was accounted for under the equity method of accounting prior to July 6, 1999. The original acquisition was recorded on July 6, 1999 under the purchase method of accounting and, accordingly, the results of operations of the acquired operations are consolidated in the financial statements of the Company beginning on July 6, 1999. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values. The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):



      Current assets ........................    $   479
      Property, plant and equipment .........      4,689
      Other assets ..........................      1,052
      Goodwill ..............................      4,032
                                                 -------
      Total .................................     10,252
      Less liabilities assumed ..............      6,906
                                                 -------
      Net cost of acquisition ...............    $ 3,346
                                                 =======


 Purchase of additional 1% interest in Masko Graham Joint Venture

     On March 30, 2001 the Company acquired an additional 1% interest in Masko Graham Joint Venture ("Masko Graham") for a total interest of 51%. The total purchase price (including acquisition-related costs) for the entire 51% interest in the operating assets was $1.4 million, net of liabilities assumed. The investment was accounted for under the equity method of accounting prior to March 30, 2001. The acquisition was recorded on March 30, 2001 under the purchase method of accounting and, accordingly, the results of operations of Masko Graham are consolidated in the financial statements of the Company beginning on March 30, 2001. The purchase price has been allocated to assets acquired and liabilities assumed based on fair values. The allocated fair value of assets acquired and liabilities assumed is summarized as follows (in thousands):



      Current assets ........................    $ 3,743
      Property, plant and equipment .........      8,210
      Goodwill ..............................        954
                                                 -------
      Total .................................     12,907
      Less liabilities assumed ..............     11,474
                                                 -------
      Net cost of acquisition ...............    $ 1,433
                                                 =======

                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

 Pro Forma Information


     The following table sets forth unaudited pro forma results of operations, assuming that all of the above acquisitions had taken place on January 1, 2001.




                                                             THREE MONTHS ENDED
                                                                APRIL 1, 2001
                                                            -------------------
                                                               (IN THOUSANDS)
  Net Sales ..............................................           $238,682
  Net (loss) .............................................             (6,252)


     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combinations been in effect on January 1, 2001, or of future results of operations of the combined entities.


7. RENT EXPENSE


     The Company was a party to various leases involving real property and equipment during the three months ended April 1, 2001 and March 31, 2002. Total rent expense for operating leases amounted to $5.4 million and $5.6 million for the three months ended April 1, 2001 and March 31, 2002, respectively.


8. CONTINGENCIES


     The Company is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Company with respect to such litigation cannot be estimated with certainty, but management believes, based on its examination of such matters, experience to date and discussions with counsel, that such ultimate liability will not be material to the business, financial condition or results of operations of the Company.


9. CONDENSED OPERATING COMPANY DATA


     Condensed financial data for the Operating Company as of December 31, 2001 and March 31, 2002 was as follows:



                                            DECEMBER 31,    MARCH 31,
                                                2001           2002
                                           -------------- -------------
                                                  (IN THOUSANDS)
   Current assets ......................     $  180,737    $  201,378
   Non-current assets ..................        580,749       583,248
   Total assets ........................        761,486       784,626
   Current liabilities .................        205,715       199,561
   Non-current liabilities .............        886,261       902,336
   Partners' capital (deficit) .........       (330,490)     (317,271)


                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

     Condensed financial data for the Operating Company for the three months ended April 1, 2001 and March 31, 2002 was as follows:



                                    THREE MONTHS ENDED
                                  -----------------------
                                    APRIL 1,    MARCH 31,
                                      2001        2002
                                  ------------ ----------
                                      (IN THOUSANDS)
    Net sales .................     $235,968    $231,519
    Gross profit ..............       34,398      40,052
    Net (loss) income .........       (2,565)      7,375


     Full separate financial statements and other disclosures of the Operating Company have not been presented. Management has determined that such financial information is not material to investors.


10. COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) for the three months ended April 1, 2001 and March 31, 2002 was as follows:



                                                                            THREE MONTHS ENDED
                                                                          -----------------------
                                                                            APRIL 1,    MARCH 31,
                                                                              2001        2002
                                                                          ------------ ----------
                                                                              (IN THOUSANDS)
    Net (loss) income .................................................    $  (6,212)    $3,242
    Cumulative effect of change in accounting for derivatives .........          392         --
    Changes in fair value of derivatives ..............................       (5,821)     6,138
    Additional minimum pension liability ..............................           --          1
    Foreign currency ..................................................       (9,948)      (257)
                                                                           ---------     ------
    Comprehensive income (loss) .......................................    $ (21,589)    $9,124
                                                                           =========     ======



11. SEGMENT INFORMATION

     The Company is organized and managed on a geographical basis in three operating segments: North America, which includes the United States and Canada, Europe and Latin America. Segment information for the three months ended April 1, 2001 and March 31, 2002 was as follows (in thousands):



                                                               NORTH                 LATIN
                                                              AMERICA     EUROPE    AMERICA     TOTAL
                                                            ----------- ---------- --------- -----------
Net sales ............. Three Months Ended April 1, 2001     $188,706    $ 40,426   $6,836    $235,968
                        Three Months Ended March 31, 2002     184,956      39,041    7,522     231,519
Net (loss) income ..... Three Months Ended April 1, 2001       (3,962)     (2,176)     (74)     (6,212)
                        Three Months Ended March 31, 2002       4,479      (1,456)     219       3,242


12. GOODWILL

     Effective January 1, 2002 the Company adopted SFAS 142. Therefore, the Company has ceased to amortize goodwill beginning January 1, 2002.

                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

     SFAS 142 provides that prior year's results should not be restated. The following table presents the Company's operating results for the three months ended April 1, 2001 reflecting the exclusion of goodwill amortization expense in fiscal 2001.



                                      THREE MONTHS ENDED
                                        APRIL 1, 2001
                                     -------------------
                                        (IN THOUSANDS)
     Net loss as reported ..........      $ (6,212)
     Goodwill amortization .........           264
                                          --------
     As adjusted ...................      $ (5,948)
                                          ========


13.  SUBSEQUENT EVENT -- EQUITY OFFERING AND CONCURRENT TRANSACTIONS

     The company currently is pursuing an initial public offering, which is expected to be completed during the second half of 2002. In connection with this contemplated public offering, the Company will effect a reorganization in which our wholly owned subsidiary, GPC Capital Corp. II, will:

     o exchange shares of its newly issued common stock for all of the general and limited partnership interests of Holdings,

     o exchange options to purchase shares of its common stock for all of the options of Holdings, and on the same economic terms and conditions as the Holdings options,

     o  change its name to Graham Packaging Company Inc.

     As a result of these transactions, Graham Packaging Company Inc. will be the parent company of the Graham Packaging Group.

     As a result of the reorganization, the Company will recognize a net deferred tax asset for the difference between the financial reporting and tax bases of the Company's assets and liabilities. This difference will be accounted for by recording a deferred tax asset of approximately $221.5 million, primarily resulting from the 1998 Recapitalization and the tax benefit of net operating losses incurred in the interim, with a corresponding credit to additional paid in capital, a deferred tax asset of approximately $3.5 million related to interest rate swaps and additional pension liability that the company will record as a reduction in our accumulated other comprehensive loss, offset, in part, by a deferred tax liability of approximately $43.0 million with a corresponding one-time charge to earnings.

     As a result of the anticipated reorganization, the Group's taxable income will be subject to federal and state income taxes. The objective of the pro forma financial information is to show what the significant effects on the historical results of operations might have been had the Group been subject to federal and state income taxes at the effective tax rates that would have applied for all periods. The pro forma effect of the reorganization on income tax provision (benefit) and net income is as follows:



                                                 THREE MONTHS ENDED
                                                ---------------------
                                                 APRIL 1,   MARCH 31,
                                                   2001       2002
                                                ---------- ----------
                                                   (IN THOUSANDS)
     Pro forma income tax provision .........    $    412    $2,674
     Pro form net income (loss) .............      (6,610)      792

     Concurrent with the initial public offering, the Operating Company intends to offer $100 million aggregate principal amount of new senior subordinated notes due 2008. The terms of the new senior subordinated notes are expected to be identical to the terms of the Senior Subordinated Exchange Notes. (See Note
8)

                       GRAHAM PACKAGING HOLDINGS COMPANY

                                  (UNAUDITED)
                                MARCH 31, 2002

     Concurrent with the initial public offering, the Operating Company will enter into a new senior credit agreement, which will replace the Existing Senior Credit Agreement and will consist of a $550.0 million term loan facility and a $150.0 million revolving credit facility to fund ongoing working capital requirements and general corporate purposes following the consummation of the initial public offering. Borrowings under the term loan facilities will be used, along with proceeds from the offering of $100.0 million aggregate principal amount of new senior subordinated notes and the remaining proceeds from this initial public offering not used to repurchase senior discount notes in the tender offer described below, to repay all of the borrowings under our existing senior credit agreement. As of March 31, 2002, there were $674.2 million of term and revolving loans and $2.4 million of accrued interest outstanding under the Existing Senior Credit Agreement. (See Note 8)


     The Company intends to offer to purchase for cash in a tender offer all $169.0 million aggregate principal amount at maturity of the Senior Discount Notes. The Company will use proceeds from the initial public offering to fund the purchase price of Senior Discount Notes tendered to it and pay associated premiums, fees and expenses. In conjunction with the tender offer, the Company intends to solicit consents of the registered holders of the Senior Discount Notes to proposed amendments to the indenture under which the Senior Discount Notes were issued. The effect of the proposed amendments will be to eliminate all of the material restrictive covenants from the indenture. In order to tender Senior Discount Notes in connection with the tender offer, a tendering holder will be obligated to consent to the proposed indenture amendments.


     Consummation of the tender offer will be subject to the satisfaction of conditions, including the consummation of the initial public offering, the Operating Company entering into the new senior credit agreement, the issuance by the Operating Company of $100.0 million of new senior subordinated notes, and the valid tender of and receipt of consents from at least a majority in aggregate principal amount of the Senior Discount Notes. Although the Company intends to tender for all of the Senior Discount Notes, it is possible that not all of the holders of the Senior Discount Notes will tender their Senior Discount Notes or that the tender offer will not be consummated. If less than a majority in aggregate principal amount of the Senior Discount Notes are tendered, we may decide to waive the minimum tender condition and purchase the principal amount of Senior Discount Notes actually tendered. If the proposed indenture amendments are not consented to by a majority of the aggregate principal amount of the Senior Discount Notes, the restrictions in the indenture relating to the Senior Discount Notes would remain in full force and effect. Those restrictions will affect, and in some circumstances limit, our ability to, among other things, incur additional indebtedness, pay dividends, make distributions or other payments, issue preferred stock of restricted subsidiaries, engage in transactions with subsidiaries and affiliates, create liens, engage in mergers and consolidations and make investments in unrestricted subsidiaries. The Company has the right to redeem any remaining Senior Discount Notes beginning on January 15, 2003 for 105.375% of their principal amount.

================================================================================
       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS
PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY
SALE OF THE NOTES.


                      -----------------------------------
                               TABLE OF CONTENTS




                                                  PAGE
                                               ---------
Prospectus Summary .........................        1
Risk Factors ...............................       11
Cautionary Note Regarding
   Forward-Looking Statements ..............       17
The IPO Reorganization .....................       18
The Concurrent Transactions ................       19
Use of Proceeds ............................       20
Capitalization .............................       21
Unaudited Pro Forma Financial
   Information .............................       22
Selected Financial Data ....................       30
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ..............................       34
Business ...................................       47
Management .................................       59
Related Party Transactions .................       67
Description of the Notes ...................       69
Book Entry; Delivery and Form ..............      102
Description of Other Indebtedness ..........      104
Principal Stockholders .....................      106
Material United States Federal Income
   Tax Consequences to Non-U.S. Holders ....      107
Underwriting ...............................      110
Legal Matters ..............................      111
Experts ....................................      111
Additional Information .....................      111
Index to Financial Statements ..............      F-1



                                  $100,000,000





                                     [LOGO]








                         GRAHAM PACKAGING COMPANY, L.P.
                              GPC CAPITAL CORP. I
                       % SENIOR SUBORDINATED NOTES DUE 2008








                            DEUTSCHE BANK SECURITIES
                              SALOMON SMITH BARNEY








                                       , 2002

================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the registration of the notes are estimated as follows:



     Securities and Exchange Commission registration fee .........    $  9,200
     NASD filing fee .............................................      10,500
     New York Stock Exchange listing fee .........................
     Printing and engraving costs ................................
     Legal fees and expenses .....................................
     Accounting fees and expenses ................................
     Miscellaneous ...............................................    --------
                                                                      $
                                                                      ========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subject to any terms, conditions or restrictions set forth in the Limited Partnership Agreement of Graham Packaging Company, L.P. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Partnership Agreement of Graham Packaging Company, L.P. provides that Graham Packaging Company will defend and hold harmless, to the fullest extent not prohibited by law, its general partner and each of its affiliates and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim, loss or liability of any nature whatsoever (including attorneys' fees) arising out of or in connection with the assets or business of Graham Packaging Company, L.P., unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted intentional misconduct or a knowing violation of law by such person or (in the case of the general partner only) a breach by the general partner of any of the material terms and provisions of the Partnership Agreement of Graham Packaging Company L.P. The foregoing obligation of Graham Packaging Company L.P. will be satisfied only out of the assets of Graham Packaging Company and under no circumstances will any recourse be available against the general partner or any other partner or the assets of any partner. The Partnership Agreement of Graham Packaging Company L.P. further provides that Graham Packaging Company L.P. will indemnify each partner from and against any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys' fees) which each such partner pays or becomes obligated to pay on account of the imposition upon or assessment against such partner of any obligation or liability of Graham Packaging Company L.P. The foregoing obligation of Graham Packaging Company L.P. will be satisfied only out of the assets of Graham Packaging Company L.P. and under no circumstances will any recourse be available against the general partner or any other partner or the assets of any partner with respect thereto.


     Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Article IV of the GPC Capital Corp II's Amended and Restated By-Laws and
Article IV of GPC Capital Corp. I's By-Laws require indemnification to the fullest extent permitted by Delaware law. The registrant has also obtained officers' and directors' liability insurance that insures against liabilities that officers and directors of the registrant, in such capacities, may incur. Both certificates of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.


     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Seventh of the GPC Capital Corp II's Amended and Restated Certificate of Incorporation and Article Seventh of GPC Capital Corp. I's Certificate of Incorporation include such a provision.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


     Not applicable.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


        (a)   The following Financial Statement Schedules are included herein:



              Schedule I -- Registrant's Condensed Financial Statements


              Schedule II -- Valuation and Qualifying Accounts


              All other schedules are not submitted because they are not applicable or not required or because the required information is included in the financial statements or the notes thereto.


        (b) The following exhibits are filed herewith or incorporated herein by reference:




   EXHIBIT
   NUMBER    DESCRIPTION OF EXHIBIT
------------ ---------------------------------------------------------------------------------------
   1.1*      Form of Underwriting Agreement

   2.1*      Form of Agreement and Plan of Reorganization among BMP/Graham Holdings Corp.,
             BCP/Graham Holdings LLC, Graham Packaging Holdings Company, Graham Capital
             Corporation, Graham Packaging Corporation and Graham Packaging Company Inc.

   3.1       Certificate of Limited Partnership of Graham Packaging Company, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (File No.
              333-53603-03)).

   3.2       Amended and Restated Agreement of Limited Partnership of Graham Packaging
             Company, L.P. dated as of February 2, 1998 (incorporated herein by reference to
             Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

   3.3       Certificate of Incorporation of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

   3.4       By-Laws of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (File No. 333-53603-03))

   EXHIBIT
   NUMBER    DESCRIPTION OF EXHIBIT
------------ ----------------------------------------------------------------------------------------
   3.5*      Form of Amended and Restated Certificate of Incorporation of Graham Packaging
             Company Inc.

   3.6*      Form of Amended and Restated By-Laws of Graham Packaging Company Inc.

   4.1       Indenture dated as of February 2, 1998 among Graham Packaging Company, L.P. and
             GPC Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and
             United States Trust Company of New York, as Trustee, relating to the Senior
             Subordinated Notes Due 2008 of Graham Packaging Company, L.P. and GPC Capital
             Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company
             (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on
             Form S-4 (File No. 333-53603-03)).

   5.1*      Opinion of Simpson Thacher & Bartlett

  10.1       Credit Agreement dated as of February 2, 1998 among Graham Packaging Holdings
             Company, Graham Packaging Company, L.P., GPC Capital Corp. I, the lending institutions identified in the Credit Agreement and the agents identified in the Credit
             Agreement (incorporated herein by reference to Exhibit 10.1 to the Registration
             Statement on Form S-4 (File No. 333-53603-03)).

  10.2       First Amendment to Credit Agreement dated as of August 13, 1998 (incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 333-53603-03)).

  10.3       Second Amendment to Credit Agreement dated as of March 30, 2000 (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K, filed April 28, 2000)

  10.4       Indenture dated as of February 2, 1998 among Graham Packaging Holdings Company and GPC Capital Corp. II and The Bank of New York, as Trustee, relating to the
             Senior Discount Notes Due 2009 of Graham Packaging Holdings Company and GPC
             Capital Corp. II (incorporated herein by reference to Exhibit 4.7 to the Registration
             Statement on Form S-4 (File No. 333-53603-03)).

  10.5       Consulting Agreement dated as of February 2, 1998 between Graham Packaging
             Holdings Company and Graham Capital Corporation (incorporated herein by reference to Exhibit 10.2 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

  10.6       Equipment Sales, Service and License Agreement dated February 2, 1998 between
             Graham Engineering Corporation and Graham Packaging Holdings Company
             (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on
             Form S-4 (File No. 333-53603-03)).

  10.7       Forms of Retention Incentive Agreement (incorporated herein by reference to Exhibit
             10.4 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

  10.8       Forms of Severance Agreement (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

  10.9       Registration Rights Agreement by and among Graham Packaging Company, L.P., GPC
             Capital Corp. II, Graham Capital Corporation, Graham Family Growth Partnership,
             BCP/Graham Holdings L.L.C., BMP/Graham Holdings Corporation and the other parties named therein (incorporated herein by reference to Exhibit 10.6 to the
             Registration Statement on Form S-4 (File No. 333-53603-03)).

   EXHIBIT
   NUMBER    DESCRIPTION OF EXHIBIT
------------ -------------------------------------------------------------------------------------
  10.10      Monitoring Agreement dated as of February 2, 1998 among Graham Packaging
             Holdings Company, Graham Packaging Company, L.P. and Blackstone (incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (File
             No. 333-53603-03)).

  10.11      Management Stockholders Agreement (incorporated herein by reference to Exhibit
             10.8 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

  10.12      Form of Equity Incentive Agreement (incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

  10.13      Stockholders' Agreement dated as of February 2, 1998 among Blackstone Capital
             Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III
             L.P., Blackstone Family Investment Partnership III, L.P., BMP/Graham Holdings
             Corporation, Graham Packaging Holdings Company, GPC Capital Corp. II and BT
             Investment Partners, Inc. (incorporated herein by reference to Exhibit 10.10 to the
             Registration Statement on Form S-4 (File No. 333-53603-03)).

  10.14      Graham Packaging Holdings Company Management Option Plan (incorporated herein by reference to Exhibit 10.11 to the Registration Statement on Form S-4 (File No.
              333-53603-03)).

  10.15*     Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and Philip R. Yates.

  10.16*     Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and Roger M. Prevot.

  10.17*     Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and John E. Hamilton.

  10.18*     Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and G. Robinson Beeson.

  10.19*     Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and Scott G. Booth.

  10.20*     2002 Graham Packaging Company Inc. Stock Incentive Plan.

  12.1       Statement of Ratio of Earnings to Fixed Charges.

  21.1       Subsidiaries of Graham Packaging Company Inc.

  23.1       Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)

  23.2       Consent of Deloitte & Touche LLP, Independent Auditors.

  24.1       Power of Attorney (included on signature page)

----------
*     To be filed by amendment.


ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     The undersigned Registrant hereby undertakes that:


     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in York, Pennsylvania, on May 30, 2002.


                                        GRAHAM PACKAGING COMPANY, L.P.
                                        (Registrant)
                                        By: GPC Opco LLC, its General Partner


                                        By: /s/ John E. Hamilton
                                          -----------------------------------
                                          Name: John E. Hamilton
                                          Title:  Chief Financial Officer,
                                          Secretary and Treasurer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger M. Prevot, John E. Hamilton and Jay
W. Hereford, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post- effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the 30th day of May, 2002.






              SIGNATURE                                       TITLE
------------------------------------ ------------------------------------------------------

            /s/ PHILIP R. YATES      President and Chief Executive Officer of GPC Opco
    -------------------------------  GP LLC (Principal Executive Officer)
               Philip R. Yates


           /s/ JOHN E. HAMILTON      Vice President, Finance and Administration,
    -------------------------------  Secretary and Treasurer of GPC Opco GP LLC
              John E. Hamilton       (Principal Financial Officer and Principal Accounting
                                     Officer)



           /s/ HOWARD A. LIPSON      Director of BMP/Graham Holdings Corporation
    -------------------------------
           Howard A. Lipson

           /s/ CHINH E. CHU          Director of BMP/Graham Holdings Corporation
    -------------------------------
             Chinh E. Chu

          /s/ DAVID A. STONEHILL     Director of BMP/Graham Holdings Corporation
    -------------------------------
          David A. Stonehill

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in York, Pennsylvania, on May 30, 2002.



                                        GPC Capital Corp. I


                                        By: /s/ John E. Hamilton
                                          -----------------------------------
                                          Name: John E. Hamilton
                                          Title:  Vice President


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger M. Prevot, John E. Hamilton and Jay
W. Hereford, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post- effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the 30th day of May, 2002.






              SIGNATURE                                       TITLE
------------------------------------ ------------------------------------------------------

         /s/ Philip R. Yates         President, Treasurer and Assistant Secretary and
    -------------------------------  Director (Principal Executive Officer)
           Philip R. Yates


         /s/ John E. Hamilton        Vice President, Secretary and Assistant Treasurer and
    -------------------------------  Director (Principal Financial Officer and Principal
           John E. Hamilton          Accounting Officer)



           /s/ Chinh E. Chu          Director
    -------------------------------
             Chinh E. Chu

        /s/ David A. Stonehill       Director
    -------------------------------
          David A. Stonehill

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in York, Pennsylvania, on May 30, 2002.



                                        GPC Capital Corp. II


                                        By: /s/ John E. Hamilton
                                          -----------------------------------
                                          Name: John E. Hamilton
                                          Title:  Vice President


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger M. Prevot, John E. Hamilton and Jay
W. Hereford, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post- effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the 30th day of May, 2002.






              SIGNATURE                                       TITLE
------------------------------------ ------------------------------------------------------

         /s/ Philip R. Yates         President, Treasurer and Assistant Secretary and
    -------------------------------  Director (Principal Executive Officer)
           Philip R. Yates

         /s/ John E. Hamilton        Vice President, Secretary and Assistant Treasurer and
    -------------------------------  Director (Principal Financial Officer and Principal
           John E. Hamilton          Accounting Officer)



           /s/ Chinh E. Chu          Director
    -------------------------------
             Chinh E. Chu

        /s/ David A. Stonehill       Director
    -------------------------------
          David A. Stonehill

                                                                     SCHEDULE I


                       GRAHAM PACKAGING HOLDINGS COMPANY
                  REGISTRANT'S CONDENSED FINANCIAL STATEMENTS
                                (IN THOUSANDS)



BALANCE SHEET                                         DECEMBER 31, 2000   DECEMBER 31, 2001
---------------------------------------------------- ------------------- ------------------
Assets:
Current assets .....................................     $       --          $       --
Intangible assets, net..............................          4,494               4,068
                                                         ----------          ----------
   Total assets ....................................     $    4,494          $    4,068
                                                         ==========          ==========
Liabilities and partners' capital:
Current liabilities ................................     $    6,993          $    6,993
Long-term debt .....................................        136,680             151,639
Investment in subsidiary ...........................        325,200             330,490
                                                         ----------          ----------
   Total liabilities ...............................        468,873             489,122
Partners' capital ..................................       (464,379)           (485,054)
                                                         ----------          ----------
   Total liabilities and partners' capital .........     $    4,494          $    4,068
                                                         ==========          ==========


                                                                  YEAR ENDED             YEAR ENDED            YEAR ENDED
STATEMENTS OF OPERATIONS                                      DECEMBER 31, 1999      DECEMBER 31, 2000     DECEMBER 31, 2001
---------------------------------------------------------- ----------------------- --------------------- ---------------------
Equity in earnings (loss) of subsidiaries ................        $ 13,825               $(31,650)             $(28,585)
Interest expense .........................................         (12,565)               (13,971)              (15,385)
Other ....................................................              (5)                   (16)                   --
                                                                ----------               --------              --------
Net income (loss) ........................................        $  1,255               $(45,637)             $(43,970)
                                                                 =========               ========              ========

                                                              YEAR ENDED               YEAR ENDED            YEAR ENDED
STATEMENTS OF CASH FLOWS                                   DECEMBER 31, 1999       DECEMBER 31, 2000     DECEMBER 31, 2001
---------------------------------------------------------- ----------------------- --------------------- ---------------------
Operating activities:
Net income (loss) ........................................      $  1,255                $(45,637)             $(43,970)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
 Amortization of debt issuance costs .....................          170                      383                   426
 Accretion of senior discount notes ......................       12,395                   13,588                14,959
 Changes in current liabilities ..........................            5                       16                    --
 Equity in (earnings) loss of subsidiaries ...............      (13,825)                  31,650                28,585
                                                           ------------                 --------              --------
 Net cash provided by operating activities ...............          --                        --                    --
Investing activities:
 Investments in a Business ...............................          --                   (50,000)              (50,000)
                                                           ------------                 --------              --------
 Net cash provided by investing activities ...............          --                   (50,000)              (50,000)
                                                           ------------                 --------              --------
Financing activities:
 Capital contributions ...................................          --                    50,000                50,000
                                                           ------------                 --------              --------
 Net cash provided by financing activities ...............          --                    50,000                50,000
Increase in cash and cash equivalents ....................          --                        --                    --
Cash and cash equivalents at beginning of period .........          --                        --                    --
                                                           ------------                 --------              --------
Cash and cash equivalents at end of period ...............          --                        --                    --
                                                           ============                 ========              ========
Supplemental cash flow information:
 Cash paid for interest .................................. $        --                $       --              $     --

----------
See footnotes to consolidated financial statements of Graham Packaging Holdings Company.

                                                                    SCHEDULE II


                       GRAHAM PACKAGING HOLDINGS COMPANY
                       VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS)




                                             BALANCE AT
                                             BEGINNING                                                BALANCE AT
                                              OF YEAR      ADDITIONS     DEDUCTIONS     OTHER (1)     END OF YEAR
                                            -----------   -----------   ------------   -----------   ------------
YEAR ENDED DECEMBER 31, 1999
Allowance for doubtful accounts .........      $1,435        $  420        $   97          $33          $1,791
Allowance for inventory losses ..........       1,447           297           461           --           1,283

YEAR ENDED DECEMBER 31, 2000
Allowance for doubtful accounts .........      $1,791        $  319        $  942          $--          $1,168
Allowance for inventory losses ..........       1,283         1,127         1,124           --           1,286

YEAR ENDED DECEMBER 31, 2001
Allowance for doubtful accounts .........      $1,168        $2,128        $  916          $23          $2,403
Allowance for inventory losses ..........       1,286         2,507         1,208           --           2,585

----------
(1) Represents allowance attributable to entities acquired during 1999 and 2001.

                                 EXHIBIT INDEX



  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
----------   ------------------------------------------------------------------------------------------
 1.1*        Form of Underwriting Agreement

 2.1*        Form of Agreement and Plan of Reorganization among BMP/Graham Holdings Corp.,
             BCP/Graham Holdings LLC, Graham Packaging Holdings Company, Graham Capital
             Corporation, Graham Packaging Corporation and Graham Packaging Company Inc.

 3.1         Certificate of Limited Partnership of Graham Packaging Company, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4
             (File No. 333-53603-03)).

 3.2         Amended and Restated Agreement of Limited Partnership of Graham Packaging
             Company, L.P. dated as of February 2, 1998 (incorporated herein by reference to Exhibit
             3.2 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

 3.3         Certificate of Incorporation of GPC Capital Corp. I (incorporated herein by reference to
             Exhibit 3.3 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

 3.4         By-Laws of GPC Capital Corp. I (incorporated herein by reference to Exhibit 3.4 to the
             Registration Statement on Form S-4 (File No. 333-53603-03))

 3.5*        Form of Amended and Restated Certificate of Incorporation of Graham Packaging
             Company Inc.

 3.6*        Form of Amended and Restated By-Laws of Graham Packaging Company Inc.

 4.1         Indenture dated as of February 2, 1998 among Graham Packaging Company, L.P. and GPC
             Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and United States
             Trust Company of New York, as Trustee, relating to the Senior Subordinated Notes Due
             2008 of Graham Packaging Company, L.P. and GPC Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company (incorporated herein by reference to
             Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

 5.1*        Opinion of Simpson Thacher & Bartlett

10.1         Credit Agreement dated as of February 2, 1998 among Graham Packaging Holdings
             Company, Graham Packaging Company, L.P., GPC Capital Corp. I, the lending institutions identified in the Credit Agreement and the agents identified in the Credit Agreement
             (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form
             S-4 (File No. 333-53603-03)).

10.2         First Amendment to Credit Agreement dated as of August 13, 1998 (incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-K for the fiscal year ended
             December 31, 1998 (File No. 333-53603-03)).

10.3         Second Amendment to Credit Agreement dated as of March 30, 2000 (incorporated by reference to Exhibit 10.13 to Current Report on Form 8-K, filed April 28, 2000)

10.4         Indenture dated as of February 2, 1998 among Graham Packaging Company, L.P. and GPC
             Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and United States
             Trust Company of New York, as Trustee, relating to the Senior Subordinated Notes Due
             2008 of Graham Packaging Company, L.P. and GPC Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company (incorporated herein by reference to
             Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
----------   -------------------------------------------------------------------------------------------
10.5         Indenture dated as of February 2, 1998 among Graham Packaging Holdings Company and
             GPC Capital Corp. II and The Bank of New York, as Trustee, relating to the Senior
             Discount Notes Due 2009 of Graham Packaging Holdings Company and GPC Capital
             Corp. II (incorporated herein by reference to Exhibit 4.7 to the Registration Statement on
             Form S-4 (File No. 333-53603-03)).

10.6         Consulting Agreement dated as of February 2, 1998 between Graham Packaging Holdings
             Company and Graham Capital Corporation (incorporated herein by reference to Exhibit
             10.2 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

10.7         Equipment Sales, Service and License Agreement dated February 2, 1998 between Graham
             Engineering Corporation and Graham Packaging Holdings Company (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-4 (File No.
              333-53603-03)).

10.8         Forms of Retention Incentive Agreement (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

10.9         Forms of Severance Agreement (incorporated herein by reference to Exhibit 10.5 to the
             Registration Statement on Form S-4 (File No. 333-53603-03)).

10.10        Registration Rights Agreement by and among Graham Packaging Company, L.P., GPC
             Capital Corp. II, Graham Capital Corporation, Graham Family Growth Partnership,
             BCP/Graham Holdings L.L.C., BMP/Graham Holdings Corporation and the other parties named therein (incorporated herein by reference to Exhibit 10.6 to the Registration
             Statement on Form S-4 (File No. 333-53603-03)).

10.11        Monitoring Agreement dated as of February 2, 1998 among Graham Packaging Holdings
             Company, Graham Packaging Company, L.P. and Blackstone (incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form S-4 (File No.
              333-53603-03)).

10.12        Management Stockholders Agreement (incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

10.13        Form of Equity Incentive Agreement (incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form S-4 (File No. 333-53603-03)).

10.14        Stockholders' Agreement dated as of February 2, 1998 among Blackstone Capital Partners
             III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P., Blackstone
             Family Investment Partnership III, L.P., BMP/Graham Holdings Corporation, Graham
             Packaging Holdings Company, GPC Capital Corp. II and BT Investment Partners, Inc.
             (incorporated herein by reference to Exhibit 10.10 to the Registration Statement on Form
             S-4 (File No. 333-53603-03)).

10.15        Graham Packaging Holdings Company Management Option Plan (incorporated herein by reference to Exhibit 10.11 to the Registration Statement on Form S-4 (File No.
              333-53603-03)).

10.16*       Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and Philip R. Yates.

10.17*       Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and Roger M. Prevot.

10.18*       Employment Agreement dated as of      , 2002, between Graham Packaging
             Holdings Company and John E. Hamilton.

  EXHIBIT
   NUMBER     DESCRIPTION OF EXHIBIT
-----------   -----------------------------------------------------------------------
10.19*        Employment Agreement dated as of      , 2002, between Graham Packaging
              Holdings Company and G. Robinson Beeson.

10.20*        Employment Agreement dated as of      , 2002, between Graham Packaging
              Holdings Company and Scott G. Booth.

10.21*        2002 Graham Packaging Company Inc. Stock Incentive Plan.

12.1          Statement of Ratio of Earnings to Fixed Charges.

21.1          Subsidiaries of Graham Packaging Company Inc.

23.1          Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)

23.2          Consent of Deloitte & Touche LLP, Independent Auditors.

24.1          Power of Attorney (included on signature page)

----------
*     To be filed by amendment.